    As filed with the Securities and Exchange Commission on August 11, 2000
                                                        Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               -----------------
                             IDEA INTEGRATION CORP.
             (Exact name of Registrant as specified in its charter)
      Delaware                       7373                    59-3621566
   (State or other             (Primary Standard          (I.R.S. Employer
   jurisdiction of                Industrial             Identification No.)
  incorporation or            Classification Code
    organization)                   Number)

                             One Independent Drive
                          Jacksonville, Florida 32202
                                 (904) 360-2700
    (Address, including zip code, and telephone number, including area code, of the Registrant's principal executive offices)

                           JOHN L. MARSHALL III, ESQ.
             Senior Vice President, General Counsel, and Secretary
                             Idea Integration Corp.
                             One Independent Drive
                          Jacksonville, Florida 32202
                                 (904) 360-2700
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                               -----------------
                                   Copies to:

  Joseph L. Seiler III,    Michael B. Kirwan, Esq.   Stephen A. Riddick, Esq.
          Esq.              LeBoeuf, Lamb, Greene     Michael C. Todd, Esq.
  LeBoeuf, Lamb, Greene       & MacRae, L.L.P.     Brobeck, Phleger & Harrison
    & MacRae, L.L.P.         50 N. Laura Street,               LLP
   125 W. 55th Street            Suite 2800        701 Pennsylvania Avenue, NW
   New York, New York       Jacksonville, Florida           Suite 220
       10019-5389                   32202             Washington, D.C. 20004
     (212) 424-8000            (904) 354-8000             (202) 220-6000

                               -----------------

        Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

                               -----------------

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                               -----------------
                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
                           Proposed       Proposed        Proposed
 Title of each class of     amount        maximum          maximum       Amount of
    securities to be         to be     offering Price     aggregate     registration
       registered        registered(1)  per share(2)  offering price(2)     fee
------------------------------------------------------------------------------------
Common Stock, par value
 $.01 per share........      $              $           $103,500,000      $27,324
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------

(1) Includes     shares that the underwriters have the option to purchase to cover over-allotments, if any.
(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o).
                                --------------
  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an +
+offer to sell securities, and we are not soliciting offers to buy these       +
+securities, in any state where the offer or sale is not permitted.            +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  SUBJECT TO COMPLETION, DATED AUGUST 11, 2000


                            [IDEA INTEGRATION LOGO]

                                       Shares
                                  Common Stock

  Idea Integration Corp. is offering     shares of its common stock. This is
our initial public offering and no public market currently exists for our shares. We have applied for approval for quotation of our common stock on the Nasdaq National Market under the symbol "IDEA." We anticipate that the initial
public offering price will be between $    and $    per share.

                                --------------
                 Investing in our common stock involves risks.
                    See "Risk Factors" beginning on page 8.
                                --------------

                                                                      Per
                                                                     Share Total
                                                                     ----- -----
Public Offering Price............................................... $     $
Underwriting Discounts and Commissions.............................. $     $
Proceeds to Idea Integration Corp. ................................. $     $

  The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

  Idea Integration Corp. has granted the underwriters a 30-day option to
purchase up to an additional     shares of common stock to cover over-
allotments.

                                --------------

Robertson Stephens
      Banc of America Securities LLC
             SG Cowen
                   Legg Mason Wood Walker
                       Incorporated
                                                  The Robinson-Humphrey Company

                     The date of this prospectus is      ,

                            INSIDE FRONT COVER PAGE

   The upper right corner contains the Web address "www.idea.com." Beneath this and beginning on the left side is the phrase "e-Business Solutions" in large lettering. Directly beneath this statement is a two-column display. The left-most column is headed "Representative Clients" and listed below this heading are the following names: HiFusion, GATX, ATP Tour, Compaq, Remedy, Time Warner Telecom, Autobex, Sempra. Each of these names is followed by the logo of the listed companies. The right-most column is headed "Practices" and beneath this heading are the following categories of practices in large letters accompanied by the following practice descriptions in smaller, italicized letters:

e-Application              Development of Web-based e-business software
Development                applications utilizing emerging digital
                           technologies.

Enterprise Application     Enterprise application integration linking
Integration                disparate e-business applications, databases, and
                           enterprise systems.

e-Business Strategy        Definition of strategies for using digital
                           technologies to create new e-business models for existing or start-up businesses.

Creative Design            Extension of e-business strategies through fully-
                           integrated digital communication, branding, and marketing solutions.

Business Intelligence      Solutions that enable businesses to transform data
                           into high quality information accessible via a variety of digital devices.

Enterprise Software        Implementation, integration, and Internet
Solutions                  enablement of the foundation software applications
                           that run modern businesses.

B2B Solutions              Integration of processes and technology to create
                           e-procurement and business-to-business trading applications via the Internet.

CRM Solutions              Development of e-business solutions designed to
                           optimize customer interaction and maximize profitability, sales, and satisfaction.

   Beginning at the midpoint of the page is a map of the United States of America and of England. On the map are symbols indicating the locations of the registrant's local solution centers, regional acceleration centers, and national practice headquarters.

   You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

   Until     , 2000 (25 days after the date of this prospectus), all dealers that buy, sell, or trade our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               ----------------

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Summary..................................................................   4
Risk Factors.............................................................   8
Forward-Looking Statements...............................................  17
Cautionary Note Regarding Statistical Data...............................  17
Relationship with MPS; The Reorganization................................  18
Use of Proceeds..........................................................  19
Dividend Policy..........................................................  19
Capitalization...........................................................  20
Dilution.................................................................  21
Selected Consolidated Financial Data.....................................  22
Management's Discussion and Analysis of Financial Condition and Results
  of Operations..........................................................  23
Business.................................................................  30
Management...............................................................  43
Certain Relationships and Related Transactions...........................  51
Sole Stockholder.........................................................  55
Description of Capital Stock.............................................  56
Shares Eligible for Future Sale..........................................  60
Underwriting.............................................................  62
Legal Matters............................................................  64
Experts..................................................................  65
Where You Can Find More Information......................................  65
Index to Financial Statements............................................ F-1

                               ----------------

   Idea RoadMap(TM), Idea.com(TM), Idea Integration(TM), and the Idea Integration and Idea.com logos are licensed trademarks of Idea Integration Corp. This prospectus also contains the trademarks, service marks, or brand names of companies other than Idea Integration and these trademarks, service marks, and brand names are the property of their respective holders.

   Certain persons participating in this offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the common stock, including over-allotment, stabilizing, and short-covering transactions in the common stock, and the imposition of a penalty bid, in connection with the offering. See "Underwriting" beginning on page 62 for more information.

                                    SUMMARY

   You should read the following summary together with the more detailed information appearing elsewhere in this prospectus including our risk factors and consolidated financial statements and related notes.

                             Idea Integration Corp.

Our Business

   We are a leading, full-service e-business solutions provider primarily to Fortune 1000 and middle-market companies. Our services include e-business strategy consulting, creative design, Web branding, and development and implementation of e-business software applications. We deliver comprehensive e-business solutions which we believe create competitive advantages for our clients by integrating the Internet and its capabilities into all aspects of their businesses. Our specialty is the design and development of e-business architecture and large-scale, mission-critical e-business applications. Our proprietary software development and implementation methodologies enable us to combine our technical knowledge and extensive industry expertise to help our clients succeed in the rapidly evolving Internet economy. Our focus on emerging technologies helps us attract and retain talented professionals to deliver quality service and solutions to our clients.

Our Market

   The rapid growth of the Internet has significantly altered the business environment of companies in a wide range of industries and is increasingly driving these companies to invest in e-business solutions to remain competitive. Because these critical e-business solutions often pose complex strategic, development, and design challenges, companies are increasingly using an outsourced approach to implement their e-business strategies. In fact, IDC estimates that the worldwide market for Internet professional services will grow from $27.3 billion in 2000 to $99.1 billion in 2004. This growth creates significant opportunities for an experienced, large-scale Internet professional services provider with industry-specific knowledge that can offer e-business strategy consulting, Web branding services, and software application development and integration.

Our Solution

   We believe we are one of the largest e-business solutions providers in the United States, offering the full range of services necessary to rapidly implement the digital transformation of companies in a broad range of industries. The key characteristics of our service offerings include:

  . Comprehensive e-Business Solutions. We provide the broad range of solutions necessary to meet our clients' diverse and complex e-business needs. Our expertise in helping clients develop e-business strategies and form Web brands and identities, which we refer to as front-end solutions, is complemented by our expertise in developing and integrating enterprise software applications, which we refer to as back-end solutions.

  . Extensive Expertise in Key Industries. We seek to deliver superior solutions for our clients by combining our comprehensive Internet technology expertise with an in-depth understanding of the industries in which our clients compete. By understanding our clients' businesses, our professionals can effectively manage the implementation of the chosen e-business solutions, saving our clients time and money.

  . Multi-Level Service Delivery Model. Through a combination of our local solution centers, regional acceleration centers, and national practice groups, we can provide clients an efficient means to implement their e-business solutions. As our clients' e-business solutions requirements change or expand, our multi-level delivery approach allows us to meet or exceed our clients' expectations.

  . Broad Geographic Scope and Availability of Resources. We currently employ more than 1,300 e-business professionals serving 18 markets throughout the United States and one market in England, which enables us to provide services and resources to our clients in a timely, cost-effective manner. Our broad geographic scope also allows us on-site access to complex client information, further aiding the development of comprehensive e-business solutions.

  . Proprietary Methodologies. Using our proprietary methodologies, which we refer to as Idea RoadMap, we are able to provide comprehensive e-business solutions that incorporate our Internet technology expertise and our extensive experience in specific industries. These standardized methodologies assure clients that we maintain established software development principles and procedures that enable clients to effectively monitor the progress of their projects.

Our Strategy

   Our objective is to become the leading provider of integrated, end-to-end e-business solutions. Key elements of our strategy include:

  . continue to attract and retain high-quality professionals;

  . create and expand long-term client relationships;

  . develop and expand practices in emerging technologies;

  . build on our scale and continue our geographic expansion;

  . further build the identity and awareness of the Idea brands;

  . expand relationships with leading software providers; and

  . extend relationships with application service providers and Web hosting providers.

Our Clients

   Our current clients include many Fortune 1000 and middle-market companies in a broad range of industries including telecommunications, financial services, utilities and energy, healthcare and pharmaceutical, automotive, and manufacturing. Over the past year, we have performed substantial services for clients such as AT&T Corp., Compaq Computer Corporation, J.C. Penney Company, Inc., KPNQwest, B.V., Lucent Technologies, Inc., Motorola, Inc., and PE Corporation.

Our History

   We began operating in 1996 as the information technology, or IT, solutions division of Modis Professional Services, Inc. (NYSE: MPS). Prior to the completion of this offering, our business will be separated from that of MPS, and we will enter into a number of agreements with MPS. See "Relationship with MPS; The Reorganization" on page 18 and "Certain Relationships and Related Transactions" on page 51. Since our inception, we have grown organically by opening new geographic locations and developing new e-business solutions practices. We also have grown by completing strategic acquisitions and integrating the operations of the acquired companies. As a result, we have significant geographic scale and breadth of e-business solutions. Our corporate headquarters is located at One Independent Drive, Jacksonville, Florida 32202, and our telephone number is (904) 360-2700. Our Web site is located at www.idea.com. Information contained on our Web site should not be considered a part of this prospectus.

                                  The Offering

Common stock offered by Idea
  Integration.....................     shares

Common stock to be outstanding
  after this offering.............     shares

Common stock to be held by MPS
  after this offering.............     shares

Use of proceeds................... For general corporate purposes, including hiring additional personnel, strategic
                                   acquisitions and investments, working
                                   capital, and to repay indebtedness of $30.0
                                   million to MPS. See "Use of Proceeds" on
                                   page 19 for more information.

Proposed Nasdaq National Market
  Symbol.......................... IDEA

--------
The total number of shares to be outstanding after this offering excludes:

  . options to purchase     shares of common stock granted through      ,
    2000 at a weighted average exercise price of $    per share; and

  .     shares of common stock reserved for issuance upon exercise of options that may be granted in the future under our stock option plan.

Except as otherwise indicated, all information in this prospectus:

  . assumes no exercise of the underwriters' over-allotment option;

  . gives effect to our 430,000-to-1 stock split to be completed in August
    2000; and

  . gives effect to the assignment of all assets and liabilities that comprise the e-business solutions division of MPS as described in "Relationship with MPS; The Reorganization" beginning on page 18.

   Idea Integration Corp. is currently a wholly-owned subsidiary of Modis, Inc., which is the IT subsidiary of Modis Professional Services, Inc. Prior to the completion of this offering, our business will be separated from that of Modis under an Agreement and Plan of Reorganization to be entered into among MPS, Modis, and us. All references to "MPS" in this prospectus are to Modis Professional Services, Inc. and its subsidiaries other than Idea Integration Corp. and its subsidiaries. All references to "we," "our," or "us" in this prospectus are to Idea Integration Corp. and its subsidiaries and include the historical operating results, assets, and liabilities which comprise the e-business solutions division of MPS, after giving effect to the transactions described in "Relationship with MPS; The Reorganization" on page 18.

                      Summary Consolidated Financial Data
                     (in thousands, except per share data)

   The following summary consolidated historical and pro forma financial data of our business should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes included elsewhere in this prospectus. The pro forma data illustrates the impact of all businesses acquired through June 30, 2000, as if these acquisitions were consummated as of the beginning of the periods presented, and should be read in conjunction with the pro forma consolidated financial statements included elsewhere in this prospectus. The as adjusted balance sheet data summarized below illustrates the impact of this offering and our proposed use of the estimated net proceeds at an assumed
offering price of $   per share, after deducting the underwriting discounts and
commissions and our estimated offering expenses. This historical and pro forma information may not be indicative of our future performance and does not necessarily reflect what our financial position and results of operations would have been had we operated as a separate, stand-alone entity during the periods covered.

                                   Year Ended December 31,                 Six Months Ended June 30,
                          ------------------------------------------- -----------------------------------
                                                           Pro Forma                           Pro Forma
                            1997      1998       1999        1999        1999        2000        2000
                          --------- ---------  ---------  ----------- ----------- ----------- -----------
                          (audited) (audited)  (audited)  (unaudited) (unaudited) (unaudited) (unaudited)
Statement of Operations
 Data:
Revenue.................   $53,677  $114,411   $168,158    $207,140     $81,273    $113,335    $115,871
Cost of revenue.........    29,799    64,880     97,949     115,540      47,238      62,615      63,584
                           -------  --------   --------    --------     -------    --------    --------
Gross profit............    23,878    49,531     70,209      91,600      34,035      50,720      52,287
Operating expenses:
 General and
   administrative.......    12,787    27,063     37,614      53,470      18,219      40,733      41,566
 Depreciation and
   amortization.........     1,629     4,693      6,055       8,445       2,739       4,376       4,525
                           -------  --------   --------    --------     -------    --------    --------
  Total operating
    expenses............    14,416    31,756     43,669      61,915      20,958      45,109      46,091
                           -------  --------   --------    --------     -------    --------    --------
Income from operations..     9,462    17,775     26,540      29,685      13,077       5,611       6,196
Other income (expense),
  net...................      (175)     (108)      (117)     (2,758)        (16)     (1,043)     (1,424)
                           -------  --------   --------    --------     -------    --------    --------
Income before provision
  for income taxes......     9,287    17,667     26,423      26,927      13,061       4,568       4,772
Provision for income
  taxes.................     3,884     8,036     11,780      12,063       5,822       2,407       2,515
                           -------  --------   --------    --------     -------    --------    --------
Net income..............   $ 5,403  $  9,631   $ 14,643    $ 14,864     $ 7,239    $  2,161    $  2,257
                           =======  ========   ========    ========     =======    ========    ========
Net income per share:
 Basic..................   $  0.13  $   0.22   $   0.34    $   0.35     $  0.17    $   0.05    $   0.05
                           =======  ========   ========    ========     =======    ========    ========
 Diluted................   $  0.13  $   0.22   $   0.34    $   0.35     $  0.17    $   0.05    $   0.05
                           =======  ========   ========    ========     =======    ========    ========
Weighted average common
  shares outstanding:
 Basic..................    43,000    43,000     43,000      43,000      43,000      43,000      43,000
                           =======  ========   ========    ========     =======    ========    ========
 Diluted................    43,000    43,000     43,000      43,000      43,000      43,000      43,000
                           =======  ========   ========    ========     =======    ========    ========

                                                                June 30, 2000
                                                              ------------------
                                                                           As
                                                               Actual   Adjusted
                                                              --------  --------
                                                                 (unaudited)
Balance Sheet Data:
Cash and cash equivalents.................................... $  5,047
Working capital (deficit)....................................  (11,842)
Total assets.................................................  336,956
Total long-term debt.........................................    6,700
Total stockholder's equity...................................  259,696

                                  RISK FACTORS

   This offering involves a high degree of risk. You should carefully consider the risks described below before you decide to buy our common stock. If any of the following risks actually occur, our business, results of operations, or financial condition would likely suffer. In these circumstances, the market price of our common stock could decline, and you could lose all or part of your investment.

                         Risks Related To Our Business

If we cannot attract, train, and retain qualified employees, we may lose clients and related revenue.

   Our future success depends in large part on our ability to attract, train, and retain e-business professionals and other personnel. Any inability to attract, train, and retain a sufficient number of qualified employees could lead to the loss of existing clients, hamper our efforts to obtain new clients, and otherwise hinder the growth of our business. Skilled e-business professionals are in short supply, and this shortage is likely to continue for some time. As a result, competition for these people is intense, and the industry turnover rate for them is high. Furthermore, clients or other companies seeking to develop in-house e-business capabilities may hire away some of our key employees. This would not only result in the loss of key employees but could also result in the loss of a client relationship or a new business opportunity. Any failure to attract a significant number of highly-skilled professionals, or to retain, train, and motivate the professionals that we do attract, could impair our ability to adequately manage or obtain new projects. Moreover, any difficulty we may have in hiring and retaining qualified professionals will increase our operating expenses and adversely affect our margins.

Our quarterly revenue and operating results are volatile and may cause our stock price to fluctuate significantly.

   Our quarterly revenue and operating results have varied in the past and may vary significantly from quarter to quarter in the future. Accordingly, we believe that period-to-period comparisons of our revenue and operating results are not a good indication of our future performance. Our results may fluctuate due to the factors described in these "Risk Factors," including:

  . our ability to obtain new client engagements and continue existing engagements;

  . our ability to attract, train, and retain skilled professionals;

  . our employee utilization rate, including our ability to move professionals quickly from completed projects to new engagements;

  . changes in our pricing policies or those of our competitors; and

  . our ability to manage costs, including personnel costs and support services costs.

In addition, the loss of a large client or project in any quarterly period could result in a decline in our revenue and profitability for that period. Moreover, any write-offs attributable to our larger clients or projects could exceed our allowance for doubtful accounts and significantly harm our operating results. Quarterly variations due to these or other factors may cause our operating results to fall below the expectations of public market analysts or investors in some future quarter. If this occurs, the price of our common stock is likely to decline.

The short-term nature of our engagements may result in underuse of our employees and decreased profitability.

   Our clients generally retain us on an engagement-by-engagement basis rather than under long-term contracts. In addition, our clients can generally reduce the scope of or terminate our engagements without penalty and with little or no notice. As a result, our revenue is difficult to predict. Our operating expenses are relatively fixed and cannot be reduced on short notice to compensate for unanticipated variations in the number or size of engagements in progress. Because we incur costs based on our expectations of future revenue, our failure to accurately predict our revenue may seriously harm our financial condition and results of operations. Since large client projects typically involve multiple engagements or stages, there is a risk that a client may choose not to retain us for additional stages of a project or that the client will cancel or delay additional planned projects. These cancellations or delays may result from factors related to our work product or the progress of the project, or to general business or financial conditions of the client. If a client defers, modifies, or cancels an engagement or chooses not to retain us for additional phases of a project, we may not be able to rapidly move our employees to other engagements to limit underuse of those employees and the resulting harm to our operating results.

If we do not keep up with the Internet's rapid technological change, evolving industry standards, and changing client requirements, our competitiveness could suffer, causing us to lose clients and related revenue.

   The e-business solutions market is characterized by rapidly changing technology, evolving industry standards, and changing client needs. Our future success will depend, in part, on our ability to meet these challenges. Among the most important challenges facing us are the need to:

  . continue to develop our strategic and technical expertise;

  . influence and respond to emerging industry standards and other technological changes;

  . enhance our current services; and

  . develop new services that meet changing customer needs.

If we are unable to meet these challenges in a timely and cost-effective manner, we may not be able to meet the demands of our clients, which may adversely affect our revenue and operating results.

We depend on our key personnel, and the loss of any key personnel could disrupt our operations, adversely affect our business, and result in reduced revenue.

   We believe that our future success will depend on the continued employment of our key management and technical personnel, in particular the services of Timothy D. Payne, our Chairman and Chief Executive Officer. This dependence is particularly important to our business because personal relationships are a critical element of obtaining and maintaining client engagements. If Mr. Payne or one or more of our key personnel were unable or unwilling to continue in their present positions, these persons would be very difficult to replace and our ability to manage our business effectively could be seriously harmed. If any of these key personnel joins a competitor or forms a competing company, some of our clients might choose to use the services of that competitor or new company instead of our own. This would not only result in the loss of key employees but could also result in the loss of client relationships or new business opportunities. Any losses of client relationships could seriously harm our business.

Our failure to meet client expectations or deliver error-free services could cause us to lose clients and result in negative publicity.

   Many of the e-business systems and other applications that we create, implement, or maintain are critical to our clients' businesses. Any defects or errors in these applications or any failure to meet clients' expectations could result in:

  . delayed or lost revenue due to adverse client reaction;

  . requirements to provide additional services to a client at no charge or refund fees paid;

  . negative publicity regarding us and our services, which could adversely affect our ability to attract or retain clients and employees; and

  . claims for substantial damages against us, regardless of our responsibility.

   Our written contracts generally limit our liability exposure to consequential, indirect, and punitive damages that may arise from negligent acts, errors, mistakes, or omissions in rendering services to our clients. However, we cannot be sure that these contractual provisions will protect us from liability for damages if we are sued. Furthermore, our general liability insurance coverage may become unavailable on reasonable terms or in sufficient amounts to cover one or more large claims, or our insurer may disclaim coverage as to any future claim. Any of these claims, even if unsuccessful, could increase our costs and may distract management from running our business, which may adversely impact our operating results and the value of your investment.

We operate in a highly competitive and rapidly evolving industry and may not be able to compete effectively against other current or future e-business solutions providers.

   The markets for the services we provide are highly competitive and rapidly evolving. Some of our current competitors have longer operating histories, larger client bases, larger professional staffs, greater brand recognition, and greater financial, technical, marketing, and other resources than we do. In addition, barriers to entry are relatively low in the e-business solutions market. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share. In addition, some of our competitors may develop services that are superior to, or have greater market acceptance than, the services that we offer. Current and future competitors also have established or may establish cooperative relationships among themselves or with third parties to increase their ability to address customer needs. We may not be able to respond effectively to our current or future competitors' pricing strategies, technological advances, advertising campaigns, strategic partnerships, and other initiatives. As a result, our competitors may be able to devote more resources to the development, promotion, and sale of their services than we can. Competitors that offer more standardized or less customized services than we do may have a substantial cost advantage, which could force us to lower our prices, adversely affecting our operating margins.

Our failure to successfully complete our transition to being a provider of e-business solutions may adversely impact our operating results.

   We are expending substantial resources to increase our billable headcount, to develop our brands, and to build our geographic presence to facilitate our transition to being a provider of e-business solutions. For example, we substantially increased our marketing expenses beginning in the first quarter of 2000. We intend to continue to increase our marketing efforts, which may cause our operating margins to decline. If we fail to successfully promote and maintain our brand name or incur significant additional expenses in developing or defending our brand name or developing or defending any additional brand names, we may not achieve the growth that we expect, and our operating results may suffer. Our transitioning efforts may produce greater costs and fail to generate significant increases in our revenue.

Our international operations create special management, foreign currency, legal, tax, and economic risks.

   Currently, we have one office serving the London, England market. We believe that revenue from international operations may account for an increasingly significant amount of our revenue in the future, especially if we acquire additional consulting practices based outside of the United States. As a result, we are subject to, and expect to be increasingly subject to, a number of risks, including:

  . difficulties relating to managing our business internationally;

  . currency fluctuations;

  . restrictions against the repatriation of earnings;

  . the burdens of complying with a wide variety of foreign laws;

  . the absence in some jurisdictions of effective laws to protect our intellectual property rights; and

  . multiple and possibly overlapping tax structures.

   Other factors that can adversely affect international operations are changes in import or export duties and quotas, introduction of tariff or non-tariff barriers, and economic or political changes in international markets. If any of these risks materialize, there could be a material negative effect on our operating results.

We may incur significant costs to attempt to defend or establish our intellectual property and proprietary rights, and these efforts may not be successful.

   We cannot guarantee that the steps we have taken to protect our proprietary rights will be adequate to deter misappropriation of our intellectual property. We may need to spend additional resources in the future to attempt to protect our rights, and these efforts may not be successful. If we are unable to defend our trademarks, trade secrets, and other proprietary information, our business and operating results could suffer. Although we believe that our intellectual property and proprietary rights do not infringe upon the intellectual property rights of others, other parties may assert infringement claims against us or claim that we have violated their intellectual property rights. Any of these claims, by us or others, could result in significant legal and other costs and may be a distraction to management. Any claims relating to our use of our trademarks could result in significant costs to defend our trademark use or to establish replacement trademarks and undertake associated branding efforts.

   Our business often involves the development of software applications for specific client engagements. We generally retain the right to use any intellectual property that is developed during a client engagement if the intellectual property is of general applicability and is not specific to the client's project. We also develop software applications for our own internal use, and we retain ownership of these applications. We cannot assure you that in the future clients will not demand that we assign ownership of or place restrictions on our use of the work that we produce for them. Issues relating to ownership and rights to use software can be complicated, and there can be no assurance that disputes will not arise that affect our ability to reuse this software. Our costs may increase and our business results may suffer if we cannot reuse this software.

If we have to write-off a significant amount of goodwill, or adjust the amortization of our goodwill, our earnings will be negatively impacted.

   Because we have made a number of acquisitions, acquired intangible assets, commonly called goodwill, represent a substantial portion of our assets. As of June 30, 2000, goodwill comprised 81.0% of our total assets and 105.1% of total stockholder's equity. If we make additional acquisitions, it is likely that additional goodwill will be recorded on our books. If it is determined that our unamortized goodwill has been significantly impaired, or if we adjust the amortization of our goodwill, we would be required to write-off a substantial portion of our assets or recognize increased goodwill expense. This change would negatively affect our earnings. In addition, it could reduce our ability to obtain necessary capital for our business and seriously harm our stock price.

We may not effectively manage our growth, and this could harm our business.

   Our historical growth has placed, and any further growth is likely to place, a significant strain on our resources. We expect that the number of our employees, including management employees, consultants, and sales representatives, will continue to increase for the foreseeable future. As we grow, we may need to implement new operational and financial systems and managerial controls and procedures. In addition, we will need to continually train and manage our growing workforce. If we do not manage our growth effectively, our business, financial condition, and operating results will be harmed.

If we fail to integrate the operations of the companies we have acquired, or any that we may acquire in the future, our future earnings may suffer as a result of operating inefficiencies.

   We have completed strategic acquisitions in the past and may, when appropriate in the future, acquire new and complementary businesses. Some of the risks attendant to these acquisitions include the following:

  . it may be difficult to integrate the operations, content, and personnel of acquired companies into our operations;

  . we may need additional financial resources to fund the operations of acquired companies;

  . such acquisitions may disrupt our ongoing business;

  . we may not be able to retain key employees of, or maintain the established vendor relationships of, the acquired businesses due to management changes;

  . we may not be able to implement and maintain uniform standards, controls, procedures, and policies;

  . we may incur significant expenses in connection with our acquisitions;
    and

  . we may incur substantial, unknown liabilities associated with the businesses we acquire.

   Any of the above risks could prevent us from realizing significant benefits from our previous acquisitions or from successfully completing future acquisitions. Failure to successfully integrate any of the companies we have acquired or any that we may acquire could cause significant operating inefficiencies and adversely affect our earnings. In addition, the issuance of our common stock in acquisitions will dilute our stockholder interests, while the use of cash or debt will deplete our cash reserves. Further, we may incur significant one-time write-offs as well as recurring amortization charges. These write-offs and charges could decrease our future earnings or increase any future losses.

We may not be successful in maintaining our current strategic relationships with software providers and others or in entering into additional strategic relationships.

   We have entered into strategic relationships with a number of software providers, application service providers, and Web hosting providers. We rely upon these relationships for client referrals, cooperative marketing efforts, access to advanced technology and training, and additional revenue opportunities, among other benefits. In general, however, these relationships are nonexclusive and may be terminated by either party at any time after proper notice. If we are unable to maintain and expand these strategic relationships, we may not be able to offer desired solutions to our clients, and we may otherwise lose revenue opportunities, sales leads, marketing opportunities, access to training, and other benefits.

Increasing government regulation could increase our clients' cost of doing business over the Internet and slow the growth of our business.

   We are subject not only to regulations applicable to businesses generally but also to laws and regulations governing electronic commerce. For example, the Telecommunications Act of 1996 prohibits the transmission of some types of information over the Internet. The scope of the Act's prohibition is currently unsettled. In addition, although courts recently held unconstitutional substantial portions of the Communications Decency Act, federal or state governments may enact, and courts may uphold, similar legislation in the future. Future legislation could expose companies involved in Internet commerce to liability. Although there are currently few of these laws and regulations, state, federal, and foreign governments may adopt more of these laws and regulations. New legislation or regulations could hamper the growth of the Internet and decrease its acceptance as a communications and commercial medium. If this decline occurs, companies may decide in the future not to use our services. This decrease in the demand for our services would seriously harm our business and operating results. New laws and regulations may be enacted that govern or restrict any of the following: user privacy, the pricing and taxation of goods and services offered over the Internet, the content of Web sites, consumer protection, and the characteristics and quality of products and services offered over the Internet.

We may be sued by our employees' former employers, which could result in significant costs and divert management's attention away from our business.

   Some companies have adopted a strategy of attempting to limit competition by suing or threatening to sue former employees and their new employers. By adopting this strategy, these companies are attempting to discourage their current employees from seeking employment with their competitors and their competitors from recruiting their current employees. As we hire new employees from our current or potential competitors, we are likely to become a party to one or more lawsuits involving the former employment of our employees. Any future litigation against us or our employees, regardless of the outcome, may result in substantial costs and expenses to us and may divert management's attention away from the operation of our business.

Our use of fixed-fee contracts may cause us to lose money on client engagements.

   Although we received less than 5.0% of our pro forma revenue in 1999 from fixed-fee contracts, our use of fixed-fee contracts may increase in the future. Fixed-fee contracts involve estimating in advance the resources necessary to perform the engagement and have a significantly greater risk of generating a loss than time-and-materials contracts. Because we work with complex technologies in short time frames, it is difficult to judge the time and resources necessary to complete a project. If we fail to accurately price these fixed-fee contracts or if we underestimate the time and resources necessary to complete our projects, we may lose money on these client engagements and our operating results could be harmed.

                   Risks Related to Our Relationship With MPS

Our historical financial information may not be representative of our results as a separate company because our actual costs may differ from the allocations and adjustments made in our financial statements.

   The historical financial information we have included in this prospectus may not reflect what our results of operations, financial position, and cash flows would have been had we been a separate, stand-alone entity during the periods presented or what our results of operations, financial position, and cash flows will be in the future. This is because:

  . MPS did not account for us, and we did not operate, as a single stand-alone business for the periods presented, and we have made adjustments and allocations to our financial information to take this fact into account; and

  . the information does not reflect many significant changes that will occur in our funding and operations as a result of our separation from MPS, including employee and tax matters.

The adjustments and allocations we have made in preparing our historical consolidated financial statements may have produced financial statements that do not accurately reflect what our operations would have been during this period if we had in fact operated as a stand-alone entity. In addition, we cannot assure you that our historical results of operations are indicative of our future operating or financial performance.

MPS will control the outcome of stockholder voting and may exercise its voting power in a manner adverse to you.

   MPS beneficially owns 100% of our outstanding common stock. Following completion of this offering, MPS will beneficially own approximately % of our outstanding common stock, or % if the underwriters' over-allotment option is exercised in full. To date, MPS has elected all of our directors. Following this offering, as long as MPS beneficially owns a majority of our outstanding voting stock, MPS will have the right to elect or replace all of our directors. As a result, following this offering, MPS will continue to have the ability to control our policies, management, and affairs and will control the outcome of corporate actions requiring stockholder approval, including the approval of transactions involving a change in control of our company. MPS's interests may differ from those of our other stockholders. As a result, MPS may vote its shares of our common stock in a manner adverse to our other stockholders. In addition, if MPS sells its interest in us to a third party, that third party would be able to control us in the same manner that MPS is currently able to control us.

Our business may suffer if MPS does not distribute the shares of our common stock it owns.

   Following this offering, Modis, a subsidiary of MPS, will own approximately % of our outstanding common stock, or approximately % if the underwriters' over-allotment option is exercised in full. MPS has previously announced that it intends to distribute its shares of Modis common stock to its stockholders. Modis has not announced any intention to distribute its shares of our common stock to MPS's shareholders if the distribution occurs. For so long as MPS or Modis continues to own a substantial amount of our outstanding common stock, we may not gain all of the benefits we expect as a result of this offering, such as greater access to capital markets.

Future sales of our common stock may depress our stock price or cause the price to fluctuate.

   If MPS or any future stockholders sell substantial amounts of our common stock in the public market following this offering, including shares issued upon exercise of then outstanding options, the market price of our common stock
could fall. The     shares of common stock sold in this offering will be freely tradable, except for any shares purchased by our "affiliates," as defined in Rule 144 under the Securities Act of 1933.

   MPS may, but has not announced any intention to, and is not obligated to, divest its interest in our common stock. Because MPS is our "affiliate," its shares will be "restricted shares" under Rule 144 of the Securities Act, but will become eligible for sale subject to the limitations of Rule 144 and the expiration of a lock-up agreement with the underwriters. Prior to any divestiture, the relatively small number of shares of our common stock being traded in the public market may cause transactions in shares of our stock to have a disproportionately large and negative impact on the price of our common stock.

We may have potential business conflicts of interest with MPS with respect to our past and ongoing relationships that could harm our operations.

   Conflicts of interest may arise between MPS and us in a number of areas relating to our past and ongoing relationships, including:

  . labor, tax, employee benefit, indemnification, and other matters arising from our separation from Modis;

  . intellectual property matters;

  . employee retention and recruiting;

  . major business combinations involving us;

  . sales or distributions by MPS of all or any portion of its ownership interest in us;

  . the nature, quality, and pricing of transitional services that MPS has agreed to provide us; and

  . business opportunities that may be attractive to both MPS and us.

Nothing restricts MPS from competing with us. We may not be able to resolve any potential conflicts, and even if we do, the resolution may be less favorable than if we were dealing with an unaffiliated party. The potential harm to our business by any of these conflicts is compounded during the time MPS controls us and while any of our officers or directors are officers, directors, shareholders, or employees of MPS. We are therefore subject to control by the parties with whom we may be in conflict.

   Our Vice Chairman of the Board, Derek E. Dewan, is also President, Chief Executive Officer, and Chairman of the Board of MPS, and two of our other directors, Peter J. Tanous and John R. Kennedy, are also directors of MPS. The duties of these persons as directors of MPS may conflict with their duties as directors of Idea Integration. The directors and officers of MPS have fiduciary duties to manage MPS, including its investments in subsidiaries and affiliates such as Idea Integration, in a manner beneficial to MPS's stockholders. Similarly, our directors and officers have fiduciary duties to manage our company in a manner beneficial to our company and our stockholders. In addition, other conflicts of interest exist and may arise in the future as a result of the extensive relationships between MPS and Idea Integration. Until such time as MPS no longer controls our company, potential business conflicts of interest between our company and MPS may arise as a result of our common board members.

Our certificate of incorporation limits the liability of MPS and our directors who also serve as MPS directors for actions that may be adverse to us.

   Our certificate of incorporation provides that, if MPS acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both MPS and us, MPS, its officers, and its directors have no duty to communicate or offer such corporate opportunity to us. In addition, our directors, officers, or employees who are also directors, officers, or employees of MPS are entitled to offer any corporate opportunity to us or MPS as the director, officer, or employee deems appropriate under the circumstances, in his or her sole discretion.

   Our certificate of incorporation further provides that MPS, its officers, and its directors will not be liable to us or our stockholders for breach of any fiduciary duty as a stockholder or controlling person of a stockholder by reason of the fact that MPS pursues or acquires the corporate opportunity for itself, directs the corporate opportunity to another person or entity, or does not communicate information regarding, or offer, such corporate opportunity to us. In addition, directors, officers, or employees of MPS will not be liable to us or our stockholders for breach of any fiduciary duty or duty of loyalty or failure to act in, or not opposed to, our best interests if the director, officer, or employee offers any corporate opportunity to MPS or does not communicate information regarding the opportunity to us.

   Our certificate of incorporation also provides that any person purchasing or acquiring an interest in shares of our common stock will be deemed to have consented to the provisions in our certificate of incorporation relating to competition by MPS with us, conflicts of interest, and corporate opportunities, and this consent may restrict the person's ability to challenge transactions carried out in compliance with these provisions. The articles of incorporation of MPS do not include comparable provisions and, as a result, persons who are our directors or officers and who are also directors or officers of MPS may choose to take action in reliance on such provisions rather than act in a manner that might be favorable to us but adverse to MPS.

   In addition, our certificate of incorporation provides that neither MPS nor any of its officers or directors shall be liable to us or our stockholders for breach of any fiduciary duty or duty of loyalty or failure to act in, or not opposed to, our best interest or the derivation of any improper personal benefit because MPS or any of its officers or directors, in good faith, takes any action or exercises any rights or gives or withholds any consent in connection with any agreement or contract between MPS and us. While the enforceability of these provisions has not been established under Delaware law and relevant judicial authority, these provisions may eliminate rights that might have been available to our stockholders under Delaware law had these provisions not been included in our certificate of incorporation.

Our costs related to corporate services could increase as our relationship with MPS changes in the future.

   We intend to enter into agreements with MPS under which MPS will provide corporate and other support services such as legal, tax, risk management, and cash management services and we, in turn, will provide legal and accounting services to MPS. In addition, we will continue to participate in MPS's corporate insurance program.

   We expect that our agreements with MPS will be for a one year term, but will be terminable by us or MPS on 60 days' notice. Further, in the event of MPS's distribution of our common stock, we would expect to terminate these agreements after some interim transitional period. These agreements will be made in the context of a parent-subsidiary relationship and may have terms and conditions that are less specific than some agreements that are negotiated at arm's length. If the agreements are terminated, we expect that we would be able to arrange alternate suppliers for all the services important to our business. However, if we have to replicate facilities, services, or employees that we are not using full time, our costs would increase. We cannot predict the specific areas where our costs would increase, as that depends upon the growth and needs of our business at the time the agreements are terminated.

The price of our common stock may fall as a result of the financial or operating performance of MPS.

   The price of our common stock may fall as a result of the financial or operating performance of MPS. For example, fluctuations in operating and financial results, litigation, fluctuations in stock price, and senior management changes affecting MPS could cause a negative investor perception of our financial or business prospects, which in turn could cause the price of our common stock to fall or could otherwise adversely affect our business.

We may become liable for the tax obligations of MPS, and this could harm our business, financial condition, and operating results.

   So long as MPS continues to own 80% or more of the voting power and economic value of our capital stock, we will be included in its consolidated group for federal income tax purposes. If MPS or other members of its consolidated group fail to make any federal income tax payments required by law, we would be liable for the shortfall. Similar principles apply for state income tax purposes in many states. Under the Tax Disaffiliation Agreement we expect to enter into with MPS, for so long as we are included in MPS's consolidated group, we will pay our proportionate share of MPS's income tax liability computed as if we were a separate taxpayer. Under the proposed Tax Disaffiliation Agreement, for so long as we are included in MPS's consolidated group, MPS will have sole authority to respond to and conduct all tax proceedings, including tax audits, relating to us, to file all income tax returns on our behalf, and to determine the amount of our liability to, or entitlement to payment from, MPS. Notwithstanding the Tax Disaffiliation Agreement, federal law provides that each member of a consolidated group is liable for the group's entire tax obligation. Although we expect the Tax Disaffiliation Agreement to provide that MPS will indemnify us for various tax obligations resulting from our relationship with it, we cannot assure you MPS will be able to fulfill its obligations under the agreement. See "Certain Relationships and Related Transactions - Tax Disaffiliation Agreement" beginning on page 52 for more information.

              Risks Related to Your Ownership of Our Common Stock

We have various mechanisms in place to discourage takeover attempts, which may reduce or eliminate your ability to sell your shares for a premium in a change of control transaction.

   If and when MPS's ownership is reduced to a level where it no longer controls us, various provisions of our certificate of incorporation and bylaws may still discourage, delay, or prevent a change in control, which change of control a stockholder may consider favorable. These provisions include:

  . authorizing the issuance of "blank check" preferred stock that could be issued by our board of directors to increase the number of outstanding shares and thwart a takeover attempt;

  . requiring super-majority voting for some amendments to our certificate of incorporation and bylaws;

  . imposing limitations on who may call special meetings of stockholders;

  . prohibiting stockholder action by written consent, which requires all actions to be taken at a meeting of the stockholders; and

  . establishing advance notice requirements for nominations of candidates for election to the board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

   In addition, Section 203 of the Delaware General Corporation Law and our stock incentive plan may discourage, delay, or prevent a change in control of our company.

Purchasers in this offering will incur immediate and substantial dilution.

   The initial public offering price of our common stock will be substantially higher than the book value per share of the outstanding common stock. Consequently, if we were liquidated for book value immediately following this offering, each stockholder purchasing in this offering would receive less than the price they paid for their common stock. In addition, because our success is so heavily dependent on our ability to attract and retain talented personnel, we expect to offer a significant number of stock options to employees. These issuances may cause further dilution to investors.

                           FORWARD-LOOKING STATEMENTS

   Some of the statements under "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," and elsewhere in this prospectus constitute forward-looking statements. All projections contained in this prospectus, including those set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations," are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

   Forward-looking statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology like "may," "will," "should," "could," "expects," "plans," "projected," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under "Risk Factors." These factors may cause our actual results to differ materially from any forward-looking statement.

   Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results and do not intend to do so.

                   CAUTIONARY NOTE REGARDING STATISTICAL DATA

   This prospectus contains statistical data regarding, among other things, our industry and the market for Internet services. We have taken this data from information published by sources specializing in research of the relevant subject matter. However, this data is by its nature imprecise, and we caution you not to unduly rely on it.

                   RELATIONSHIP WITH MPS; THE REORGANIZATION

   We currently are a wholly-owned subsidiary of Modis, Inc. Modis is the IT subsidiary of MPS. MPS has previously announced a plan to spin off Modis as an independent company, with MPS continuing to operate its professional services business and distributing to its stockholders all of the outstanding stock of Modis. If MPS completes this distribution, Modis, which is our direct parent corporation, would be a separate public company. MPS is not obligated to complete the distribution, which is subject to market and other conditions, including regulatory approvals and a favorable letter ruling from the Internal Revenue Service. Neither MPS nor Modis has announced any plans to distribute, sell, or otherwise transfer its shares of our common stock.

   Prior to the completion of this offering, our business will be separated from that of Modis under an Agreement and Plan of Reorganization to be entered into among us, MPS, and Modis. This separation, which we refer to as the Reorganization, will be effected by the contribution to us of the stock and membership interests in the subsidiaries, as well as the other assets, that comprise the e-business solutions division of MPS. We will also enter into agreements with MPS under which MPS will provide corporate and other services to us, and which will otherwise govern the terms of our relationship with MPS, following this offering. These agreements are described more fully in the section entitled "Certain Relationships and Related Transactions" beginning on page 51.

   Our certificate of incorporation limits the liability of MPS and its officers and directors for matters involving our relationship with MPS such as conflicts of interest and breaches of fiduciary duties. See "Description of Capital Stock - Additional Certificate of Incorporation Provisions" beginning on page 56.

                                USE OF PROCEEDS

   The net proceeds from the sale of the shares of common stock offered by us
will be approximately $    million. If the underwriters fully exercise the
over-allotment option, the net proceeds of the shares sold by us will be
approximately $    million. "Net Proceeds" is what we expect to receive after paying underwriting discounts and commissions and estimated offering expenses.
Net proceeds are calculated using the initial public offering price of $    per
share.

   We intend to use the proceeds from this offering for general corporate purposes, including hiring additional personnel, strategic acquisitions and investments, working capital, and for the repayment of indebtedness in the amount of $30.0 million to MPS under the Agreement and Plan of Reorganization. See "Certain Relationships and Related Transactions" on page 51 for more information. Pending these uses, we will invest the net proceeds in investment grade, interest-bearing securities.

                                DIVIDEND POLICY

   We do not anticipate paying any cash dividends. Instead, we will retain our earnings to finance the expansion of our business and for general corporate purposes. Our board of directors will have the authority to declare and pay dividends on the common stock, in its discretion, as long as there are funds legally available to do so.

                                 CAPITALIZATION

   The following table illustrates our capitalization as of June 30, 2000. The "As Adjusted" information below reflects the receipt of the estimated net
proceeds from our sale of     shares of common stock at an assumed initial
offering price of $    per share, after deducting the estimated underwriting
discounts and commissions and estimated offering expenses, and the repayment of our outstanding indebtedness owed to MPS. This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and accompanying notes included elsewhere in this prospectus.

                                                                 June 30, 2000
                                                               -----------------
                                                                           As
                                                                Actual  Adjusted
                                                               -------- --------
                                                                (in thousands)
Short-term debt..............................................  $ 35,511   $
Total long-term debt.........................................     6,700
Stockholder's equity:
 Preferred stock, $.01 par value per share, 50,000,000 shares authorized, 0 shares issued and outstanding...............
 Common stock, $.01 par value per share, 150,000,000 shares
   authorized, 43,000,000 shares issued and outstanding
   actual,     shares outstanding as adjusted................       430
 Stockholder's net investment................................   259,266
                                                               --------   ---
  Total stockholder's equity.................................   259,696
                                                               --------   ---
   Total capitalization......................................  $301,907   $
                                                               ========   ===

   The foregoing table does not include stock options to purchase common stock, which are more fully described in "Management - Omnibus Incentive Plan" beginning on page 48.

                                    DILUTION

   Our pro forma net tangible book value as of June 30, 2000 was $    million
or $    per share of common stock. Pro forma net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities and divided by the total number of shares of common stock outstanding. For additional information, see "Capitalization" on page 20.

   After giving effect to the sale of     shares of common stock offered by
this prospectus at the initial public offering price of $   per share and
receipt of the estimated net proceeds therefrom, our pro forma net tangible
book value as of June 30, 2000 would have been $    million or $   per share.
This represents an immediate increase in pro forma net tangible book value of
$   per share to our existing stockholder and an immediate dilution of $   per
share to the new investors. If the initial public offering price is higher or lower, the dilution to new investors will be, respectively, greater or less. The following table illustrates this per share dilution.

     Initial public offering price per share..........................       $
       Pro forma net tangible book value per share at June 30, 2000...  $
       Pro forma increase attributable to new investors...............
                                                                        ----
     Pro forma net tangible book value per share after this offering..       $
     Pro forma dilution per share to new investors....................       $
                                                                             ====

   The following table summarizes on a pro forma basis, as of June 30, 2000, the differences between the number of shares of common stock purchased from us, the aggregate consideration paid to us, and the average price per share paid by our existing stockholder and new investors purchasing shares of common stock in this offering, before deduction of estimated discounts and commissions and estimated offering expenses payable by us.

                                 Shares
                               Purchased    Total Consideration
                             -------------- ----------------------  Average Price
                             Number Percent  Amount      Percent      Per Share
                             ------ ------- ----------  ----------  -------------
     Existing Stockholder..
     New Investors.........
                              ---     ---    ----------   ---------      ---
       Total...............
                              ===     ===    ==========   =========      ===

   The information presented about our existing stockholder excludes as of
     , 2000     shares subject to outstanding options, under our stock option
plan at a weighted average exercise price of $   per share. To the extent these
options had been exercised as of      , pro forma net tangible book value per
share after this offering would be $    and total dilution per share to new
investors would be $   .

                      SELECTED CONSOLIDATED FINANCIAL DATA
                     (in thousands, except per share data)

   The data as of December 31, 1995, August 11, 1996, and December 31, 1996, and for the year ended December 31, 1995, for the period from January 1, 1996 to August 11, 1996, and for the period from August 12, 1996 (inception) to December 31, 1996 has been derived from unaudited consolidated financial statements, which are not included in this prospectus. The following data, insofar as it relates to each of the years 1997, 1998, and 1999, has been derived from consolidated financial statements audited by PricewaterhouseCoopers LLP, independent certified public accountants. Consolidated balance sheets at December 31, 1998 and 1999 and the related statements of operations, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1999 and notes thereto appear elsewhere in this prospectus. The data for the six months ended June 30, 1999 and 2000 has been derived from unaudited consolidated financial statements also appearing herein and which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the unaudited interim periods. The pro forma data for the year ended December 31, 1999 and for the six months ended June 30, 2000 illustrates the impact of all businesses acquired through June 30, 2000 as if these acquisitions were consummated as of the beginning of the periods presented and has been derived from unaudited pro forma consolidated financial statements appearing elsewhere in this prospectus. For more information on the pro forma presentation below, see Note 5 to our consolidated financial statements on page F-7.


                      Predecessor Company                          Year Ended December 31,
                    ------------------------  Inception   -------------------------------------------
                     Year Ended    Through     through
                    December 31, August 11,  December 31,                                  Pro Forma
                        1995        1996         1996       1997      1998       1999        1999
                    ------------ ----------- ------------ --------- ---------  ---------  -----------
                    (unaudited)  (unaudited) (unaudited)  (audited) (audited)  (audited)  (unaudited)
Statement of
 Operations Data:
Revenue...........     $5,644      $4,734      $15,682     $53,677  $114,411   $168,158    $207,140
Cost of revenue...      2,736       2,129        8,956      29,799    64,880     97,949     115,540
                       ------      ------      -------     -------  --------   --------    --------
 Gross profit.....      2,908       2,605        6,726      23,878    49,531     70,209      91,600
Operating
 expenses:
 General and
  administrative..        903         965        4,376      12,787    27,063     37,614      53,470
 Depreciation and
  amortization....         31          21          517       1,629     4,693      6,055       8,445
                       ------      ------      -------     -------  --------   --------    --------
  Total operating
   expenses.......        934         986        4,893      14,416    31,756     43,669      61,915
                       ------      ------      -------     -------  --------   --------    --------
Income from
 operations.......      1,974       1,619        1,833       9,462    17,775     26,540      29,685
Other income
 (expense), net...         41          20          (34)       (175)     (108)      (117)     (2,758)
                       ------      ------      -------     -------  --------   --------    --------
Income before
 provision for
 income taxes.....      2,015       1,639        1,799       9,287    17,667     26,423      26,927
Provision for
 income taxes.....        836         680          788       3,884     8,036     11,780      12,063
                       ------      ------      -------     -------  --------   --------    --------
Net income........     $1,179      $  959      $ 1,011     $ 5,403  $  9,631   $ 14,643    $ 14,864
                       ======      ======      =======     =======  ========   ========    ========
Net income per
 share:
 Basic............     $ 0.03      $ 0.02      $  0.02     $  0.13  $   0.22   $   0.34    $   0.35
                       ======      ======      =======     =======  ========   ========    ========
 Diluted..........     $ 0.03      $ 0.02      $  0.02     $  0.13  $   0.22   $   0.34    $   0.35
                       ======      ======      =======     =======  ========   ========    ========
Weighted average
 common shares
 outstanding:
 Basic............     43,000      43,000       43,000      43,000    43,000     43,000      43,000
                       ======      ======      =======     =======  ========   ========    ========
 Diluted..........     43,000      43,000       43,000      43,000    43,000     43,000      43,000
                       ======      ======      =======     =======  ========   ========    ========
                         Six Months Ended June 30,
                    -----------------------------------
                                             Pro Forma
                       1999        2000        2000
                    ----------- ----------- -----------
                    (unaudited) (unaudited) (unaudited)
Statement of
 Operations Data:
Revenue...........    $81,273    $113,335    $115,871
Cost of revenue...     47,238      62,615      63,584
                    ----------- ----------- -----------
 Gross profit.....     34,035      50,720      52,287
Operating
 expenses:
 General and
  administrative..     18,219      40,733      41,566
 Depreciation and
  amortization....      2,739       4,376       4,525
                    ----------- ----------- -----------
  Total operating
   expenses.......     20,958      45,109      46,091
                    ----------- ----------- -----------
Income from
 operations.......     13,077       5,611       6,196
Other income
 (expense), net...        (16)     (1,043)     (1,424)
                    ----------- ----------- -----------
Income before
 provision for
 income taxes.....     13,061       4,568       4,772
Provision for
 income taxes.....      5,822       2,407       2,515
                    ----------- ----------- -----------
Net income........    $ 7,239    $  2,161    $  2,257
                    =========== =========== ===========
Net income per
 share:
 Basic............    $  0.17    $   0.05    $   0.05
                    =========== =========== ===========
 Diluted..........    $  0.17    $   0.05    $   0.05
                    =========== =========== ===========
Weighted average
 common shares
 outstanding:
 Basic............     43,000      43,000      43,000
                    =========== =========== ===========
 Diluted..........     43,000      43,000      43,000
                    =========== =========== ===========

                             Predecessor Company                      December 31,                       June 30,
                      --------------------------------- ----------------------------------------- -----------------------
                      December 31, 1995 August 11, 1996    1996       1997      1998      1999       1999        2000
                      ----------------- --------------- ----------- --------- --------- --------- ----------- -----------
                         (unaudited)      (unaudited)   (unaudited) (audited) (audited) (audited) (unaudited) (unaudited)
Balance Sheet Data:
Cash and cash
 equivalents.........      $  195           $  597        $ 1,056    $ 3,052  $  8,940  $  4,819   $ 11,914    $  5,047
Working capital
 (deficit)...........       1,348            4,745          4,139      5,134    18,081    18,124     30,013     (11,842)
Total assets.........       1,729            5,567         45,125     65,012   193,872   241,873    219,230     336,956
Total long-term
 debt................          --               --          1,500          7        --     2,262      1,427       6,700
Total stockholder's
 equity..............       1,525            4,744         40,346     54,561   180,194   216,610    201,631     259,696

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   The following discussion should be read in conjunction with our financial statements and the notes to those statements included elsewhere in this prospectus.

Overview

   We are a leading, full-service e-business solutions provider primarily to Fortune 1000 and middle-market companies. Our services include e-business strategy consulting, creative design, Web branding, and development and implementation of e-business software applications. We deliver comprehensive e-business solutions which we believe create competitive advantages for our clients by integrating the Internet and its capabilities into all aspects of their businesses. Our specialty is the design and development of e-business architecture and large-scale, mission-critical e-business applications. Our proprietary software development and implementation methodologies enable us to combine our technical knowledge and extensive industry expertise to help our clients succeed in the rapidly evolving Internet economy. Our focus on emerging technologies helps us attract and retain talented professionals to deliver quality service and solutions to our clients.

   Our operations began in 1996 following the acquisitions of two well-established companies specializing in IT solutions, systems integration, and custom software development. Commencing in late 1998 and continuing to the present, we have been transitioning from being a provider of project-based IT solutions, or systems integration, to being a provider of e-business solutions. As a result of this transition, our operating and financial performance during 1999 reflected characteristics of the project-based IT solutions industry, such as modest growth in demand for enterprise IT solutions during the last six months of 1999, as well as characteristics of the e-business solutions industry, such as higher bill rates and greater demand for Web-based IT solutions. As the market for e-business solutions continues to mature and we complete our transition to being a provider of e-business solutions, we expect to increase our bill rates and the number of e-business professionals delivering our services as well as to experience higher demand for our e-business solutions. While we expect these trends to result in higher revenue growth and corresponding gross profits, we cannot assure you that the increases in our costs will not exceed our revenue growth.

   Since our inception, we have been profitable and an important part of MPS's earnings. For example, during 1999 we contributed approximately 10% of the consolidated revenue of MPS while contributing approximately 25% of consolidated earnings before interest, taxes, and depreciation and amortization, or EBITDA, during the same period. Prior to 2000, MPS focused on operating our company as a profitable unit of its own business and constrained our growth to the extent it would jeopardize MPS's profitability. For example, MPS limited our ability to hire e-business professionals prior to a specific engagement, resulting in us not having the optimal level of e-business professionals to take advantage of our growth opportunities. In addition, we did not have a separate brand name, which limited our ability to market our services to our clients and to attract and retain professionals. In 2000, we began engaging in these activities primarily to build geographic presence, increase billable headcount, and establish the Idea Integration and Idea.com brands. In March 2000, we introduced our brand name on a national scale. We anticipate incurring additional expenses in the immediate future as we continue to invest in development of our brand names, our national sales and marketing campaigns, and our recruiting and hiring initiatives.

   We derive our revenue primarily from the delivery of professional services. We offer our services to clients primarily under time-and-materials contracts and to a lesser extent under fixed-fee contracts. For time-and-materials projects, we recognize revenue based on the number of hours worked by e-business professionals at a rate per hour agreed upon with our clients. We recognize revenue from fixed-fee contracts on a percentage-of-completion method based on project hours worked. The percentage of our revenue from fixed-fee contracts was less than 5% of our total revenue in 1999 and 1998. We believe the revenue provided from fixed-fee contracts as a percentage of revenue will increase as we expand our e-business service offerings. Approximately 5% of our revenue is derived from commissions or royalties from our alliance partners related to sales of packaged software and infrastructure products. We recognize revenue from royalties and sales of packaged software and infrastructure products when the final sale is made and there is no longer any obligation to provide further services related to the sale.

   Our cost of revenue consists primarily of employee compensation and benefits for project personnel. General and administrative expenses consist primarily of compensation and benefits programs for our employees which are not directly related to the delivery of projects including our executive management, sales and marketing, administration, information technology, recruiting, and human resources personnel. General and administrative expenses also include research and development expenses and operating expenses such as rent, insurance, telephones, office supplies, travel, outside professional services, training, and facilities costs. We expect all of our costs to increase as we add additional personnel, expand our sales and marketing efforts, open new offices, increase our recruiting efforts, enhance our information systems, and incur additional costs related to the growth of our business and operations as a public company.

   Since our inception in 1996, we have acquired a number of businesses to expand geographically and further our transition to being an e-business solutions provider. Each of these transactions has been accounted for under the purchase method of accounting. The purchase prices were allocated to net tangible assets, which consisted primarily of cash, accounts receivable, property and equipment, accounts payable, and notes payable, and intangible assets, which consisted primarily of goodwill of $273.0 million resulting from these transactions. This goodwill is being amortized over an average of 38 years. We anticipate that a material portion of our revenue will be derived from these acquired companies in the immediate future. As we continue to grow our business, we expect to acquire additional companies that complement our business. See our consolidated financial statements and related notes for more information relating to our acquisitions.

Results of Operations

   The following table sets forth the percentage of revenue of some items included in our consolidated statements of operations:

                                                                 Six Months
                                               Years Ended       Ended June
                                              December 31,           30,
                                            -------------------  ------------
                                            1997   1998   1999   1999   2000
                                            -----  -----  -----  -----  -----
   Revenue................................. 100.0% 100.0% 100.0% 100.0% 100.0%
   Cost of revenue.........................  55.6   56.7   58.2   58.1   55.2
                                            -----  -----  -----  -----  -----
   Gross profit............................  44.4   43.3   41.8   41.9   44.8
   Operating expenses:
    General and administrative.............  23.8   23.7   22.4   22.4   35.9
    Depreciation and amortization..........   3.0    4.1    3.6    3.4    3.9
                                            -----  -----  -----  -----  -----
     Total operating expenses..............  26.8   27.8   26.0   25.8   39.8
                                            -----  -----  -----  -----  -----
   Income from operations..................  17.6   15.5   15.8   16.1    5.0
                                            -----  -----  -----  -----  -----
   Other income (expense), net.............  (0.3)  (0.1)  (0.1)    --   (0.9)
   Income before provision for income
     taxes.................................  17.3   15.4   15.7   16.1    4.1
   Provision for income taxes..............   7.2    7.0    7.0    7.2    2.1
                                            -----  -----  -----  -----  -----
   Net income..............................  10.1%   8.4%   8.7%   8.9%   2.0%
                                            =====  =====  =====  =====  =====

Six Months Ended June 30, 2000 Compared to Six Months Ended June 30, 1999

   Revenue. Revenue increased $32.0 million or 39.4% to $113.3 million during the six months ended June 30, 2000 from $81.3 million during the six months ended June 30, 1999. The increase was primarily a result of a combination of internal growth and the acquisition of businesses and to a lesser extent from an increase in bill rates.

   Gross Profit. Gross profit increased $16.7 million or 49.1% to $50.7 million during the six months ended June 30, 2000 from $34.0 million during the six months ended June 30, 1999. Gross profit as a percentage of revenue increased to 44.8% during the six months ended June 30, 2000 from 41.9% during the six months ended June 30, 1999. This increase was primarily as a result of an increase in the percentage of our revenue being derived from pure e-business solutions projects, which provide higher gross margins than the more traditional business solutions projects which comprised a higher percentage of revenue in the six months ended June 30, 1999. During the same period, our cost of revenue as a percentage of revenue decreased from 58.1% to 55.2% due, in part, to our increased use of salaried, rather than hourly, professionals. Typically, our compensation costs related to hourly professionals are higher than the compensation costs of salaried professionals.

   General and Administrative Expenses. General and administrative, or G&A, expenses increased $22.5 million or 123.6% to $40.7 million during the six months ended June 30, 2000 from $18.2 million as of June 30, 1999. G&A expenses as a percentage of revenue increased to 35.9% during the six months ended
June 30, 2000 from 22.4% during the six months ended June 30, 1999. This increase was due primarily to our investments associated with our transition to being an e-business solutions provider during the six months ended June 30, 2000. These expenditures included costs for sales and marketing, recruiting and hiring, and advertising and brand name roll-out. These expenses were not incurred in the six months ended June 30, 1999 at the same levels, as MPS was relying upon us to contribute a large portion of MPS's consolidated earnings.

   Depreciation and Amortization. Depreciation and amortization expense consists primarily of the amortization of intangible assets as a result of our acquisitions. Depreciation and amortization increased $1.7 million or 59.2% to $4.4 million during the six months ended June 30, 2000 from $2.7 million during the six months ended June 30, 1999. The increase is primarily due to the timing of our acquisitions.

   Other Income (Expense), Net. Other income (expense), net relates primarily to interest income from cash on hand at banks and interest expense related to notes payable to former shareholders of acquired companies. Other expense increased to $1.0 million during the six months ended June 30, 2000 from less than $0.1 million during the six months ended June 30, 1999. This increase was primarily due to the $30.0 million of debt due to MPS that arose during the six months ended June 30, 2000.

   Provision for Income Taxes. The provision for income taxes decreased $3.4 million or 58.6% during the six months ended June 30, 2000 to $2.4 million from $5.8 million during the six months ended June 30, 1999. The effective tax rate increased from 44.6% during the six months ended June 30, 1999 to 52.7% during the six months ended June 30, 2000. This increase is due to the increase of non-tax deductible intangible amortization as a percentage of pre-tax income.

Year Ended December 31, 1999 Compared to Year Ended December 31, 1998

   Revenue. Revenue increased $53.8 million or 47.0% to $168.2 million during fiscal 1999 from $114.4 million during fiscal 1998. The increase was attributable to a combination of internal growth and the acquisition of businesses and to a lesser extent from an increase in bill rates.

   Gross Profit. Gross profit increased $20.7 million or 41.8% to $70.2 million during fiscal 1999 from $49.5 million during fiscal 1998. The increase in absolute dollars of gross profit was due to a combination of internal growth and growth through the acquisition of businesses. Gross profit as a percentage of revenue decreased to 41.8% from 43.3% because we incurred higher costs of revenue primarily due to an increase in compensation costs due to the competitive recruiting and retention environment during fiscal 1999. In addition, we were required to increase salaries as a result of our inability to offer equity participation in a dedicated e-business solutions provider in a manner similar to our competitors.

   General and Administrative Expenses. G&A expenses increased $10.5 million or 38.7% to $37.6 million during fiscal 1999 from $27.1 million during fiscal 1998. The increase in G&A expenses was primarily due to the incremental expenses resulting from acquired businesses. G&A expenses as a percentage of revenue decreased to 22.4% for fiscal 1999 from 23.7% during fiscal 1998. This decrease was primarily due to MPS relying on us to maximize profitability. To maximize profitability, we limited our investment in many items that are included in G&A expenses such as: a separate brand and the related marketing of that brand, training programs, recruiting and hiring initiatives, and a national sales effort. We expect G&A expenses to increase, both in total dollars and as a percentage of revenue, in future periods as we increase our investments in these initiatives.

   Depreciation and Amortization. Depreciation and amortization expense consists primarily of the amortization of intangible assets. Depreciation and amortization increased $1.4 million or 29.8% to $6.1 million during fiscal 1999 from $4.7 million during fiscal 1998. The increase is primarily a result of acquisitions that occurred during fiscal 1999 and 1998. We anticipate that the expenses related to the amortization of intangible assets will increase in future periods as we continue to make strategic acquisitions.

   Other Income (Expense), Net. Other income (expense), net relates primarily to interest income from cash on hand at banks and interest expense related to notes payable issued to the former shareholders of acquired companies. Other expense remained relatively constant at approximately $0.1 million during fiscal 1999 and 1998.

   Provision for Income Taxes. The provision for income taxes increased $3.8 million or 47.5% to $11.8 million during fiscal 1999 from $8.0 million during fiscal 1998. The effective tax rate decreased to 44.6% during fiscal 1999 from 45.5% during fiscal 1998. This decrease was primarily due to the reduced effect of non-deductible intangible amortization as a result of the increase in pre-tax income.

Year Ended December 31, 1998 Compared to Year Ended December 31, 1997

   Revenue. Revenue increased $60.7 million or 113.0% to $114.4 million during fiscal 1998 from $53.7 million during fiscal 1997. The increase was attributable to the acquisition of businesses, which resulted in increases in the number and size of client engagements.

   Gross Profit. Gross profit increased $25.6 million or 107.1% to $49.5 million during fiscal 1998 from $23.9 million during fiscal 1997. The increase in absolute dollars of gross profit was due primarily to the acquisition of businesses. Gross profit as a percentage of revenue decreased to 43.3% from 44.4% primarily as a result of an increase in compensation and benefits paid to our e-business professionals.

   General and Administrative Expenses. G&A expenses increased $14.3 million or 111.7% to $27.1 million during fiscal 1998 from $12.8 million during fiscal 1997. G&A expenses as a percentage of revenue decreased to 23.7% for fiscal 1998 from 23.8% during fiscal 1997. The majority of the increase was due to the additional expenses contributed by acquired companies.

   Depreciation and Amortization. Depreciation and amortization expense consists primarily of the amortization of intangible assets as a result of our acquisitions. Depreciation and amortization increased $3.1 million or 193.8% to $4.7 million during fiscal 1998 from $1.6 million during fiscal 1997. The increase is primarily a result of acquisitions that occurred during fiscal 1998 and 1997.

   Other Income (Expense), Net. Other income (expense), net relates primarily to interest income from cash on hand at banks and interest expense related to notes payable issued to the former shareholders of acquired companies. Other expense remained relatively constant at $0.1 million during fiscal 1998 and $0.2 million during fiscal 1997.

   Provision for Income Taxes. The provision for income taxes increased $4.1 million or 105.1% to $8.0 million during fiscal 1998 from $3.9 million during fiscal 1997. The effective tax rate increased to 45.5% during fiscal 1998 from 41.8% during fiscal 1997. This increase was primarily due to the increase in non-deductible intangible amortization as a result of acquisitions that occurred during fiscal 1998.

Quarterly Results of Operations

   The following table sets forth a summary of our unaudited quarterly operating results for each of the eight quarters ended June 30, 2000 and the percentage of our revenue represented by each item in the respective quarters. This data has been derived from our unaudited interim financial statements which, in our opinion, have been prepared on substantially the same basis as the audited consolidated financial statements contained elsewhere in this prospectus and include all normal recurring adjustments necessary for a fair presentation of the financial information for the periods presented. These unaudited quarterly results should be read in conjunction with our audited consolidated financial statements and related notes included elsewhere in this prospectus. The operating results in any quarter are not necessarily indicative of the results that may be expected for a full year or in any future period.

   During fiscal 1999 and leading into fiscal 2000, we were continuing our transition to being a provider of e-business solutions. Our results in the third and fourth quarters of 1999 were affected in part by this strategic transition combined with the effects of the spending patterns of our clients. During this transition, a portion of our revenue came from traditional IT project-based services, which experienced an anticipated decrease as we entered the latter part of fiscal 1999. A large portion of our revenue is derived from Fortune 1000 clients, many of whom experienced a deferral in IT spending in the latter half of 1999 due to their resources being diverted from e-business solutions projects to address year 2000 issues. In addition, our client base did not include a large percentage of Internet start-up companies, commonly referred to as "dot com" clients, who were large users of e-business services in the latter part of fiscal 1999.

                                                       Quarters Ended
                          ------------------------------------------------------------------------------
                          Sept. 30, Dec. 31,  Mar. 31,  June 30,  Sept. 30, Dec. 31,  Mar. 31,  June 30,
                            1998      1998      1999      1999      1999      1999      2000      2000
                          --------- --------  --------  --------  --------- --------  --------  --------
                                                       (in thousands)
Statement of Operations
 Data:
Revenue.................   $32,501  $33,794   $38,047   $43,226    $44,485  $42,400   $52,781   $60,554
Cost of revenue.........    18,717   19,117    22,400    24,839     24,938   25,772    29,977    32,638
                           -------  -------   -------   -------    -------  -------   -------   -------
Gross profit............    13,784   14,677    15,647    18,387     19,547   16,628    22,804    27,916
Operating expenses:
 General and
   administrative.......     7,673    8,560     8,957     9,261      9,099   10,297    18,468    22,265
 Depreciation and
   amortization.........     1,291    1,305     1,326     1,413      1,620    1,696     2,037     2,339
                           -------  -------   -------   -------    -------  -------   -------   -------
  Total operating
    expenses............     8,964    9,865    10,283    10,674     10,719   11,993    20,505    24,604
                           -------  -------   -------   -------    -------  -------   -------   -------
Income from operations..     4,820    4,812     5,364     7,713      8,828    4,635     2,299     3,312
Other income (expense),
  net...................       (26)      (2)       --       (16)       (46)     (55)     (402)     (641)
                           -------  -------   -------   -------    -------  -------   -------   -------
Income before provision
  for income taxes......     4,794    4,810     5,364     7,697      8,782    4,580     1,897     2,671
Provision for income
  taxes.................     2,180    2,188     2,391     3,431      3,916    2,042       999     1,408
                           -------  -------   -------   -------    -------  -------   -------   -------
Net income..............   $ 2,614  $ 2,622   $ 2,973   $ 4,266    $ 4,866  $ 2,538   $   898   $ 1,263
                           =======  =======   =======   =======    =======  =======   =======   =======
As a Percentage of
 Revenue:
Revenue.................     100.0%   100.0%    100.0%    100.0%     100.0%   100.0%    100.0%    100.0%
Cost of revenue.........      57.6     56.6      58.9      57.5       56.1     60.8      56.8      53.9
                           -------  -------   -------   -------    -------  -------   -------   -------
Gross profit............      42.4     43.4      41.1      42.5       43.9     39.2      43.2      46.1
Operating expenses:
 General and
   administrative.......      23.6     25.3      23.5      21.4       20.5     24.3      35.0      36.8
 Depreciation and
   amortization.........       4.0      3.9       3.5       3.3        3.6      4.0       3.9       3.9
                           -------  -------   -------   -------    -------  -------   -------   -------
  Total operating
    expenses............      27.6     29.2      27.0      24.7       24.1     28.3      38.9      40.7
                           -------  -------   -------   -------    -------  -------   -------   -------
Income from operations..      14.8     14.2      14.1      17.8       19.8     10.9       4.3       5.4
Other income (expense),
  net...................      (0.1)      --        --        --       (0.1)    (0.1)     (0.8)     (1.1)
                           -------  -------   -------   -------    -------  -------   -------   -------
Income before provision
  for income taxes......      14.7     14.2      14.1      17.8       19.7     10.8       3.5       4.3
Provision for income
  taxes.................       6.7      6.4       6.3       7.9        8.8      4.8       1.9       2.3
                           -------  -------   -------   -------    -------  -------   -------   -------
Net income..............       8.0%     7.8%      7.8%      9.9%      10.9%     6.0%      1.6%      2.0%
                           =======  =======   =======   =======    =======  =======   =======   =======

Liquidity and Capital Resources

   We typically fund our working capital and capital expenditure needs through cash flows from operations. Historically, we have relied on funding from MPS to make strategic acquisitions. Prior to December 31, 1999, all of the funding originating from MPS was considered contributed capital. During fiscal 2000, we received additional funding from MPS in addition to assuming $30.0 million of intercompany indebtedness that we anticipate will be repaid from the proceeds of this offering. As of June 30, 2000, we had approximately $30.0 million indebtedness owed to MPS resulting from this assumption of indebtedness and $5.0 million in cash and cash equivalents.

   Net cash provided by operating activities for the years ended December 31, 1997, 1998, and 1999 was $3.6 million, $13.9 million, and $17.6 million, respectively. The increase in cash provided by operating activities in each of these periods was mainly due to increases in the overall revenue of the business due to both internal growth and acquisitions. Net cash provided by operating activities for the six months ended June 30, 1999 and 2000 was $3.7 million and $1.2 million, respectively. The decrease in the six months ended June 30, 2000 was due primarily to a decrease in net income from operations. This decrease in net income was due primarily to increased expenditures in the six months ended June 30, 2000.

   Net cash used in investing activities for the years ended December 31, 1997, 1998, and 1999 was $10.4 million, $7.4 million, and $41.5 million, respectively. Net cash used in investing activities for the six months ended June 30, 1999 and 2000 was $14.9 million and $71.9 million, respectively. Cash used in investing activities in each period consisted primarily of purchases of businesses and to a lesser extent purchases of furniture and equipment to support growth in our infrastructure. We anticipate capital expenditures will continue to increase significantly to accommodate our growth.

   Net cash provided by (used in) financing activities for the years ended December 31, 1997, 1998, and 1999 was $8.8 million, ($0.6) million, and $19.8 million, respectively. Net cash provided by financing activities for the six months ended June 30, 1999 and 2000 was $14.2 million and $70.9 million, respectively. Net cash provided by financing activities for all years consisted of advances from MPS mainly to fund acquisitions.

   We have notes outstanding of $12.2 million which bear interest at rates ranging from 4.7% to 6.4% and have maturity dates ranging from November 2000 to November 2001. In addition, we anticipate having to provide contingent consideration to the former shareholders of one of our acquired companies. The maximum amount of this consideration is limited to $5.0 million.

   We are currently in discussions with commercial lenders to obtain a $50.0 million senior unsecured credit facility, which is anticipated to have a maturity of three years. We will use this credit facility for general corporate purposes, acquisitions and expansion, and working capital purposes. We anticipate that monies outstanding under the credit facility would bear interest at a floating rate, determined on the basis of either a LIBOR rate or a prime rate, plus an applicable margin. We anticipate that a credit facility will be in place by the closing date of the offering, but that no monies will be outstanding under the credit facility at that time. Banc of America Securities LLC, an affiliate of Bank of America, N.A., one of the commercial lenders, is also one of the representatives of the underwriters for this offering.

   We believe that the net proceeds from this offering, combined with current cash balances and amounts available under our proposed credit facility, will be sufficient to meet our capital and capital expenditure requirements for at least the next 12 months. We may need additional financing to fund our cash requirements beyond 12 months. In this regard, we expect to continue to invest significantly in the growth of our business, and additional financing may not be available on terms acceptable to us, or at all.

Market Risk

   To date, we have not used derivative financial instruments or derivative commodity instruments. We do not expect to employ these or other strategies to hedge market risk in 2000. We invest our cash in money market funds, which are subject to minimal credit and market risk. We believe that the market risks associated with these financial instruments are immaterial. We realize approximately 97% of our revenue in U.S. dollars and approximately 3% in foreign currency, primarily in pounds sterling. Accordingly, we do not believe that we currently have any significant direct currency exchange rate risk.

Recent Accounting Pronouncements

   In June 1998, the Financial Accounting Standards Board, or FASB, issued Statement of Financial Accounting Standards, or SFAS, No. 133, "Accounting for Derivative Instruments and for Hedging Activities." SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument be recorded on the balance sheet as either an asset or liability measured at fair value. SFAS No. 133 requires that changes in a derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. In June 1999, the FASB issued SFAS No. 137, an amendment to SFAS No. 133, deferring the effective date of SFAS No. 133. SFAS No. 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000, and cannot be applied retroactively. We do not participate in hedging activity, and therefore do not anticipate the adoption of SFAS No. 133 to have a material effect on our consolidated financial position, results of operations, or cash flows.

   In December 1999, the Securities and Exchange Commission, or the Commission, issued Staff Accounting Bulletin No. 101, or SAB 101, Revenue Recognition, which outlines the basic criteria that must be met to recognize revenue and provides guidance for presentation of revenue and for disclosure related to revenue recognition policies in financial statements filed with the Commission. The adoption of SAB 101 did not have a material impact on our consolidated financial position, results of operations or cash flows.

   In March 2000, the FASB issued interpretation No. 44, or FIN 44, "Accounting for Certain Transactions Involving Stock Compensation," which is an interpretation of Accounting Principles Board Opinion No. 25, or APB Opinion
25. This interpretation clarifies:

  . the definition of employee for purposes of applying APB Opinion 25, which deals with stock compensation issues;

  . the criteria for determining whether a plan qualifies as a noncompensatory plan;

  . the accounting consequence of various modifications to the terms of a previously fixed stock option or award; and

  . the accounting for an exchange of stock compensation awards in a business combination.

   This interpretation is effective July 1, 2000. Some conclusions in this interpretation, however, cover specific events that occur after either December 15, 1998 or January 12, 2000. To the extent that this interpretation covers events occurring during the period after December 15, 1998 or January 12, 2000, but before the effective date of July 1, 2000, the effects of applying this interpretation are recognized on a prospective basis from July 1, 2000. The adoption of FIN 44 did not have a material impact on our consolidated financial statements, results of operations or cash flows.

                                    BUSINESS

Overview

   We are a leading, full-service e-business solutions provider primarily to Fortune 1000 and middle-market companies. Our services include e-business strategy consulting, creative design, Web branding, and development and implementation of e-business software applications. We deliver comprehensive e-business solutions which we believe create competitive advantages for our clients by integrating the Internet and its capabilities into all aspects of their businesses. Our specialty is the design and development of e-business architecture and large-scale, mission-critical e-business applications. Our proprietary software development and implementation methodologies enable us to combine our technical knowledge and extensive industry expertise to help our clients succeed in the rapidly evolving Internet economy. Our focus on emerging technologies helps us attract and retain talented professionals to deliver quality service and solutions to our clients.

   We maintain relationships with a number of leading technology companies, including Active Software, BEA Systems, Commerce One, SAP America, Siebel, and Sun Microsystems, to facilitate our service delivery to clients. Through these relationships, we are able to integrate their technologies into our e-business solutions and provide our professionals advanced training in the latest technologies. We believe these technology relationships will be critical as other communication technologies such as wireless and broadband become increasingly incorporated into our e-business solutions for deployment on personal digital assistants, cellular phones, and pagers.

   Our operations began in 1996 following the acquisition of two well-established companies specializing in IT solutions, system integration, and custom software development. Since inception, we have grown organically by developing new geographic operations and new e-business solutions practices. We have also grown by completing strategic acquisitions and integrating the operations of the acquired companies. As a result, we have significant geographic scale and breadth of e-business solutions with over 1,300 professionals serving 18 markets in the United States and one in England.

   Our current clients include many leading and emerging companies in the telecommunications, financial services, utilities and energy, healthcare and pharmaceutical, automotive, and manufacturing industries. Over the past year, we have performed substantial services for clients such as AT&T, Compaq, JCPenney, KPN Qwest, Lucent, Motorola, and PE Corporation.

Industry Background

 Growth of the Internet and e-Business Drives Shift in Companies' Business Strategies

   Growth in the information and business services available via the Internet has fundamentally changed the way that businesses communicate, obtain information, and purchase and sell goods and services. Companies are using the Internet to transact business with existing customers, target and acquire new customers, collaborate with supply-chain partners, and manage distribution relationships. The Internet also has allowed businesses to identify new product and service offerings that extend and complement their core markets. As a result of the significant growth opportunities the Internet presents, organizations increasingly are investing in strategic e-business solutions to transform their core business and technology strategies.

 Increasingly Competitive Environment Requires Effective e-Business Solutions

   Faced with growing competition, deregulation, and globalization, companies increasingly are looking to implement effective e-business solutions to help build a competitive advantage. In addition, the rapid pace of technological change and the limitations of traditional legacy software applications are resulting in a transition toward Internet-based architectures and applications. However, successful adoption of e-business solutions can pose strategic, technical, and design challenges. Effective e-business solutions must integrate with existing systems as well as continuously evolve with a company's changing needs. These e-business solutions often are complex and require one or more of the following: e-business strategy, creative design, e-application development, business-to-business solutions, enterprise application integration, business intelligence, customer relationship management, enterprise-class software solutions, infrastructure design and deployment, as well as the ability to provide Web hosting and application services.

 Limited In-House Technical Expertise Drives Need for Third Party Services

   Few companies have the internal technical expertise required to implement effective e-business solutions. In addition, many companies that have already attempted to implement some degree of their e-business solutions recognize the need to continuously evaluate and upgrade their infrastructure and approach. As a result, we believe many companies will use an outsourced approach to implement their e-business strategies. In fact, IDC estimates that the worldwide market for Internet professional services will grow from $27.3 billion in 2000 to $99.1 billion in 2004. We believe that this growth will be further accelerated by the emergence of broadband and wireless applications and the need to deliver customized information to and from any location through multiple media.

 Market Opportunity

   In response to this increasing market demand for Internet professional services, numerous providers have entered the market, including traditional information technology service firms, systems integrators, and strategic consulting firms. Newly formed Internet professional service firms, however, typically lack the knowledge and experience to address the integration needs of complex network infrastructure and legacy systems. In addition, they may lack the extensive industry-specific knowledge necessary to provide timely e-business solutions customized to the unique needs of clients in a particular industry. Furthermore, the ability of many of these firms to service clients is constrained by their smaller size, limited geographic scope, and lack of resources. This has created significant opportunities for an experienced, large-scale e-business solutions provider with industry-specific knowledge that can offer clients front-end solutions, such as e-business strategy consulting and Web branding services, and back-end solutions, such as enterprise software application development and integration.

Our Solution

   We believe we are one of the largest e-business solutions providers in the United States offering the full range of services necessary to rapidly implement the digital transformation of companies in a broad range of industries. We have considerable experience in the timely delivery of complex, scalable solutions as well as integrated module solutions that perform mission-critical functions. Our expertise runs across multiple technology platforms and provides us a competitive advantage over firms that have a more limited application development and integration background. We believe that our success to date has been largely attributable to the following key characteristics of our service offerings:

 Comprehensive e-Business Solutions

   We provide a broad range of service offerings to facilitate our clients' diverse and complex e-business strategies. Our expertise in developing and implementing back-end, technology-driven e-business solutions for our clients complements our front-end e-business strategy, creative design, and Web branding services. By offering in-depth technical expertise along with creative and strategy solutions, we provide our clients with a single source for e-business solutions. In addition, our comprehensive solutions capability allows us to tailor our services to our clients' specific solutions needs no matter where they may be in the process of developing or implementing their e-business objectives.

 Extensive Expertise in Key Industries

   We seek to deliver superior solutions for our clients by combining our comprehensive Internet technology expertise with an in-depth understanding of the industries in which our clients compete. By understanding our clients' businesses, our professionals can effectively manage the implementation of the chosen e-business solution, saving our clients time and money. We have developed extensive expertise in the telecommunications, financial services, utilities and energy, healthcare and pharmaceutical, automotive, and manufacturing industries through the numerous engagements that we have completed during our four years of operations. We have developed particular expertise in the telecommunications industry, which we believe is increasingly critical to our business as telecommunications services, including wireless and broadband, are expected to continue to significantly contribute to the future dramatic growth of the Internet. Given our experience and expertise in the telecommunications industry, we believe we are well-positioned to continue to capitalize on this opportunity.

 Multi-Level Service Delivery Model

   Our multi-level service delivery model, comprised of our local solution centers, regional acceleration centers, and national practice groups, offers our clients a comprehensive and tailored approach to service delivery based upon the scope, nature, and breadth of each particular engagement. Clients located in markets where we have a solution center benefit from the increased efficiencies and decreased costs associated with local solution delivery. Our regional acceleration centers, which provide off-site application development through a pool of resources with technology-specific skills, serve clients that are implementing highly complex solutions requiring consultants with specific technology expertise. Our national practice groups service our clients, either at their offices or at one of our locations, that require specialized industry or technical expertise not available locally. Our multi-level service delivery model allows us to tailor our services to our clients' particular needs, enables our professionals to work more closely with our clients, and provides the opportunity for a more seamless transition once our initial engagement is completed.

 Broad Geographic Scope and Availability of Resources

   As of June 30, 2000, we employed more than 1,300 e-business professionals located in the following 19 markets: Atlanta, Chicago, Columbus, Dallas, Denver, Detroit, Houston, Jacksonville, London, Los Angeles, New York, Oakland, Philadelphia, Pittsburgh, Raleigh-Durham, Rochester, San Francisco, San Mateo, and Washington, D.C. Because we employ so many skilled professionals, we can assure our clients that we are consistently capable of staffing engagements with sufficient and specialized resources. Our geographic scope, together with our multi-level service delivery model, allows us to provide services to our clients in a more timely, cost-effective manner and provides a means for establishing close ties with clients in more than one location. This geographic scope also allows us on-site access to clients' complex information technology infrastructure, which aids and speeds the development of integrated e-business solutions.

 Proprietary Methodologies

   Our proprietary software development and project management methodologies, Idea RoadMap, enable us to provide comprehensive solutions that incorporate our broad technical knowledge and capitalize on our extensive industry expertise. Idea RoadMap provides our clients and professionals with proven software development and project management methodologies that are readily accessible through our intranet, myidea.com. These standardized methodologies assure clients that we maintain established software development principles and procedures that enable clients to effectively monitor the progress of their projects. In addition, our methodologies are designed to provide a flexible, scalable, and consistent framework for efficient and successful delivery of our solutions to meet our clients' objectives.

Our Strategy

   Our objective is to become the leading provider of integrated, end-to-end e-business solutions. To achieve this goal, we are pursuing the following strategies:

 Continue to Attract and Retain High-Quality Professionals

   Our ability to attract and retain high-quality professionals is significantly enhanced by the breadth of our service offerings, our industry expertise, our history of profitability, and our broad geographic reach. In addition, we retain our professionals through programs that provide training in new technologies and skill enhancement. As a result, we are able to offer diverse skill development and career paths to our professionals. We intend to continue to aggressively recruit and retain qualified individuals by highlighting our work-life balance policy, our ability to offer limited travel schedules, our high-profile client list, and our focus on emerging technologies as differentiating factors.

 Create and Expand Long-Term Client Relationships

   In addition to providing high-quality services, we plan to expand our business by fostering closer relationships with existing clients, assigning client managers, identifying new services required by our clients, actively cross-selling our services, and providing mission-critical, long-term services such as Web hosting and application services through our strategic alliances. To generate business from new clients, we intend to continue to build our national sales and marketing capabilities, expand our consultant base, open additional solution centers, expand our alliance relationships, and broaden our industry-specific market expertise. By providing additional services to our existing client base and aggressively pursuing new client relationships, we intend to capitalize on the rapidly growing demand for Internet professional services.

 Develop and Expand Practices in Emerging Technologies

   Given the rapid development of new technologies, e-business solutions providers must maintain a constant focus on emerging trends. We have a history of successfully identifying new technology trends, developing expertise, and rapidly deploying new technologies through our local solution centers, regional acceleration centers, and national practice groups. We intend to continue to develop and expand upon our capabilities in emerging technologies, including broadband, wireless, and satellite communications. We intend to continue to recruit the most qualified professionals in these areas, share knowledge and best practices relating to new technologies through Idea RoadMap, partner with key providers of emerging technologies, and train our sales force to sell solutions employing these emerging technologies.

 Build on Our Scale and Continue Our Geographic Expansion

   Since our inception, we have expanded our business aggressively through a combination of internal growth and strategic acquisitions. We believe that continued geographic expansion will increase our ability to attract and serve new clients. We currently employ over 1,300 professionals located in 18 markets throughout the United States and one market in England. We plan to expand our presence domestically and internationally in key markets. In addition, where appropriate, we plan to offer additional services in locations with existing offices. Our management team has significant experience in entering new markets, completing acquisitions, and integrating acquired companies. We will continue to pursue selective strategic acquisitions to acquire expertise in new and emerging technologies, hire qualified professionals, enter into new geographic markets, and expand our client base.

 Further Build the Identity and Awareness of the Idea Brand

   Since the introduction of our Idea Integration and Idea.com brands in March 2000, we have executed advertising and recruiting campaigns designed to promote Idea Integration as a premier company in the e-business solutions marketplace. We plan to continue to aggressively promote the Idea Integration and Idea.com brands with chief executive and chief information officers of our clients and prospective clients, as well as the e-business solutions market in general. To raise brand awareness, we plan to drive Internet traffic to our Web site, www.idea.com, via print, radio and television media advertising. The information on our Web site is designed to attract new clients, professionals, and alliance partners.

 Expand Relationships with Leading Software Providers

   We have developed strong alliances with a number of leading e-business software manufacturers including Active Software, BEA Systems, Commerce One, SAP America, Siebel Systems, and Sun MicroSystems. We intend to expand our relationships with these and other similar companies. These relationships provide us with an opportunity to tailor solutions to meet our clients' specific needs, assist our alliance partners in selling and marketing their products, and result in referrals and opportunities to win new project engagements. In addition, these relationships provide our professionals with advanced training in the latest technologies.

 Extend Relationships with Application Service Providers and Web Hosting
Providers

   We will continue to build relationships with a variety of industry-leading application service providers, or ASPs, and Web hosting providers. We believe that ASPs will capture a growing portion of the application software market by providing clients with the benefits of enterprise-class solutions without the drawbacks of hosting these applications themselves. We intend to use and extend our current relationships with Applicast, AT&T, Cable & Wireless, Cayenta, Qwest Communications, Qwest Cyber.Solutions, and Soliance and to enter into new relationships to reach additional markets and accelerate the adoption of our services. These relationships enable us to focus on our core competencies while offering our customers highly complementary services from industry leaders and innovators.

Our Practices

   Our e-business professionals, skilled in a wide variety of technologies, deliver comprehensive, integrated e-business solutions. Our full-service approach to e-business solutions incorporates the following practice areas:

 e-Application Development

   Our specialty is the design and development of e-business architecture and large scale, mission-critical e-business applications. When our clients have complex business needs and objectives that require highly integrated e-business software applications, we deliver custom-tailored e-application solutions developed either at the client site or at one of our regional acceleration centers for use by the client's internal staff, customers, or trading partners. Key services we offer within this practice include:

  . e-application design, prototyping, and development - designing the application to meet functional and technical requirements and using a variety of tools and technologies to code and develop the application

  . portal development - developing a portal accessible via the Web or wireless devices to deliver relevant aggregate or personalized data to users

  . systems integration - integrating the application with other disparate systems and databases, whether internal or external to the client

 Enterprise Application Integration

   Our Enterprise Application Integration, or EAI, practice allows clients to modernize, consolidate, coordinate, and integrate their existing computer software applications by optimizing the performance of enterprise applications and providing seamless links between disparate applications and data. Typically, we link legacy applications and databases with newly implemented e-business applications. Key services we offer within this practice include:

  . EAI planning - conducting a detailed analysis of the system relationships, procedures, tools, and architectures that we must meld to successfully develop an integration platform

  . EAI risk management - identifying critical applications and developing contingency plans and risk mitigation procedures

  . seamless implementation - integrating the target applications and data, testing the stress points with a variety of tools, and implementing our solutions

 e-Business Strategy

   We work with our clients to define realistic and executable strategies for using the Internet and other digital technologies to create new, or enhance existing, business models. Our extensive expertise in specific industries along with our knowledge of the latest technologies and e-business models help our clients move quickly and decisively towards achieving their e-business goals and objectives. Key services we offer within this practice include:

  . e-business landscape analysis - identifying competitive e-business opportunities and challenges in our clients' key markets and formulating specific strategies and action plans

  . business process tuning - analyzing, and developing a plan to optimize, our clients' business processes

 Creative Design

   Our Creative Design practice combines our technical skill with our creative and artistic talents. Our professionals work with our clients to develop the colors, graphic elements, and look and feel that define their Web sites. In addition, either independently or with our clients' third-party advertising consultants, we develop new online brands and identities or adapt our clients' traditional brands and market identities to the Internet. Key services we offer within this practice include:

  . interface design - designing the user interface and navigation conventions that control operation of the Web site or software application

  . user experience optimization - applying knowledge of user needs, characteristics, and behavior to develop Web site content and architecture to enhance Web site efficiency and effectiveness

 Business Intelligence

   Our Business Intelligence practice delivers solutions that extract, compile, and interpret business information captured from multiple sources, such as Web sites, customer information systems, back office systems, and third party data sources. We provide powerful tools to turn this data into easily accessible, high- quality, critical business information that may increase customer loyalty, enable personalization, facilitate cost savings, and target new areas for growth. With the proliferation of wireless information delivery and personal digital assistants, our clients expect our solutions to enable them to provide value-added, personalized information on demand. Using emerging technologies, such as Wireless Application Protocol, and leveraging partnerships with industry leaders, our solutions deliver critical business information to our clients as well as their customers and trading partners where and when they need it most. Key services we offer within this practice include:

  . data modeling - identifying data standards, developing and maintaining databases, and defining data aggregation rules

  . data cleansing and conversion - developing data cleansing and conversion methods to access accurate, up-to-date data from multiple sources, including clickstream data

  . report design and generation - enabling clients to perform detailed analysis via Web browsers, existing applications, or custom reporting software

 Enterprise Software Solutions

   Our Enterprise Software Solutions practice enables our clients to customize, implement, upgrade, and integrate enterprise-class applications. Key services we offer within this practice include:

  . functional analysis - analyzing and mapping business processes to enterprise software applications to determine functionality gaps

  . configuration - configuring the enterprise software application to accommodate existing business processes or adapting existing business processes to the functionality of the application

  . integration - integrating the enterprise application with disparate systems and databases, including legacy applications, other enterprise applications, Web store-fronts, and business-to-business trading applications

 Business-to-Business Solutions

   The e-business professionals assigned to our Business-to-Business Solutions practice deliver complex interfaces and workflow applications that allow our clients to conduct business securely and cost-effectively over the Internet with their customers and trading partners. Our implementation services allow our customers who are best served by software applications from providers, such as Commerce One, Ariba, and Intelisys, to quickly and cost-effectively implement them. For those clients that need capabilities beyond the reach of packaged applications, we develop client-specific business-to-business applications.

 CRM (Customer Relationship Management) Solutions

   Our CRM Solutions practice provides the methodologies, software, and Internet solutions to enable our clients to manage customer relationships more efficiently. We may build a database for a client about its customers that describes relationships in sufficient detail so that management, salespeople, service providers, and even customers could match customer needs with product plans and offerings, receive or send reminders of service requirements, review customer buying history, and analyze other similar relevant information. Our solutions may be customized, integrated solutions or based upon third-party platforms, such as Siebel Systems. We offer consultation, implementation, and customization services for, and ongoing maintenance of, customer relationship management applications.

 Additional Service Offerings

   We offer our clients access to ASP services, Web hosting capabilities, and applications outsourcing through our alliances with specialized ASPs and Web hosting firms. This allows us to be a total service provider without making the significant capital expenditures and investments in personnel and security environments often associated with operating a commercial data center. In addition, working with our infrastructure alliance partners, we provide consulting and deployment services, including designing, implementing, and maintaining high performance enterprise and security solutions for UNIX and Windows NT/2000 based platforms, and provide a full range of hardware solutions. After developing our solutions, we may continue to serve our clients by developing an Internet-based training curriculum to help train users of the solutions.

Idea RoadMap

   Idea RoadMap is a group of proprietary methodologies used to plan and execute e-business solutions projects. These methodologies serve as our mechanism for recording and sharing the best practices and the latest deliverables developed by our professionals. The following details the origin of Idea RoadMap and its three components: Framework, Process Methods, and Practice Methods.

 Origin of Idea RoadMap

   We have established a National Center for Excellence for Process and Practice Methodology that developed Idea RoadMap and provides support to our e-business professionals in areas that enhance the value and quality of the solutions we deliver to our clients. The National Center also supports our practices and professionals through activities such as practice-specific training and general methodology support.

   Through the guidance and expertise provided by the National Center, the software development processes that are contained within Idea RoadMap have been rated Capability Maturity Model, or CMM, Level 2 by the Software Engineering Institute, or SEI, of Carnegie Mellon University. The SEI helps organizations and individuals to improve their software engineering and management practices. We believe that the CMM has become a de facto industry standard for assessing and improving software processes and provides an evolutionary path from ad hoc, chaotic processes to mature, disciplined software processes. We believe that our achievement of CMM Level 2 is important to our clients and may induce them to select us over competitors because we continue to use proven software development and project management principles and procedures.

 Framework

   The Idea RoadMap Framework allows us to plan and implement e-business solutions and breaks the engagement life cycle into six distinct phases: preparation, orientation, definition, construction, testing, and deployment. This standardized Framework enables us to deliver high-quality services while mitigating the risks of complicated projects and helps ensure consistency and quality of deliverables. Following this Framework provides a common baseline for project professionals and standard reporting guidelines to establish project metrics from planning to implementation.

 Process Methods

   Process Methods provide procedural and structural support for each engagement. These Process Methods are closely aligned with the goals and structure of SEI. The procedures span the phases of the Framework to provide management guidelines for all types of projects delivered by us. The Process Methods and Framework provide the structure and process to support effective and efficient delivery of our comprehensive, integrated solutions, and provide a basis for achieving our high standards of quality.

 Practice Methods

   Practice Methods provide guidance in delivering an engagement based on the specific practice area. Practice Methods are based on the best practices of our professionals and the industry. The Practice Methods include specific steps for each project phase, reference points to the Process Methods for each project phase, and specialized techniques, sample deliverables, and templates.

Strategic Alliances

   We have entered into strategic alliances with a number of leading e-business software and infrastructure providers. We believe alliance partners create a competitive advantage for us, as they provide a mechanism to keep our professionals current on the latest technology solutions through continued training and certification programs, provide referral and other business opportunities, and expand the visibility of our brand via joint marketing initiatives. These alliances enable us to provide comprehensive, integrated e-business solutions and to be a single point of contact for our clients. We have an alliance partner management team that is responsible for managing and expanding our current alliance partner relationships as well as establishing new relationships, which we believe will continue to strengthen our competitive advantage.

   We classify our strategic relationships into four categories: solutions partner, joint marketing partner, reseller, and training partner. As a solutions partner, we provide e-business solutions that include our partners' products and services. As a joint marketing partner, we receive marketing assistance from and engage in joint client presentations and prepare joint marketing materials with our partners. We also attend our joint marketing partners' trade shows and user conferences. As a reseller, we are authorized to license our partners' products and services and are paid a fee to refer new sales opportunities to our partners. Finally, as a training partner, we instruct end-users regarding the use of our partners' products and services.

   Listed below are representative alliance partners with which we have developed particularly close relationships:

                                                                                 Joint
                                                                     Solutions Marketing          Training
Alliance Partner         Technology Offerings                         Partner   Partner  Reseller Partner
----------------         ------------------------------------------- --------- --------- -------- --------
Active Software          EAI Software                                     X         X        X        X
BEA Systems              e-Business Software                              X         X        X
Brio Technology          Business Intelligence Software                   X         X        X        X
Cable & Wireless         ASP/Hosting                                      X
Cisco Systems            Internet Infrastructure                                             X
Commerce One             Business-to-Business Software                    X         X
Compaq                   Internet Infrastructure                          X                  X
EMC/2/ Corporation       Internet Infrastructure                          X         X        X
ESRI                     Business Intelligence Software                   X                           X
eXcelon Corporation      e-Business Software                              X
FirePond                 CRM Software                                     X         X
Hewlett-Packard          Internet Infrastructure                                    X        X
IBM                      Internet Infrastructure/e-Business Software      X                  X
Informatica Corporation  e-Business Intelligence Software                 X         X        X
InLine Corporation       Java Software Development Tools                  X         X        X
Lawson                   Enterprise Software                              X
Microsoft                e-Business Software                              X                  X        X
MicroStrategy            Business Intelligence Software                   X         X        X
NightFire Software       Telecom Software                                 X         X
Oracle                   Database/Enterprise Software                     X         X        X
PeopleSoft               Enterprise Software                              X
Qwest Cyber.Solutions    ASP/Hosting                                      X                  X
SAP America              Enterprise Software                              X         X
Siebel Systems           CRM Software                                     X         X
Sun Microsystems         Internet Infrastructure/e-Business Software      X         X        X

Clients

   For the six months ended June 30, 2000, we have provided e-business services to over 500 clients. During this period our ten largest clients accounted for less than 25% of our revenue and no client accounted for more than 5% of revenue. Our top ten clients based upon revenue earned through June 30, 2000 were Compaq, Lucent, AT&T, Motorola, PE Corporation, JC Penney, KPNQwest, Seminis, Freddie Mac, and CIGNA.

Client Case Studies

   The following are case studies concerning e-business solutions developed by us that we believe reflect the range of services that we provide.

KPNQwest B.V.

   Overview: KPNQwest was founded as a joint venture between Denver-based Qwest Communications and KPN Telecom B.V., the former Royal Dutch Telephone Company. KPNQwest brought together two large

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

state-of-the-art fiber optic networks, resulting in Internet services expertise, and a substantial customer base. Services offered by KPNQwest include high-speed Internet access, managed broadband services, Asynchronous Transfer Mode, and frame relay services.

   Challenge: To differentiate itself in the market, KPNQwest wanted to provide its customers with a way to monitor and report on their network configurations, statistics, and trouble resolution, as well as make online requests for modifications to their network.

   Our Solution: We worked with KPNQwest in defining the application architecture and identifying the supported services and baseline functionality of a comprehensive Web interface solution known as Customer Network Management Services, or CNMS. The initial release of CNMS provides the following capability: allows KPNQwest's customers to report on performance and utilization metrics of their network components; provides a view of network alarms occurring in the past 30 days; gives KPNQwest's customers the capability to view and create requests for service; and allows KPNQwest's customers to view their network configuration in a geographical display. Development of CNMS required use of numerous programming languages and an interface into many of KPNQwest's legacy and other systems.

   Business Value: CNMS enables KPNQwest's customers to view their real-time network usage and alarm information, to monitor their individual Service Level Agreements with KPNQwest, and to initiate requests for service. CNMS will be enhanced with additional functionality to provide the customer with self-help features including online provisioning, provisioning status, bill payment, and a customized portal. The CNMS architecture will allow these additional features to be completed in a more timely manner.

Compaq Computer Corporation

   Overview: Compaq is one of the largest suppliers of computer systems in the world. Compaq sells and supports products in more than 200 countries through a network of authorized Compaq marketing partners, a direct sales force, as well as online.

   Challenge: Compaq needed a way to successfully compete in the Internet's direct-to-consumer marketplace without compromising its long-standing relationships with resellers. In particular, Compaq was seeking a solution to make its Consumer Online Store more user-focused, enabling prospective customers to more easily purchase Compaq products online. Additionally, Compaq sought a way to increase sales and productivity through its in-store kiosks and to integrate the direct buying process with resellers.

   Our Solution: We were a leader in redesigning the Compaq Consumer Online Store to be more user-focused, taking into account consumer trends and e-commerce usability as well as the restrictions Compaq's resellers imposed on direct sales. We worked with Compaq's development teams to create a solution that offers the user an opportunity to view all items and instantly divide the products being displayed into only those items available to buy online or at the nearest reseller. In addition, we approached Compaq's challenge by working closely with their Consumer Team to initiate in-depth consumer research in an effort to better understand the strengths and weaknesses of the in-store kiosks. From the results of the research, we developed new architecture and site navigation, as well as a new design and color scheme, to increase traffic to the kiosks and to attract and retain customers' visual interest.

   Business Value: By enabling customers using the kiosks to focus on the products available for online purchase, Compaq has seen its online sales increase, while satisfying the needs of their valued resale channel partners, thereby repositioning Compaq as a direct-to-consumer company.

HiFusion, Inc.

   Overview: HiFusion is a dynamic Internet service provider of free Internet connections and a rich filtered Web experience at no cost to students, parents, and teachers. HiFusion's vision is to ensure that every person has the chance to achieve his or her full potential by enjoying the opportunities that the Internet has to offer.

   Challenge: HiFusion was seeking help to design, build, and launch its new Internet portal geared to the K-12 audience. The Web site was to provide free, filtered ISP access to the Internet, customized content geared specifically toward K-12 students and their parents, and school-to-home features geared toward schools, teachers, and students. The company's business model outlined an aggressive schedule to launch the portal. With the combination of a feature-rich portal offering and an aggressive time-to-market requirement, HiFusion needed an expert partner to design and build a flexible architecture that would support the initial release, as well as accommodate future requirements.

   Our Solution: Our skilled team defined and built the middleware and back-end components for the portal. Our local team quickly outlined the development environment framework and worked closely with HiFusion's resources to define the core functionality and front-end user interface. In addition, we defined the integrated software architecture, built all back-end software components, and integrated third-party software for email, chat and calendars. The time from initiation to launch of the portal was only nine weeks.

   Business Value: The resulting portal site offers a dynamic environment for K-12 students, parents, and teachers. We developed a robust application with reusable development components in an accelerated time frame, enabling HiFusion to continue to improve and refine its site in a dynamic market environment.

Sempra Atlantic Gas

   Overview: Formed by the union of Pacific Enterprises and Enova Corporation in June of 1998, Sempra Energy has emerged as a Fortune 500 energy services holding company. Sempra's family of companies, including Sempra Atlantic Gas, provides a wide spectrum of value-added electric and natural gas products and services to a diverse range of customers world wide.

   Challenge: With the goal of becoming one of the largest energy services companies in the next decade, Sempra needed to explore avenues of increased selling opportunity as a way of generating revenue and recognized the need for a solution to provide closed loop sales and marketing management. Sempra Atlantic Gas was formed in response to market demands and required a solution to support revenue generating activities. Most importantly, the solution needed to be flexible and useful enough to make a significant improvement to Sempra Atlantic Gas's ability to quickly and cost effectively acquire new customers.

   Our Solution: With our guidance, Sempra Atlantic Gas chose a proven third-party CRM Solutions platform to help deliver rapid results. This platform is being implemented to help Sempra Atlantic Gas better manage their customer demand chain. Through Sempra Energy Information Solutions, a subsidiary of Sempra Energy, and Soliance LLC, a joint venture between Sempra Energy Information Solutions, Modis, and Cayenta, our solution will be implemented in three phases, the first two of which have been completed. Phase One involved developing high-level business process requirements to support Sempra Atlantic Gas's movement into a strategic new marketplace. Phase Two included the implementation and configuration of the software platform. Phase Three will involve integrating the CRM platform with Sempra Atlantic Gas's enterprise resource planning software platform, which is used for customer care as well as supply chain and financial systems management.

   Business Value: The solution has been implemented to date under budget and ahead of schedule, thus, allowing Sempra Atlantic Gas to begin active sales and marketing activity in its new marketplace. Sempra Atlantic Gas expects improvements to top line revenue growth and customer satisfaction through improved customer profiling and interactions.

Marketing and Business Development

   To promote our market leadership in e-business solutions, we pursue a number of complementary marketing and advertising efforts. We intend to expand our national marketing efforts to aggressively promote the Idea brands, highlight our broad solutions expertise and extensive industry experience, and emphasize the flexibility and excellent service we can offer through our local solution centers, regional acceleration centers, and national practice groups.

   Our e-business services sales force, which as of June 30, 2000 numbered 82 people, is coordinated under the direction and leadership of our Senior Vice President of Business Development. All sales staff, however, report to a local managing director, who provides subject matter expertise on local and regional client proposals. National practice managers provide subject matter expertise and proposal support for large proposals. Sales leads are provided from a number of sources, including direct marketing and sales calls, referrals from consultants, our alliance partners, our Web site, and from Modis. Generally, sales personnel are assigned performance quotas and are compensated primarily via commissions. Each client is assigned a client manager, who is responsible for overseeing each engagement with the client, as well as selling additional services to the client.

   Because e-business solutions projects can require a significant investment of our time and resources, each prospective engagement is subject to our control system of "checks and balances." For example, all proposals generated by our sales force and all service pricing must be approved by the managing director of the relevant local office. In addition, our Chief Financial Officer must evaluate and approve the creditworthiness of the client for each project priced over a pre-determined threshold and each project to be performed for a client that is a "dot com" company. All proposals and associated pricing for projects in excess of these limits must be approved by the applicable regional senior vice president and our Chief Operating Officer. All bids for fixed-fee arrangements must be approved by our Chief Operating Officer.

Competition

   Competition in the e-business solutions market is intense. There are a number of competitors in each of our service areas. Currently, our major competitors include:

  . Web consultants, such as Viant, Scient, Proxicom, Razorfish, iXL, and
    Agency.com;

  . systems integrators, such as Sapient, Andersen Consulting, Ernst & Young,
    PricewaterhouseCoopers, and marchFIRST; and

  . strategy and management consultants, such as A.T. Kearney, Boston
    Consulting Group, and Diamond Technology Partners.

   In addition, in seeking engagements we often compete against the internal management information services and information technology departments of our clients and potential clients.

   Barriers to entry are relatively low in the e-business solutions market. Our engagements are principally on a project-by-project basis, and we cannot assure you that our existing or potential clients will retain us to do additional work. In addition, it is likely that consolidation in the industry will take place, resulting in larger, more viable competitors. Further, companies providing general information technology consulting may enter the e-business solutions market at any time.

   We believe that the principal competitive factors in the e-business solutions marketplace today include availability and expertise of qualified professionals, proven track record of providing high-quality services, pricing, flexibility, industry and application expertise, service methodologies, and timeliness of services delivery. We believe that we compete favorably with respect to these factors.

Our Professionals and Culture

   As of June 30, 2000, we employed 1,653 full-time employees. None of our employees is represented by a union or covered by a collective bargaining agreement and our management knows of no organizing activities. Except for senior management, all employees are retained on an at-will basis.

   Attracting and retaining qualified professionals is a key component of our growth strategy. As of June 30, 2000, we employed over 50 full-time professional recruiters. Our ability to attract and retain high-quality professionals is significantly enhanced by the breadth of our service offerings, our industry expertise, our longevity and history of profitability, and our broad geographic reach. In addition, our recruiters use a number of services to attract potential employees, ranging from the use of a proprietary Internet search engine provided by Modis to direct mail and local advertising campaigns. We also have implemented a referral system whereby our employees are paid a fee for each successful employee referral they make to us.

   Our recruiting process helps identify highly-skilled candidates as well as qualified candidates that, with our specialized training, can be retooled to provide services in new or emerging technologies. We also use our training programs to enhance and retool the skill sets of our existing professionals. This training enables our professionals to be deployed at significantly higher bill rates. We offer a wide range of training such as methodology training, technology training through relationships with strategic partners, and training in project management, consulting skills, and business development.

   We believe our corporate culture, which strives to encourage an entrepreneurial spirit and a commitment to excellence, helps attract and retain employees. We reinforce our culture among our employees through our corporate intranet, newsletters, centralized training courses, cross-office resource development, and joint sales and delivery. We intend to further instill our culture by adopting a stock option plan to better align the interests of our employees with the interests of our stockholders.

Intellectual Property Rights

   We regard our intellectual property as critical to our success. Unauthorized use of our intellectual property by third parties may damage the Idea brands and our reputation. We rely on trademark and copyright law, trade secret protection, and confidentiality, license, and other agreements with our employees, clients, partners, and others to protect our intellectual property rights. Despite our precautions, it may be possible for third parties to obtain and use our intellectual property without our authorization. Furthermore, the validity, enforceability, and scope of protection of intellectual property in Internet-based industries is uncertain and still evolving. The laws of some foreign countries do not protect intellectual property to the same extent as do the laws of the United States.

   We do not own any patents nor are any patents pending. We license the Idea RoadMap process and all of our other intellectual property from Idea Integration Support Services Nevada Corp., our wholly-owned subsidiary, which has pending trademark applications for Idea Integration, Idea.com, related logos, and other marketing slogans, as well as Idea RoadMap. We cannot be certain that our services and related deliverables do not or will not infringe upon valid patents, copyrights, trademarks, or other intellectual property rights held by third parties.

Facilities

   Our headquarters is located in Jacksonville, Florida. We have offices in 18 markets in the United States and one in England. We lease all of our facilities. We do not believe that the locations of the properties we lease or the terms of any of our leases, individually, are material. We believe that our existing facilities are adequate for our current needs and that additional space will be available as needed.

Legal Proceedings

   We are involved from time to time in legal proceedings incidental to the conduct of our business. We are not currently a party to any material legal proceedings.

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

                                   MANAGEMENT

Executive Officers and Directors

   Our executive officers, directors, and director nominees and their ages and positions are:

Name                     Age Position(s)
----                     --- -----------
Timothy D. Payne........  41 Chairman of the Board and Chief Executive Officer
Alan Snyder.............  34 President and Chief Operating Officer
Robert P. Crouch........  31 Senior Vice President, Chief Financial Officer, and Treasurer
Pamela R. Krulitz.......  35 Senior Vice President and Chief People Officer
John L. Marshall III....  37 Senior Vice President, General Counsel, and Secretary
Derek E. Dewan..........  45 Vice Chairman of the Board of Directors
Peter J. Tanous.........  62 Director
John R. Kennedy.........  69 Director
Michael L. Huyghue......  38 Director Nominee
George J. Mitchell......  66 Director Nominee
Jon E. Elias............  31 Director Nominee

   Timothy D. Payne has been our Chairman of the Board and Chief Executive Officer since July 2000. Mr. Payne joined Modis as a Senior Vice President in June 1996 with the acquisition of Openware Technologies, Inc. and was President and Chief Operating Officer of Modis from March 1997 until he assumed his current position. As President and Chief Operating Officer of Modis, he was responsible for executive management of all of Modis's operations, including the international division, the IT services division, and the e-business solutions division now known as Idea Integration. During this time he also launched and directed an internally funded Internet start-up, Beeline.com, which provides electronic procurement and supply chain management software and solutions to Fortune 1000 companies. During his tenure as President of Modis, that company's gross revenue increased from $780 million in 1997 to $1,349 million in 1999. From 1995 until its acquisition by MPS in June 1996, he was President and Chief Executive Officer of Openware Technologies, Inc., a systems integrator, software developer, and solutions provider. Mr. Payne holds a degree in Economics from the University of California at Santa Barbara.

   Alan Snyder has been our President and Chief Operating Officer since July 2000. From August 1996 until he assumed his current position, he was a Senior Vice President of Modis, responsible for developing its delivery strategy and national practice program. From 1991 to August 1996, he was a Principal of Perspective Technology Corporation, an IT solutions firm based in Washington, D.C. that was acquired in August 1996. Prior to 1991, he was a consultant with Andersen Consulting. Mr. Snyder holds a degree in Electrical Engineering from Bucknell University.

   Robert P. Crouch has been our Senior Vice President, Chief Financial Officer, and Treasurer since July 2000. Mr. Crouch joined MPS in November 1995 as Director of Financial Reporting and in June 1997 was promoted to Vice President and Controller. From 1992 to November 1995, he was employed by Arthur Andersen LLP. Mr. Crouch holds a degree in Accounting from the University of Florida and a Masters Degree in Accounting from the University of North Carolina at Chapel Hill and is a Certified Public Accountant.

   Pamela R. Krulitz has been our Senior Vice President and Chief People Officer since July 2000. From August 1996 until she assumed her current position, she was a Senior Vice President for the Southeast Region of Modis. From 1991 to August 1996, she was a Principal of Perspective Technology Corporation, a Washington, D.C.-based IT solutions firm that was acquired in August 1996. Prior to 1991, she was a consultant and manager with Andersen Consulting. Ms. Krulitz holds a degree in Computer Sciences from the College of William and Mary.

   John L. Marshall III has been our Senior Vice President, General Counsel, and Secretary since July 2000. He joined MPS in August 1998 as Vice President and Associate General Counsel, primarily responsible for securities matters as well as mergers and acquisitions. In March 1993, he joined the AT&T Law Department as attorney and in 1995 was promoted to Senior Attorney in the AT&T Solutions Customer Care division, where he remained until joining MPS. Prior to joining AT&T, he was an associate in the Corporate Finance department of the law firm of King & Spalding in Atlanta, Georgia from 1988 until March 1993. Mr. Marshall holds bachelor's degrees in Economics and Political Science from the University of Georgia and a law degree from the University of Florida.

   Derek E. Dewan has been Vice Chairman of the board of Idea Integration since July 2000 and a director since its formation. He has been President, Chief Executive Officer, and a director of MPS since January 1994, and has served as Chairman of the board of MPS since June 1996. Mr. Dewan was a partner with the accounting firm of PricewaterhouseCoopers LLP for more than five years prior to joining MPS. Mr. Dewan holds a bachelor's degree in Accounting from the University of South Florida.

   Peter J. Tanous has been a director of Idea Integration since July 2000 and has been a director of MPS since August 1997. He has been President of Lynx Investment Advisory, Inc. since 1984. He currently serves on the boards of directors of Cedars Bank, a California State commercial bank, Kistler Aerospace Corporation, Interstate Resources, Inc., and TechniFlite of America, Inc. Mr. Tanous was formerly Executive Vice President of Bank Audi (U.S.A.), Chairman of Petra Capital Corporation, First Vice President and International Regional Director with Smith Barney, Harris Upham International, and authored the books Investment Gurus and The Wealth Equation. Mr. Tanous holds a bachelor's degree in Economics from Georgetown University and an M.B.A. from the New York University Graduate School of Business.

   John R. Kennedy has been a director of Idea Integration since July 2000 and has been a director of MPS since 1999. Mr. Kennedy retired as President, Chief Executive Officer, and Director of Federal Paper Board Company in 1996 after 44 years with that company. Mr. Kennedy currently serves on the boards of directors of Holnam, Inc., International Paper Company, Spartech Corporation, Pioneer Companies, Inc., and Chase Brass Industries, Inc. He also is Chairman of the Board of Trustees of Georgetown University. Mr. Kennedy holds a bachelor's degree in Philosophy and Economics from Georgetown University.

   Michael L. Huyghue will become one of our directors upon completion of this offering. He is the Senior Vice President of Football Operations for the Jacksonville Jaguars NFL football franchise. In this capacity, he directs the team's overall budget and administration, and has primary responsibility for negotiating player contracts. Mr. Huyghue joined the Jaguars in 1994 and has directed all football operations for the team since 1996. Prior to that time, he served in various senior management capacities with the Detroit Lions, the World League, the NFL's Management Council and the NFL Players' Association. Mr. Huyghue holds a bachelor's degree in Communication Arts from Cornell University and a law degree from the University of Michigan.

   George J. Mitchell will become one of our directors upon completion of this offering. He is special counsel to the law firm of Verner, Liipfert, Bernhard, McPherson & Hand in Washington, D.C. and senior counsel to the firm of Preti, Flaherty, Beliveau & Pachios in Portland, Maine. He served as a United States Senator for fifteen years commencing in 1980, and was Senate Majority Leader from 1989 to 1995. Senator Mitchell is a member of the boards of directors of Casella Waste Systems, Inc., FedEx Corp., Staples, Inc., Starwood Hotels & Resorts, Unilever, UNUM Provident, US Tech Ventures, the Walt Disney Company, and Xerox Corporation. He also has served as Chairman of Peace Negotiations in Northern Ireland, the Ethics Committee of the U.S. Olympic Committee, and the National Health Care Commission. Mr. Mitchell holds a bachelor's degree in History from Bowdoin College and a law degree from Georgetown University.

   Jon E. Elias will become one of our directors upon completion of this offering. Since February 2000, Mr. Elias has been a partner and director of Trivest, Inc., an LBO and private equity firm. Prior to becoming a partner, and since September 1997, he held various management positions within Trivest. From September 1995 through June 1997, he attended Harvard University and earned an M.B.A. degree. From 1992 to 1995, he worked in the audit and business advisory group of PricewaterhouseCoopers LLC. Mr. Elias is a certified public accountant. In addition to his M.B.A. from Harvard, he holds a bachelor's degree in Accounting from Boston College.

Other Key Employees

   James Albert has been our Senior Vice President of Business Development since joining us in August 2000. Prior to joining us, he was with AT&T Solutions where he most recently served as Client Partner. He has over 15 years experience in the IT solutions and telecommunications field and holds a degree in Electrical Engineering from Vanderbilt University.

   Mel J. Castleberry has served as our Senior Vice President for the Western Region since 1999. Prior to joining us, he served as Senior Vice President of Business Development for Modis. He has over 15 years experience in the IT solutions industry. Mr. Castleberry holds a degree in Mathematics from Oklahoma State University.

   Dean J. Curtis has served as our Vice President and Corporate Controller since July 2000. Prior to that, he served as Director of Financial Reporting for MPS since May 1997. Prior to joining MPS, from 1994 to May 1997, he was employed by Arthur Andersen LLP. Mr. Curtis holds a degree in Accounting and Multi-National Business from Florida State University and is a Certified Public Accountant.

   Kenneth S. Foreman has served as our Senior Vice President for the Northeast Region since 1998. Prior to joining us, he held various senior level financial and business management positions in the IT solutions industry. Mr. Foreman is a Certified Public Accountant in the state of Pennsylvania and holds both an undergraduate and master's degree in Accounting from Pennsylvania State University.

   Katharine S. Landaiche served as Vice President of Marketing since 1998. Prior to joining Modis, she served as Director of Marketing for an IT solutions firm. Ms. Landaiche holds a bachelor's degree in Management Information Systems and an M.B.A. with a marketing concentration from St. Joseph's University.

   Amanda M. Schneider served as Modis's Vice President of IT solutions from 1997 until January 2000, when she was promoted to Senior Vice President. She was appointed our Senior Vice President for the Midwestern Region in July 2000. Prior to joining Modis, she was the co-founder and President of a systems integration firm. She has over 15 years of experience in the IT solutions industry and holds a degree in Communications and Computer Science from the University of Michigan.

   Mary F. Turner served as Modis's Vice President of IT solutions from 1996 until January 2000, when she was promoted to our Senior Vice President for the Southwestern Region. Prior to joining Modis, she served in various senior roles with companies in the systems integration and IT solutions industries. She has over ten years of experience in the IT solutions industry and holds a degree in Mathematics and Computer Sciences from the University of Colorado.

Board Committees

   Upon consummation of this offering, Messrs. Huyghue, Kennedy and Mitchell will become members of the Compensation Committee of the board of directors. Our Compensation Committee will establish remuneration levels for our executive officers and perform these functions as may be delegated to it under employee benefit programs and executive compensation programs.

   Upon consummation of this offering, Messrs. Elias, Huyghue and Tanous will become members of the Audit Committee of our board of directors. Each of these individuals will be an independent member of our board. Our Audit Committee will select and engage the independent public accountants to audit our annual financial statements. Our Audit Committee will also review and approve the planned scope of the annual audit.

Director Compensation

   Each non-employee director will receive an annual retainer of $25,000, to be paid quarterly, and attendance fees of $1,000 per board meeting, $500 for telephonic meetings, and $500 for committee meetings not held on the day of a regularly scheduled board meeting. Non-employee directors who chair a committee will receive an additional annual fee of $2,500.

   Under the Idea Integration Omnibus Incentive Plan, each new non-employee
director will receive non-qualified options to purchase     shares of our
common stock, upon first being appointed or elected, at an exercise price equal to the fair market value of the stock on the date of grant. The options become exercisable ratably over a five-year period and will have a term of ten years, but will only be exercisable for a maximum of three years after the participant ceases to be a director. However, if a participant ceases to be a director within one year of initial appointment or election, any options granted will be canceled.

   In addition, the Idea Integration Omnibus Incentive Plan will provide for
the annual issuance of non-qualified options to purchase     shares of our
common stock to each director, upon reelection, at an exercise price equal to the fair market value of the stock on the date of grant. The options will be exercisable ratably over a three-year period. The board of directors may also grant additional options to non-employee directors from time to time as the board may determine at its discretion.

Compensation Committee Interlocks and Insider Participation

   None of our executive officers serves as a member of the board of directors or executive compensation committee of any entity which has one or more executive officers serving as a member of our board of directors or compensation committee.

Executive Compensation

   Until July 2000, our Chief Executive Officer and all of our other executive officers performed services for MPS or Modis. Accordingly, compensation information for these executive officers for the fiscal year ended December 31, 1999 is not presented. The following table sets forth the compensation that we currently pay our Chief Executive Officer and our other four most highly compensated executive officers:

                           Summary Compensation Table

                                                     Long-Term
                                       Annual       Compensation
                                    Compensation       Awards
                                    ------------ ------------------
                                    Salary Bonus     Securities      All Other
Name and Principal Position(s)        $      $   Underlying Options Compensation
------------------------------      ------ ----- ------------------ ------------
Timothy D. Payne...................
 Chairman and Chief Executive
   Officer
Alan Snyder........................
 President and Chief Operating
   Officer
Robert P. Crouch...................
 Senior Vice President, Chief
   Financial Officer, and Treasurer
Pamela R. Krulitz..................
 Senior Vice President and Chief
   People Officer
John L. Marshall III...............
 Senior Vice President, General
   Counsel, and Secretary

Employment Agreements and Change of Control Arrangements

   As of July 2000, we entered into an employment agreement with Timothy D. Payne, our Chief Executive Officer, that provides for an annual base salary of
$    plus targeted incentive compensation of  % of base salary based upon his meeting company and individual performance goals. Under the agreement, if we terminate Mr. Payne's employment without cause or if he terminates his employment for good reason, he will receive a lump sum payment equal to three times the sum of his base salary as of the termination date and his target bonus opportunity for the year in which the termination occurs. In addition, if we terminate Mr. Payne's employment without cause or if he terminates his employment for good reason, or if there is a change in control of our company, any unvested options to purchase our common stock held by him on the termination date will automatically vest. The term of this employment agreement expires at year end 2002, with an automatic one year renewal unless terminated by us or by Mr. Payne as permitted under his employment agreement.

   As of July 2000, we entered into an employment agreement with Alan Snyder, our President and Chief Operating Officer, that provides for an annual base
salary of $    plus targeted incentive compensation of  % of base salary based upon his meeting company and individual performance goals. Under the agreement, if we terminate Mr. Snyder's employment without cause or if he terminates his employment for good reason, he will receive a lump sum payment equal to two times the sum of his base salary as of the date of the termination and one half of his target bonus for the year in which the termination occurs. In addition, if we terminate Mr. Snyder's employment without cause or if he terminates his employment for good reason, or if there is a change in control of our company, any unvested options to purchase our common stock held by him on the termination date will automatically vest. The term of this employment agreement expires at year end 2001, with an automatic one year renewal unless terminated by us or by Mr. Snyder as permitted under his employment agreement.

   As of July 2000, we entered into an employment agreement with Robert P. Crouch, our Senior Vice President, Chief Financial Officer, and Treasurer, that
provides for an annual base salary of $    plus targeted incentive compensation
of % of base salary based upon his meeting company and individual performance goals. Under the agreement, if we terminate Mr. Crouch's employment without cause or if he terminates his employment for good reason, he will receive a lump sum payment equal to two times the sum of his base salary as of the date of the termination and one half of his target bonus for the year in which the termination occurs. In addition, if we terminate Mr. Crouch's employment without cause or if he terminates his employment for good reason, or if there is a change in control of our company, any unvested options to purchase our common stock held by him on the termination date will automatically vest. The term of this employment agreement expires at year end 2001, with an automatic one year renewal unless terminated by us or by Mr. Crouch as permitted under his employment agreement.

   As of July 2000, we entered into an employment agreement with Pamela Krulitz, our Senior Vice President and Chief People Officer, that provides for
an annual base salary of $    plus targeted incentive compensation of  % of
base salary based upon her meeting company and individual performance goals. Under the agreement, if we terminate Ms. Krulitz's employment without cause or if she terminates her employment for good reason, she will receive a lump sum payment equal to two times her base salary for the year in which the termination occurs. In addition, if we terminate Ms. Krulitz's employment without cause or if she terminates her employment for good reason, or if there is a change in control of our company, any unvested options to purchase our common stock held by her on the termination date will automatically vest. The term of this employment agreement expires at year end 2001, with an automatic one year renewal unless terminated by us or by Ms. Krulitz as permitted under her employment agreement.

   As of July 2000, we entered into an employment agreement with John L. Marshall III, our Senior Vice President, General Counsel, and Secretary, that
provides for an annual base salary of $    plus targeted incentive compensation
of % of base salary based upon his meeting company and individual performance goals. Under the agreement, if we terminate Mr. Marshall's employment without cause or if he terminates his employment for good reason, he will receive a lump sum payment equal to two times his base salary for the year in which the termination occurs. In addition, if we terminate Mr. Marshall's employment without cause or if he terminates his employment for good reason, or if there is a change in control of our company, any unvested options to purchase our common stock held by him on the termination date will automatically vest. The term of this employment agreement expires at year end 2001, with an automatic one year renewal unless terminated by us or by Mr. Marshall as permitted under his employment agreement.

Omnibus Incentive Plan

   Prior to the consummation of this offering, we expect our board of directors to approve and adopt the Idea Integration Omnibus Incentive Plan, which we refer to as the Plan. The purpose of the Plan will be to provide our officers, directors, employees, advisors, and professionals additional incentive and reward opportunities to enhance our profitable growth. The Plan will provide for the granting of:

  . incentive stock options intended to qualify under Section 422 of the Internal Revenue Code;

  . stock options that do not constitute incentive stock options;

  . restricted stock awards; and

  . stock appreciation rights.

   The Plan will be administered by a committee of the board of directors. Generally, the committee will consist of two or more directors who qualify as "outside directors" within the meaning of section 162(m) of the Code, and as "non-employee directors" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934. In general, the committee will be authorized to select the recipients of awards and to establish the terms and conditions of those awards.

   The number of shares of common stock that may be awarded and issued under
the Plan may not exceed    shares, adjusted to reflect stock dividends, stock
splits, recapitalizations, and similar changes in our capital structure. Shares of common stock which are attributable to awards that have expired, terminated, or been canceled or forfeited will be available for issuance or use in connection with future awards. The maximum number of shares of common stock that may be awarded and issued under the Plan to any one individual during any
calendar year may not exceed   , adjusted to reflect stock dividends, stock
splits, recapitalizations, and similar changes in our capital structure.

   The price at which a share of common stock may be purchased upon exercise of an option granted under the Plan will be determined by the committee. In the case of an incentive stock option, the purchase price will not be less than the fair market value of a share of common stock on the date the option is granted. In the case of an option that does not constitute an incentive stock option, the purchase price will not be less than 85% of the fair market value of a share of common stock on the date the option is granted. Stock options granted under the Plan will not be freely transferable by the optionee, and each option will be exercisable during the lifetime of the optionee only by the optionee. The committee will determine the periods following separation from service during which options may be exercised during the required minimum exercise periods set forth in the Plan. These initial stock option grants will be made contingent upon the public offering of our common stock.

   Additionally, we may grant stock appreciation rights alone or in connection with the grant of an option. When granted independent of stock options, stock appreciation rights entitle the holder to cash, shares of common stock, or a combination of cash and common stock, equal in value to the difference between the fair market value of the shares of common stock on the date the right is granted and the fair market value of common stock on the date the right is exercised. A stock appreciation right granted in connection with an option allows the holder to surrender the right to purchase shares under the related option in return for a payment in cash, shares of common stock, or a combination of cash and common stock. The amount of the payment received upon exercise of a stock appreciation right granted in connection with an option equals the difference between the fair market value of the shares of common stock on the date the right is exercised and the purchase price for the shares under the related option. The right to exercise stock appreciate rights will vest over time or upon satisfaction of predetermined performance goals, as determined by the committee.

   Shares of common stock that are the subject of a restricted stock award under the Plan will be governed by restrictions on disposition by the holder of the award and an obligation of the holder to forfeit and surrender the shares to us under some circumstances. The events that must be satisfied in order for the forfeiture restrictions to lapse will be determined by the committee in its sole discretion. For example, the committee may provide that the forfeiture restrictions will lapse upon the attainment of one or more performance goals or targets established by the committee which are based on:

  . the price of a share of common stock obtaining a specified target;

  . our earnings per share obtaining a specified target;

  . our market share obtaining a specified target;

  . the market share of one of our business units designated by the committee obtaining a specified target;

  . our sales obtaining a specified target;

  . the sales of one of our business units designated by the committee obtaining a specified target;

  . our net income (before or after taxes) or the net income of any one of our business units designated by the committee obtaining a specified target;

  . our cash flow return on investment or the cash flow return on investment of any one of our business units designated by the committee obtaining a specified target;

  . our earnings, or the earnings of any one of our business units designated by the committee, before or after interest, taxes, depreciation and/or amortization obtaining a specified target;

  . the return on stockholders' equity obtaining a specified target;

  . the occurrence of any event or the satisfaction of any other condition specified by the committee in its sole discretion; or

  . a combination of any of the foregoing.

   Alternatively, the committee may condition the lapse of restrictions on other criteria such as the award holder's continued employment with us or continued service as a consultant or director for a specified period of time. No awards under the Plan may be granted after ten years from the date the Plan was adopted by the board of directors. The Plan will remain in effect until all options and stock appreciation rights granted under the Plan have been exercised, forfeited or otherwise expired, and all shares of restricted stock granted under the Plan have vested or been forfeited. The board of directors in its discretion may terminate the Plan at any time as to any shares of common stock for which awards have not been granted. The Plan may be amended, other than to increase the maximum aggregate number of shares that may be issued under the Plan or to change the class of individuals eligible to receive awards under the Plan, by the board of directors without the consent of our stockholders. No change in any award previously granted under the Plan may be made that would impair the rights of the holder of that award without the approval of the holder.

Indemnification of Officers and Directors

   Prior to the consummation of this offering, we will enter into indemnification agreements with each of our directors and executive officers. The form of indemnity agreement will provide that we will indemnify our directors or executive officers for expenses incurred because of their status as a director or executive officer, to the fullest extent permitted by Delaware law.

   Our certificate of incorporation and bylaws contain provisions relating to the limitation of liability and indemnification of our directors and officers. The certificate of incorporation provides that we shall indemnify each director to the fullest extent permitted by Delaware law including, without limitation, for any breach of duty, except as expressly prohibited by law. These prohibitions include:

  . any breach of a director's duty of loyalty to our company or our stockholders;

  . acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  . unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

  . any transaction from which the director derives any improper personal benefit.

   The foregoing provisions of our certificate of incorporation are not intended to limit the liability of directors or officers for any violation of applicable federal securities laws. In addition, as permitted by Section 145 of the Delaware General Corporation Law, our bylaws provide that:

  . we are required to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law;

  . we may, in our discretion, indemnify other employees and agents to the fullest extent permitted by the Delaware General Corporation Law; and

  . we are generally required to advance all expenses incurred by our directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Intercompany Agreements

   The following are brief summaries of agreements we expect to enter into with MPS prior to the completion of this offering. Because these agreements will be negotiated between affiliated parties, there can be no assurance that the terms of these agreements will be as favorable to us as terms that could have been obtained from an unaffiliated third party. The descriptions set forth below are summaries only, and while material terms of the agreements are set forth herein, the descriptions are qualified by reference to the relevant agreements filed as exhibits to the registration statement of which this prospectus is a part.

Agreement and Plan of Reorganization

   The Agreement and Plan of Reorganization to be entered into between MPS and our company will set forth various agreements with respect to the principal corporate transactions required to effect the Reorganization and other agreements governing the relationship among the parties thereafter.

The Reorganization

   The Agreement and Plan of Reorganization will document the agreements and transactions pursuant to which the subsidiaries, membership interests, and other assets comprising the e-business solutions division of Modis will be contributed to us.

Stock Option

   Beneficial ownership of at least 80% of the total voting power and value of our outstanding common stock is required in order for MPS to continue to include us in its consolidated group for federal income tax purposes. Beneficial ownership of at least 80% of the total voting power is also required in order for MPS to be able to effect a tax-free spin-off of us. The Agreement and Plan of Reorganization will provide that MPS has a continuing option, which we refer to as the Stock Option, from the closing date of this offering to the date of any spin-off, to purchase, under some circumstances, additional shares of our capital stock. The Stock Option may be exercised by MPS simultaneously with the issuance of any equity security of the company, other than in this offering or upon the exercise of the over-allotment options, with respect to our capital stock, only to the extent necessary to maintain beneficial ownership of at least 80% of the total voting power and value of our capital stock. The purchase price of the shares of our capital stock purchased upon any exercise of the Stock Option will be based on the then-current market price of the capital stock. We will receive the proceeds from any exercise by MPS of the Stock Option.

Registration Rights

   The Agreement and Plan of Reorganization will require us to register shares of our common stock beneficially owned by MPS following this offering. Beginning six months after this offering, MPS will have the right to demand a total of three registrations. In addition, MPS will have the right, which it may exercise at any time, to include its shares in any registration of common stock we make in the future. We will agree to cooperate fully in connection with any registration for MPS's benefit and with any offering MPS makes under the registration rights agreement and to pay all costs and expenses, other than underwriting discounts and commissions, related to shares sold by MPS in connection with any registration covered by the agreement. The registration rights of MPS will be transferable by MPS and will be for an indefinite term.

Releases and Indemnification

   The Agreement and Plan of Reorganization will provide for a full and complete release and discharge between MPS and us, as of the date of the closing of this offering, of all liabilities arising from all acts and events occurring and all conditions existing, on or before the closing date of this offering, except as expressly set forth in the Agreement and Plan of Reorganization.

   Under this agreement, MPS will assign all of its rights and we will assume all of its obligations under the agreements relating to acquisition of the companies comprising our business including, the obligation to pay certain contingent consideration to the former owners of Red Eye Digital Media, LLC. As part of this agreement, we will agree to indemnify MPS for any liabilities resulting from or arising out of the operations of Red Eye Digital Media and the assigned earnout payments.

   Except as otherwise provided in the Agreement and Plan of Reorganization, we will agree to indemnify, defend, and hold harmless MPS and each of its directors, officers, employees, agents, and representatives from and against all liabilities relating to, arising out of, or resulting from our failure to pay, perform, or otherwise promptly discharge any liabilities of our company, or any breach by us of the Agreement and Plan of Reorganization or any of the agreements entered into by the parties in connection with the Agreement and Plan of Reorganization, which we refer to collectively as the Ancillary Agreements. We will also agree to indemnify those persons from any untrue or alleged untrue statement or omission or alleged omission contained in this prospectus or any other document filed with the Commission, but only to the extent the untrue statement or omission or alleged untrue statement or omission relates to us.

   Except as otherwise provided in the Agreement and Plan of Reorganization, MPS will agree to indemnify, defend and hold harmless us and each of our directors, officers, employees, agents, and representatives from and against all liabilities relating to, arising out of, or resulting from the failure of MPS or any other person to pay, perform or otherwise promptly discharge any liabilities of MPS, or any breach by them of the Agreement and Plan of Reorganization or any of the Ancillary Agreements. MPS will also agree to indemnify those persons from any untrue or alleged untrue statement or omission or alleged omission contained in this prospectus or any other document filed with the Commission, but only to the extent the untrue statement or omission or alleged untrue statement or omission relates to MPS.

Expenses

   We will agree to pay all third-party costs, fees, and expenses relating to this offering, all of the reimbursable expenses of the underwriters under the underwriting agreement to be entered into between us and the underwriters, all of the costs of producing, printing, mailing and otherwise distributing this prospectus, as well as the underwriters' discount as provided in the underwriting agreement. See "Underwriting" beginning on page 62 for more information. Except for any other expenses related to the Reorganization that are specifically allocable to us, MPS will pay the remaining expenses related to the Reorganization.

Termination

   The Agreement and Plan of Reorganization will be terminable at any time prior to the effectiveness of this prospectus.

Services Agreement

   We will enter into a Services Agreement with MPS under which MPS will provide various services to our company, including payroll processing and billing services, human resources and employee benefit administration services, risk management services, MIS services, cash management and purchasing and procurement services, legal services, and shareholder relations services. In addition, under the Services Agreement, we will provide limited legal and accounting services to MPS. Under the terms of the Services Agreement, each party will render these services under the oversight, supervision, and approval of the other, acting through its respective board of directors and officers. The costs of these services provided will be based upon an agreed upon allocation of the providers' costs for these services. During the period that MPS beneficially owns a majority of our outstanding common stock, Messrs. Payne, Crouch and Marshall may provide services to MPS from time to time for which they may receive compensation or fees directly from MPS. The Services
Agreement will have an initial term expiring on    , unless extended by mutual
agreement.

Tax Disaffiliation Agreement

   We will enter into a Tax Disaffiliation Agreement with MPS under which MPS will agree to indemnify us for income taxes that we might incur based on certain of its acts or omissions related to the Reorganization that do not relate to our business, irrespective of whether these taxes arise as a result of the Reorganization.

   In addition, the Tax Disaffiliation Agreement will provide for the allocation and payment of taxes for periods during which we and MPS are included in the same consolidated group for federal income tax purposes or the same consolidated, combined or unitary returns for state tax purposes, the allocation of responsibility for the filing of tax returns, the conduct of tax audits and the handling of tax controversies, and various related matters.

   For periods during which we are included in MPS's consolidated federal income tax returns or state consolidated, combined, or unitary tax returns, we will be required to pay an amount of income tax equal to the amount we would have paid had we filed our tax return as a separate entity. We will be responsible for our own separate tax liabilities that are not determined on a consolidated or combined basis. We will also be responsible in the future for any increases of consolidated tax liability of MPS that is attributable to us and will be entitled to refunds for reductions of tax liabilities attributable to us for prior periods.

   We will be included in MPS's consolidated group for federal income tax purposes so long as MPS beneficially owns at least 80% of the total voting power and value of our outstanding common stock. Each corporation that is a member of a consolidated group during any portion of the group's tax year is severally liable for the federal income tax liability of the group for that year. While the Tax Disaffiliation Agreement will allocate tax liabilities between us and MPS, we could be liable in the event federal tax liability allocated to MPS is incurred but not paid by MPS or any other member of MPS's consolidated group for MPS's tax years that include these periods. In this event, we would be entitled to indemnification by MPS under the Tax Disaffiliation Agreement.

Strategic Marketing and Referral Agreement

   To allow us and Modis to continue taking advantage of the sales opportunities developed by the sales forces of the other, we will enter into a Strategic Marketing and Referral Agreement with MPS. This agreement will grant each party a non-exclusive license to market the services of the other. Each party will agree to provide marketing materials and information concerning its products and services from time to time to facilitate this agreement.

   We will compensate MPS for their successful referrals of new business to us. MPS will agree that this compensation will be primarily used to pay commissions to its sales personnel responsible for the referrals, and will agree not to change the plan by which commissions for these referrals are based without notice to us. Similarly, MPS will compensate us for our successful referrals of new business to them. This agreement is designed to preserve the cross-selling and commission structure in place prior to completion of this offering. In addition, under this agreement we may refer or source infrastructure resales to MPS. In these circumstances, MPS will bill our customer and assume the risk of loss on the receivable related to the sale.

Real Estate Matters Agreement

   We will enter into a Real Estate Matters Agreement under which MPS will transfer to or share with us various leased properties. This agreement will provide for:

  .  assignments to us of leases for specified leased properties;

  .  subleases to us of portions of specified leased properties; and

  . short-term licenses permitting short-term occupancy of selected leased properties.

   The Real Estate Matters Agreement will require all parties to use reasonable efforts to obtain any landlord consents required for the proposed transfers of leased properties, including MPS paying commercially reasonable consent fees if required by the landlords, and us agreeing to provide the security required under the applicable leases.

   The Real Estate Matters Agreement will also give the parties the right to change the allocation and terms of specified sites by mutual agreement based on changes in the requirements of the parties. The Real Estate Matters Agreement will provide that all reasonable costs required to effect the transfers will be paid by MPS.

Employee Benefits Agreement

   We will enter into an Employee Benefits Agreement with MPS under which we will assume and agree to pay, perform, fulfill, and discharge employee benefit obligations in accordance with their respective terms relating to individuals who will be employed by us as of the closing date of this offering. Until the closing date of this offering, our employees will continue to participate in MPS's employee benefit plans, although we will bear our allocable share of the costs of benefits and administration of these plans. Any assets funding these liabilities will be transferred from funding vehicles associated with MPS's plans to the corresponding funding vehicles associated with our plans.

   Many of our employees have options to purchase shares of MPS common stock. The Employee Benefits Agreement provides that all of these MPS options will, for the time being, remain in effect following this offering, but that no further MPS options will be granted to Idea Integration employees.

                                SOLE STOCKHOLDER

   Prior to completion of this offering, all of the outstanding shares of our common stock will continue to be owned by MPS through its wholly-owned subsidiary, Modis. The mailing address of MPS and Modis is One Independent Drive, Jacksonville, Florida 32202. Upon completion of this offering, MPS, through Modis, will beneficially own % of all of the outstanding shares of our common stock before giving effect to any outstanding options under our long-term incentive plan. Except for MPS, through Modis, we are not aware of any person or group that will beneficially own more than five percent of our common stock upon completion of this offering.

   None of our directors and executive officers beneficially owns any shares of our common stock. We intend to grant to our directors and executive officers
options to purchase an aggregate of     shares with an exercise price equal to
the public offering price set forth on the cover page of this prospectus. Assuming the exercise of these options, once the options are vested, these directors and executive officers would beneficially own % of our common stock.

                          DESCRIPTION OF CAPITAL STOCK

   Our amended and restated certificate of incorporation, which will be filed prior to the closing of this offering, authorizes the issuance of up to 150 million shares of common stock, par value $.01 per share, and 25 million shares of preferred stock, par value $.01 per share. The rights and preferences of the preferred stock may be established from time to time by our board of directors. Prior to this offering, 43 million shares of common stock were issued and outstanding. No shares of preferred stock have been issued.

   The following summarizes the material provisions of our capital stock and anti-takeover provisions of our certificate of incorporation and bylaws. This summary is qualified by our certificate of incorporation and bylaws, which have been filed as exhibits to the registration statement related to this prospectus, and by Delaware law.

Common Stock

   Immediately following this offering,     shares of common stock will be
issued and outstanding. Holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Because holders of common stock do not have cumulative voting rights, the holders of a majority of the shares of common stock can elect all of the members of the board of directors standing for election. The holders of common stock are entitled to receive any dividends that may be declared by the board of directors in the future unless we issue preferred stock with preferences. In the event of a liquidation, dissolution, or winding up, holders of our common stock would be entitled to receive pro rata all of our assets available for distribution to its stockholders, after the liabilities and liquidation preferences of any preferred stock. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

   The board of directors has the authority to issue up to 25 million shares of preferred stock in one or more series and to fix the rights, preferences, privileges, and restrictions of the preferred stock, including dividend rights, dividend rates, conversion rates, voting rights, terms of redemption, redemption prices, liquidation preferences, and the number of shares constituting any series or the designation of that series, which may be superior to those of the common stock, without further vote or action by the stockholders. There will be no shares of preferred stock outstanding upon the closing of the offering and we have no present plans to issue any preferred stock.

   One of the effects of undesignated preferred stock may be to enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and as a result to protect the continuity of our management. Any issuance of shares of the preferred stock by our board of directors as described above may adversely affect the rights of the holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference, or both, may have full or limited voting rights, and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock or may otherwise adversely affect the market price of the common stock.

Additional Certificate of Incorporation Provisions

   Our certificate of incorporation provides that any person purchasing or acquiring an interest in our shares is deemed to have consented to the following provisions relating to intercompany agreements and to transactions with interested parties and corporate opportunities. The corporate charter of MPS does not include comparable provisions relating to intercompany agreements, transactions with interested parties, or corporate opportunities.

 Transactions with Interested Parties

   Our certificate of incorporation provides that no contract, agreement, arrangement, or transaction or any amendment, modification, or termination of the contract, agreement, or transaction between us and any of our directors or officers, MPS, or any entity in which any of our directors have a direct or indirect financial interest, which we refer to as a Related Entity, or between us and any of the directors or officers of MPS or any Related Entity shall be void or voidable solely for the reason that MPS, a Related Entity, or any one or more of our officers or directors, or any of the directors or officers of MPS or any Related Entity are parties thereto, or solely because any such directors or officers are present at, participate in, or vote with respect to the authorization of the contract, agreement, arrangement, or transaction or any amendment, modification, or termination of these contracts, agreements, arrangements or transactions.

   Further, our certificate of incorporation provides that neither MPS nor any officer or director of MPS or of any Related Entity shall be liable to us or our stockholders for breach of any fiduciary duty or duty of loyalty or failure to act in, or not opposed to, our best interests or the derivation of any improper personal benefit by reason of the fact that MPS or an officer or director of MPS or of a Related Entity in good faith takes any action or exercises any right or gives or withholds any consent in connection with any agreement or contract between MPS or such Related Entity and us. No vote cast or other action taken by any person who is an officer, director, or other representative of MPS or such Related Entity, which vote is cast or action is taken by such person in his capacity as our director, shall constitute an action of or the exercise of a right by or a consent of MPS, such subsidiary or Related Entity for the purpose of any such agreement or contract.

 Competition by MPS with Our Corporate Opportunities

   Our certificate of incorporation provides that except as MPS may otherwise agree in writing:

  . MPS or any subsidiary of MPS shall not have a duty to refrain from engaging directly or indirectly in the same or similar business activities or line of business as us; and

  . MPS or any subsidiary, officer or director of MPS will not be liable to us or to our stockholders for breach of any fiduciary duty by reason of any such activities or of such person's participation therein.

   Our certificate of incorporation also provides that if MPS or any subsidiary of MPS acquires knowledge of a potential transaction or matter which may be a corporate opportunity both for MPS or such subsidiary and for us, neither MPS nor such subsidiary (nor the officers and directors of either of them) shall have a duty to communicate or offer such corporate opportunity to us and shall not be liable to us or our stockholders for breach of fiduciary duty as a stockholder of our company or controlling person of a stockholder by reason of the fact that MPS or such subsidiary pursues or acquires such opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to us.

   Further, our certificate of incorporation provides that in the event that a director, officer, or employee of our company who is also a director, officer, or employee of MPS acquires knowledge of a potential transaction or matter that may be a corporate opportunity both for us and MPS (whether such potential transaction or matter is proposed by a third party or is conceived of by such director, officer, or employee of our company), such director, officer, or employee shall be entitled to offer such corporate opportunity to us or MPS as such director, officer, or employee deems appropriate under the circumstances in his or her sole discretion, and no such director, officer, or employee shall be liable to us or our stockholders for breach of any fiduciary duty or duty of loyalty or failure to act in, or not opposed to, the best interest of our company or the derivation of any improper personal benefit by reason of the fact that such director, officer, or employee offered such corporate opportunity to MPS rather than us or did not communicate information regarding such corporate opportunity to us or that MPS pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to another person or does not communicate information regarding such corporate opportunity to us.

   The enforceability of the provisions discussed above has not been established under Delaware law and relevant judicial authority. These provisions of our certificate of incorporation eliminate rights that might have been available to our stockholders under Delaware law had such provisions not been included in our certificate of incorporation.

   At the time of the consummation of the offering, one of our directors will be an employee of MPS and three of our directors will also be directors of MPS.

   The foregoing provisions of our certificate of incorporation shall expire on the date that MPS ceases to own beneficially 50% or more of the number of outstanding shares of our common stock.

 Actions Under Intercompany Agreements

   Our certificate of incorporation also limits the liability of MPS and its subsidiaries for breaches of their fiduciary duties in connection with action that may be taken or not taken in good faith under the intercompany agreements for any acts or omissions occurring while MPS continues to own beneficially 50% or more of the number of outstanding shares of our common stock. See "Certain Relationships and Related Transactions" beginning on page 51 for more information.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation and
Bylaws

 Limitations on Removal of Directors

   The holders of a majority of our outstanding voting stock may remove a director with cause and nominate persons to stand for election to the board of directors. The board of directors, not the stockholders, will have the right to appoint persons to fill vacancies on the board of directors.

 Written Consent of Stockholders

   Our certificate of incorporation provides that prior to the date on which MPS shall cease to be the beneficial owner of at least a majority of the then outstanding shares of our common stock, which date we refer to as the Trigger Date, any action required or permitted to be taken by our stockholders may be taken at a duly called meeting of stockholders or by written consent of stockholders owning the minimum number of shares required to approve such action. On and after the Trigger Date, any action by our stockholders must be taken at an annual or special meeting of stockholders. Special meetings of the stockholders may be called only by a majority of the whole board of directors or by the Chairman of our board of directors. This provision, which requires a vote of at least 75% of the voting power of the outstanding shares of common stock to be amended, could have the effect of deterring hostile takeovers or delaying changes in control.

 Advance Notice Procedure for Stockholder Proposals

   Our bylaws establish an advance notice procedure for the nomination of candidates for election as directors as well as for stockholder proposals to be considered at annual meetings of stockholders. In general, notice of intent to nominate a director must be delivered to or mailed and received at our principal executive offices as follows:

  . for an election to be held at the annual meeting of stockholders, not less than 120 days and not more than 150 days prior to the anniversary date of the proxy statement for the immediately preceding annual meeting of stockholders; and

  . if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, not less than a reasonable time, as determined by the board of directors, prior to the date of the applicable annual meeting.

   Notice of stockholders' intent to raise business at an annual meeting must be delivered to or mailed and received at our principal executive offices not less than 120 days prior to the anniversary date of the proxy statement for the preceding annual meeting of stockholders. These procedures may operate to limit the ability of stockholders to bring business before a stockholders meeting, including the nomination of directors or considering any transaction that could result in a change in control. These advance notice procedures are not applicable prior to the Trigger Date.

 Limitation of Liability of Officers and Directors

   Our certificate of incorporation provides that we shall indemnify each director to the fullest extent permitted by Delaware law including, without limitation, for any breach of duty, except as expressly prohibited by Section 102(b)(7) of the Delaware General Corporation Law, or any successor provision. Such express prohibitions include:

  . for any breach of the director's duty of loyalty to us or our stockholders;

  . for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of laws;

  . for unlawful payment of a dividend or unlawful stock purchase or stock redemption; and

  . for any transaction from which the director derived an improper personal benefit.

   The effect of these provisions is to eliminate our rights and those of our stockholders, through stockholders' derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above. These provisions will not change after the Trigger Date.

 Delaware Takeover Statute

   Under the terms of our certificate of incorporation and as permitted under Delaware law, we have elected to be governed by Delaware's anti-takeover law. This law provides that specified persons who, together with affiliates and associates, own, or within three years did own, 15% or more of the outstanding voting stock of a corporation may not engage in certain business combinations with the corporation for a period of three years after the date on which the person became an interested stockholder. It has an anti-takeover effect for transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock. The law does not include interested stockholders prior to the time our common stock is authorized for quotation on the Nasdaq National Market. This includes Modis. The law defines the term "business combination" to encompass a wide variety of transactions with or caused by an interested stockholder, including mergers, asset sales and other transactions in which the interested stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders. With approval of our stockholders, we could amend our certificate of incorporation in the future so as not to be governed by the anti-takeover law.

Transfer Agent and Registrar

   The Transfer Agent and Registrar for the common stock is Bank One Trust Company, National Association.

                        SHARES ELIGIBLE FOR FUTURE SALE

   Upon completion of this offering, we will have     shares of common stock
outstanding. Of the     shares outstanding:

  . all of the shares offered by this prospectus will be available for immediate sale in the public market as of the date of this prospectus; and

  . 43 million shares will be governed by a lock-up period ending 180 days after the date of this prospectus, which we refer to as the 180-day lock-up period, after which they will be available for sale in the public market, in compliance with volume and other limitations of Rule 144.

See "Underwriting" beginning on page 62 for more information.

   In general, under Rule 144, beginning 90 days after the date of this prospectus, a person, or persons whose shares are aggregated, who has beneficially owned shares for at least one year is entitled to sell within any three-month period commencing 90 days after the date of this prospectus a number of shares that does not exceed the greater of:

  . 1% of the number of shares of common stock then outstanding, which will
    equal approximately     shares immediately after this offering; or

  . the average weekly trading volume of the common stock on the Nasdaq
    National Market during the four calendar weeks preceding the sale.

   Sales under Rule 144 must also comply with manner of sale requirements, and depending on the amount sold, the filing of a Form 144.

   Under Rule 144(k), a person, or persons whose shares are aggregated, is entitled to sell his or her shares without regard to the limitations described above if:

  . the person has not been an affiliate of ours, such as an officer, director or 10%-or-greater stockholder, at any time during the 90 days immediately preceding the sale; and

  . the person has beneficially owned his or her shares for at least two years.

   Persons deemed to be affiliates must always sell under Rule 144, even after the applicable holding periods have been satisfied.

   We are unable to estimate the number of shares that will be sold under Rule 144, since this will depend on the market price for our common stock and other factors. Prior to this offering, there has been no public market for the common stock, and there can be no assurance that a significant public market for the common stock will develop or be sustained after the offering. Any future sale of substantial amounts of the common stock in the open market may adversely affect the market price of the common stock offered by this prospectus.

   We, our directors and executive officers, MPS, and Modis have agreed not to sell any common stock without the prior consent of FleetBoston Robertson Stephens Inc. for the 180-day lock-up period subject to certain exceptions. We may, however, without such consent, grant options, sell shares under our stock plan and issue shares to acquire other companies.

   Any of our employees or professionals who purchased his or her shares under a written compensatory plan or contract is entitled to rely on the resale provisions of Rule 701, which permits nonaffiliates to sell their Rule 701 shares without having to comply with the public information, holding period, volume limitation, or notice provisions of Rule 144 and permits affiliates to sell their Rule 701 shares without having to comply with the Rule 144 holding period restrictions, in each case commencing 90 days after the date of this
prospectus. Through   , 2000, the holders of options exercisable into    shares
of common stock will be eligible to sell their shares after the vesting of their options and the expiration of the 180-day lock-up period.

   We intend to file one or more registration statements on Form S-8 under the Securities Act to register all shares of common stock governed by outstanding stock options and common stock issued or issuable under our stock plans. We expect to file the registration statement covering shares offered by the Idea Integration Omnibus Incentive Plan within 180 days after the date of this prospectus, thus permitting the resale of these shares by non-affiliates in the public market without restriction under the Securities Act.

   In addition, after this offering, Modis will be entitled to have its shares registered under the Securities Act. Registration of such shares under the Securities Act would result in these shares, except for shares purchased by our affiliates, becoming freely tradable without restriction under the Securities Act immediately on the effectiveness of such registration.

                                  UNDERWRITING

   The underwriters named below, acting through their representatives, FleetBoston Robertson Stephens Inc., Banc of America Securities LLC, SG Cowen Securities Corporation, Legg Mason Wood Walker, Incorporated, and The Robinson-Humphrey Company, LLC have severally agreed with us, under the terms and conditions of the underwriting agreement, to purchase from us the number of shares of common stock set forth opposite their respective names below. The underwriters are committed to purchase and pay for all such shares if any are purchased.

                                                                        Number
     Underwriters                                                      of Shares
     ------------                                                      ---------
     FleetBoston Robertson Stephens Inc...............................
     Banc of America Securities LLC...................................
     SG Cowen Securities Corporation..................................
     Legg Mason Wood Walker, Incorporated.............................
     The Robinson-Humphrey Company, LLC...............................
                                                                          ---
       Total..........................................................
                                                                          ===

   The representatives have advised us that the underwriters propose to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus and to some dealers at such price less a
concession of not more than $    per share, of which $    may be reallowed to
other dealers. After the completion of this offering, the public offering price, concession and reallowance to dealers may be reduced by the representatives. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

   The underwriters have advised us that they do not expect sales to discretionary accounts to exceed five percent of the total number of such shares offered.

 Over-Allotment Option

   We have granted to the underwriters an option, exercisable during the 30 day
period after the date of this prospectus, to purchase up to     additional
shares of common stock at the same price per share as we will receive for the shares that the underwriters have agreed to purchase from us. To the extent that the underwriters exercise this option, each of the underwriters will have a firm commitment to purchase approximately the same percentage of such additional shares that the number of shares of common stock to be purchased by it shown in the above table represents as a percentage of the total number of shares offered by the prospectus. If purchased, the additional shares will be
sold by the underwriters on the same terms as those on which the     shares are
being sold. We will be obligated, under the over-allotment option, to sell shares to the extent the option is exercised. The underwriters may exercise the over-allotment option only to cover over-allotments made in connection with the
sale of the     shares of common stock offered by this prospectus.

   The following table summarizes the compensation to be paid by us to the underwriters:

                                                            Total
                                                -----------------------------
                                           Per     Without          With
                                          Share Over-Allotment Over-Allotment
                                          ----- -------------- --------------
     Underwriting discounts and
       commissions
       Payable by us..................... $

 Indemnity

   The underwriting agreement contains covenants of indemnity among the underwriters, us, Modis and MPS against certain civil liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement.

 Lock-Up Agreements

   Each of our executive officers and directors, as well as Modis and MPS has agreed, for a period of 180 days after the date of this prospectus, not to offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge, or grant any rights with respect to any shares of common stock, any options or warrants to purchase any shares of common stock, or any securities convertible into or exchangeable for common stock owned as of the date of this prospectus or thereafter acquired directly by these holders or with respect to which they have or may acquire the power of disposition, without the prior written consent of FleetBoston Robertson Stephens Inc. However, FleetBoston Robertson Stephens Inc. may, in its sole discretion and at any time without notice, release all or any portion of the securities subject to lock-up agreements. There are no agreements between the representatives and any of our stockholders providing consent by the representatives to the sale of shares prior to the expiration of the 180 day lock-up period.

 Future Sales by Us

   In addition, we have agreed that until 180 days after the date of this prospectus we will not, without the prior written consent of FleetBoston Robertson Stephens Inc., consent to the disposition of any shares held by stockholders prior to the expiration of the 180 day lock-up period or issue, sell, contract to sell or otherwise dispose of any shares of common stock, any options to purchase any shares of common stock, or any securities convertible into, exercisable, or exchangeable for shares of common stock, other than our sale of shares in this offering, the issuance of shares of common stock upon the exercise of outstanding options, and the grant of options to purchase shares of common stock under existing employee stock option or stock purchase plans. See "Shares Eligible For Future Sale" beginning on page 60 for more information.

 Directed Shares

   At our request, the underwriters will reserve up to     shares of common
stock to be issued by us and offered hereby for sale, at the initial public offering price, to directors, officers, employees, business associates, and persons otherwise connected to us. The number of shares of common stock available for sale to the general public will be reduced to the extent that such individuals purchase all or a portion of these reserved shares. Any reserved shares which are not purchased will be offered by the underwriters to the general public on the same basis as the shares of common stock offered hereby.

 Listing

   We are applying to have our common stock approved for quotation on the Nasdaq National Market under the symbol "IDEA."

 No Prior Public Market

   Prior to this offering, there has been no public market for our common stock. Consequently, the initial public offering price for our common stock offered by this prospectus has been determined through negotiations between us and our representatives. Among the factors considered in these negotiations were prevailing market conditions, our financial information, market valuations of other companies that we and the representatives believe to be comparable to us, estimates of our business potential, and the present state of our development.

 Stabilization

   Our representatives have advised us that, under Regulation M of the Securities Exchange Act, some participants in the offering may engage in transactions, including stabilizing bids, syndicate covering transactions or the imposition of penalty bids, which may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. A "stabilizing bid" is a bid for or the purchase of the common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the common stock. A "syndicate covering transaction" is the bid for or the purchase of the common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. A "penalty bid" is an arrangement permitting the representatives to reclaim the selling concession otherwise accruing to an underwriter or syndicate member in connection with the offering if the common stock originally sold by such underwriter or syndicate member is purchased by the representatives in a syndicate covering transaction and has therefore not been effectively placed by such underwriter or syndicate member. The representatives have advised us that such transactions may be effected on the Nasdaq National Market or otherwise and, if commenced, may be discontinued at any time.

 Syndicate Short Sales

   The representatives have advised us that, on behalf of the underwriters, they may make short sales of our common stock in connection with this offering, resulting in the sale by the underwriters of a greater number of shares than they are required to purchase under the underwriting agreement. The short position resulting from those short sales will be deemed a "covered" short
position to the extent that it does not exceed the    shares under the
underwriters' over-allotment option and will be deemed a "naked" short position to the extent that it exceeds that number. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the trading price of the common stock in the open market that could adversely affect investors who purchased shares in the offering. The underwriters may reduce or close out their covered short position either by exercising the over-allotment option or by purchasing shares in the open market. In determining which of these alternatives to pursue, the underwriters will consider the price at which shares are available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Any "naked" short position will be closed out by purchasing shares in the open market. Similar to the other stabilizing transactions described below, open market purchases made by the underwriters to cover all or a portion of their short position may have the effect of preventing or retarding a decline in the market price of our common stock following this offering. As a result, our common stock may trade at a price that is higher than the price that otherwise might prevail in the open market.

 Expenses of the Offering

   The expenses of the offering are estimated at approximately $    and are
payable entirely by us.

 Other

   Under the Conduct Rules of the National Association of Securities Dealers, Inc., or NASD, when 10% or more of the net proceeds of a public offering of equity securities are to be paid to a member of the NASD participating in the public offering or an affiliate of that member, the price at which the equity securities are distributed to the public must be no lower than that recommended by a "qualified independent underwriter" as defined in Rule 2720 of the Conduct Rules of the NASD. Banc of America Securities LLC is a member of the NASD and is an affiliate of Bank of America, N.A., a lender under MPS's credit facility. Banc of America Securities LLC will receive more than 10% of the net proceeds from this offering as a result of our repayment of amounts owed to MPS which it will use to reduce its borrowings under its credit facility.

   As a result, this offering is being made in compliance with Rule 2710(c)(8) of the Conduct Rules of the NASD. FleetBoston Robertson Stephens Inc. will act as a qualified independent underwriter in connection with this offering and will assume the customary responsibilities of acting as a qualified independent underwriter in pricing and conducting due diligence for this offering. Accordingly, the price of the common stock sold to the public will be no lower than that recommended by FleetBoston Robertson Stephens Inc. acting as qualified independent underwriter for this offering. FleetBoston Robertson
Stephens Inc. will receive a fee of $     for acting as the qualified
independent underwriter.

                                 LEGAL MATTERS

   The validity of the issuance of the common stock offered by this prospectus will be passed upon for us by LeBoeuf, Lamb, Greene & MacRae, L.L.P., a limited liability partnership including professional corporations. Legal matters in connection with this offering will be passed upon for the underwriters by Brobeck, Phleger & Harrison LLP, Washington, D.C.

                                    EXPERTS

   The following financial statements have been included in reliance on the reports of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting: Idea Integration Corp. as of December 31, 1998 and 1999 and the three years in the period ended December 31, 1999; Realtime Consulting, Inc. as of September 31, 1997 and for the six months then ended; Zeal, Inc. as of December 31, 1998 and for the nine months then ended and as of April 30, 1999 and for the four months then ended; Open Management Software, Inc. as of December 31, 1998 and for the nine months then ended and as of July 31, 1999 and for the seven months then ended; The Forsythe Technology Group, Inc. as of December 31, 1998 and November 29, 1999, and for the year ended December 31, 1998 and for the period from January 1, 1999 to November 29, 1999; Catapult Technology, Inc., Brahma Software Solutions, Inc. and Brahma Technolutions, Inc. as of December 31, 1999 and for the nine months then ended; T1 Design LLC as of December 31, 1998 and for the eight months then ended, as of December 31, 1999 and for the year then ended and as of January 31, 2000 and for the one month then ended; Red Eye Digital Media, LLC as of December 31, 1999 and the eight months then ended and as of January 31, 2000 and for the one month then ended; Integral Results, Inc. as of December 31, 1997, 1998, and 1999 and January 31, 2000, and for the eight months ended December 31, 1997, for the years ended December 31, 1998 and 1999, and for the one month ended January 31, 2000; Ramworks, Inc. as of December 31, 1997 and for the five months then ended and as of December 31, 1998 and for the year then ended and as of December 31, 1999 and for the year then ended and as of May 12, 2000 and for the period from January 1, 2000 to May 12, 2000.

   The audited financial statements of Actium Technologies, Inc. included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                      WHERE YOU CAN FIND MORE INFORMATION

   We have filed with the Commission a registration statement on Form S-1 under the Securities Act relating to the common stock being sold in this offering. This prospectus constitutes a part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement because some parts have been omitted in accordance with the rules and regulations of the Commission. For further information about us and the common stock being sold in this offering, you should refer to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus regarding the contents of any agreement, contract or other document referred to may be incomplete; reference is made in each instance to the copy of the contract or document filed as an exhibit to the registration statement. Each statement is qualified by reference to the exhibit. You may read and copy all or any portion of the registration statement or any reports, statements, or other information in the files at the following public reference facilities of the Commission:

   Washington, D.C.            New York, New York       Chicago, Illinois
   Room 1024, Judiciary Plaza  Seven World Trade Center 500 West Madison Street
   450 Fifth Street, N.W.      Suite 1300               Suite 1400
   Washington, D.C. 20549      New York, New York 10048 Chicago, Illinois 60661

   You can request copies of these documents upon payment of a duplicating fee by writing to the Commission. You may call the Commission at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet Web site maintained by the Commission at www.sec.gov.

   We intend to furnish holders of our common stock with annual reports containing audited financial statements certified by an independent public accounting firm and to make available quarterly reports containing unaudited condensed financial information for the first three quarters of each fiscal year. We intend to furnish other reports as we may determine or as may be required by law.

                             IDEA INTEGRATION CORP.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
IDEA INTEGRATION CORP.
 Pro Forma Consolidated Financial Statements (Unaudited):
  Pro Forma Consolidated Statements of Operations.........................   F-3
  Notes to Unaudited Pro Forma Consolidated Financial Statements..........   F-5
 Consolidated Financial Statements:
  Report of Independent Certified Public Accountants......................   F-9
  Consolidated Balance Sheets.............................................  F-10
  Consolidated Statements of Operations...................................  F-11
  Consolidated Statements of Cash Flows...................................  F-12
  Consolidated Statements of Stockholder's Equity.........................  F-13
  Notes to Consolidated Financial Statements..............................  F-14

REALTIME CONSULTING, INC.
 Report of Independent Certified Public Accountants.......................  F-26
 Balance Sheet............................................................  F-27
 Statement of Operations and Retained Earnings............................  F-28
 Statement of Cash Flows..................................................  F-29
 Notes to Financial Statements............................................  F-30

ACTIUM TECHNOLOGIES, INC.
 Report of Independent Public Accountants.................................  F-32
 Balance Sheets...........................................................  F-33
 Statements of Operations.................................................  F-34
 Statements of Shareholders' Equity.......................................  F-35
 Statements of Cash Flows.................................................  F-36
 Notes to Financial Statements............................................  F-37

ZEAL, INC.
 Report of Independent Certified Public Accountants.......................  F-43
 Balance Sheets...........................................................  F-44
 Statements of Operations.................................................  F-45
 Statements of Shareholders' Equity.......................................  F-46
 Statements of Cash Flows.................................................  F-47
 Notes to Financial Statements............................................  F-48

OPEN MANAGEMENT SOFTWARE, INC.
 Report of Independent Certified Public Accountants.......................  F-52
 Balance Sheets...........................................................  F-53
 Statements of Operations.................................................  F-54
 Statements of Shareholders' Equity.......................................  F-55
 Statements of Cash Flows.................................................  F-56
 Notes to Financial Statements............................................  F-57

THE FORSYTHE TECHNOLOGY GROUP, INC.
 Report of Independent Certified Public Accountants.......................  F-61
 Balance Sheets...........................................................  F-62
 Statements of Operations.................................................  F-63
 Statements of Shareholders' Equity.......................................  F-64
 Statements of Cash Flows.................................................  F-65
 Notes to Financial Statements............................................  F-66

                             IDEA INTEGRATION CORP.

                                                                         Page
                                                                         -----
CATAPULT TECHNOLOGY, INC., BRAHMA SOFTWARE SOLUTIONS, INC., AND BRAHMA
  TECHNOLUTIONS, INC.
 Report of Independent Certified Public Accountants.....................  F-70
 Combined Balance Sheet.................................................  F-71
 Combined Statement of Operations.......................................  F-72
 Combined Statement of Stockholder's Equity.............................  F-73
 Combined Statement of Cash Flows.......................................  F-74
 Notes to Combined Financial Statements.................................  F-75

T1 DESIGN LLC
 Report of Independent Certified Public Accountants.....................  F-79
 Balance Sheets.........................................................  F-80
 Statements of Operations...............................................  F-81
 Statements of Members' Equity..........................................  F-82
 Statements of Cash Flows...............................................  F-83
 Notes to Financial Statements..........................................  F-84

RED EYE DIGITAL MEDIA, LLC
 Report of Independent Certified Public Accountants.....................  F-88
 Balance Sheets.........................................................  F-89
 Statements of Operations...............................................  F-90
 Statements of Members' Equity..........................................  F-91
 Statements of Cash Flows...............................................  F-92
 Notes to Financial Statements..........................................  F-93

INTEGRAL RESULTS, INC.
 Report of Independent Certified Public Accountants.....................  F-97
 Balance Sheets.........................................................  F-98
 Statements of Operations...............................................  F-99
 Statements of Stockholders' Equity..................................... F-100
 Statements of Cash Flows............................................... F-101
 Notes to Financial Statements.......................................... F-102

RAMWORKS, INC.
 Report of Independent Certified Public Accountants..................... F-108
 Balance Sheets......................................................... F-109
 Statements of Operations............................................... F-110
 Statements of Stockholders' Equity..................................... F-111
 Statements of Cash Flows............................................... F-112
 Notes to Financial Statements.......................................... F-113

                             IDEA INTEGRATION CORP.

           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                         Six Months Ended June 30, 2000
                     (in thousands, except per share data)

                                               Acquired
                                               Companies Adjustments
                                    Historical (Note 4)   (Note 5)    Pro Forma
                                    ---------- --------- -----------  ---------
Revenue...........................   $113,335   $2,536      $  --     $115,871
Cost of revenue...................     62,615      969         --       63,584
                                     --------   ------      -----     --------
  Gross Profit....................     50,720    1,567         --       52,287
                                     --------   ------      -----     --------
Operating expenses:
 General and administrative.......     40,733      833         --       41,566
 Depreciation and amortization....      4,376       --        149 (a)    4,525
                                     --------   ------      -----     --------
  Total operating expenses........     45,109      833        149       46,091
                                     --------   ------      -----     --------
Income from operations............      5,611      734       (149)       6,196
Other income (expense), net.......     (1,043)     (16)      (365)(b)   (1,424)
                                     --------   ------      -----     --------
Income before provision for income
  taxes...........................      4,568      718       (514)       4,772
Provision for income taxes........      2,407        1        107 (c)    2,515
                                     --------   ------      -----     --------
Net income........................   $  2,161   $  717      $(621)    $  2,257
                                     ========   ======      =====     ========
Basic net income per common
  share...........................   $   0.05                         $   0.05
                                     ========                         ========
Basic common shares outstanding...     43,000                           43,000
                                     ========                         ========
Diluted net income per common
  share...........................   $   0.05                         $   0.05
                                     ========                         ========
Diluted common shares
  outstanding.....................     43,000                           43,000
                                     ========                         ========

--------
   For (a), (b), and (c) above, see Note 5 on page F-7.


      See accompanying notes to unaudited pro forma consolidated financial statements.

                             IDEA INTEGRATION CORP.

           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                          Year Ended December 31, 1999
                     (in thousands, except per share data)

                                              Acquired
                                              Companies Adjustments
                                   Historical (Note 4)   (Note 5)     Pro Forma
                                   ---------- --------- -----------   ---------
Revenue..........................   $168,158   $38,982    $    --     $207,140
Cost of revenue..................     97,949    17,591         --      115,540
                                    --------   -------    -------     --------
  Gross Profit...................     70,209    21,391         --       91,600
                                    --------   -------    -------     --------
Operating expenses:
 General and administrative......     37,614    15,856         --       53,470
 Depreciation and amortization...      6,055        --      2,390 (a)    8,445
                                    --------   -------    -------     --------
  Total operating expenses.......     43,669    15,856      2,390       61,915
                                    --------   -------    -------     --------
Income from operations...........     26,540     5,535     (2,390)      29,685
Other income (expense), net......       (117)       65     (2,706)(b)   (2,758)
                                    --------   -------    -------     --------
Income before provision for
  income taxes...................     26,423     5,600     (5,096)      26,927
Provision for income taxes.......     11,780       240         43 (c)   12,063
                                    --------   -------    -------     --------
Net income.......................   $ 14,643   $ 5,360    $(5,139)    $ 14,864
                                    ========   =======    =======     ========
Basic net income per common
  share..........................   $   0.34                          $   0.35
                                    ========                          ========
Basic common shares outstanding..     43,000                            43,000
                                    ========                          ========
Diluted net income per common
  share..........................   $   0.34                          $   0.35
                                    ========                          ========
Diluted common shares
  outstanding....................     43,000                            43,000
                                    ========                          ========

--------
   For (a), (b), and (c) above, see Note 5 on page F-7.


      See accompanying notes to unaudited pro forma consolidated financial statements.

                             IDEA INTEGRATION CORP.

                          NOTES TO UNAUDITED PRO FORMA
                       CONSOLIDATED FINANCIAL STATEMENTS
                     (in thousands, except per share data)

1.FORMATION AND OPERATIONS

   Idea Integration Corp. ("Idea" or the "Company") was incorporated on December 21, 1999 to be the holding company for the e-business solutions division of Modis, Inc. ("Modis"). Modis is owned by Modis Professional Services, Inc. ("MPS"), a publicly traded professional services company. The division commenced operations with the acquisition of Perspective Technology Corporation, Inc. on August 11, 1996 and expanded the business further through both internal growth and additional acquisitions (see note 3).

   MPS intends to separate the Company's business from that of Modis pursuant to an Agreement and Plan of Reorganization (the "Reorganization") to be entered into among the Company, MPS, and Modis. Also, as part of the Reorganization and as a condition precedent to the registration statement being declared effective, in August 2000, the Company will declare a stock split of 430,000-to-1, resulting in 43 million shares outstanding. This separation is to be effected by the contribution to Idea of the stock and membership interests in the subsidiaries, and certain other assets, which collectively comprise the e-business solutions division of MPS. As the entities are under common control, the contribution is to be accounted for at historical cost in a manner similar to a pooling of interests.

   Idea provides e-business solutions for its clients in the following broad practice areas:

  . e-Application Development

  . Enterprise Application Integration (EAI)

  . e-Business Strategy

  . Creative Design

  . Business Intelligence

  . Enterprise Software Solutions

  . Business-to-Business Solutions

  . CRM (Customer Relationship Management) Solutions

2.BASIS OF PRESENTATION

   The accompanying unaudited pro forma consolidated financial statements are based on adjustments to the historical consolidated financial statements of Idea to give effect to the acquisitions described in Note 3 (the "Acquired Companies"). The pro forma consolidated statements of operations assume the acquisitions were consummated as of the beginning of the periods presented. The pro forma consolidated statements of operations are not necessarily indicative of results that would have occurred had the acquisitions been consummated as of the beginning of the periods presented or that might be attained in the future.

   Certain information normally included in financial statements prepared in accordance with generally accepted accounting principles has been omitted pursuant to the rules and regulations of the Securities and Exchange Commission, or the SEC. The pro forma consolidated financial statements should be read in conjunction with the historical consolidated financial statements of Idea, the historical financial statements of the Acquired Companies and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein.

3.ACQUISITIONS

For the Year Ended December 31, 1999

   On April 30, 1999, Intelligent Solutions (Midlands), Ltd., a U.K.-based e-business solutions company, was acquired for $4,934 in cash and a $527 note payable to the former shareholders. In addition, the sellers are

                             IDEA INTEGRATION CORP.

                          NOTES TO UNAUDITED PRO FORMA
                 CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                     (in thousands, except per share data)
entitled to future contingent consideration based on the increase in earnings before interest and taxes ("EBIT"), on a yearly basis through fiscal 2002. In June 2000, the sellers entered into an agreement with the Company whereby all future earnouts were fixed at approximately $7,000. This obligation was paid in August 2000 and is included in the balance sheet line item "Accounts payable and accrued expenses" as of June 30, 2000. The acquisition was accounted for under the purchase method of accounting.

   On April 30, 1999, Zeal, Inc., an Illinois-based e-business solutions company, was acquired for $7,850 in cash and a $900 note payable to the former shareholders. The acquisition was accounted for under the purchase method of accounting.

   On July 1, 1999, UTEK, Inc., an Illinois-based technology company consisting of an e-business solutions division and a computer consulting division was acquired for $23,540 in cash and a $3,000 note payable to the former shareholder. In connection with the Reorganization, Modis will retain the computer consulting division and contribute the e-business solutions division to Idea. The Company has been allocated approximately $10,260 in purchase price related to the contribution of the e-business solutions operations to Idea. The allocation of the purchase price is based on the same pricing convention the Company used to price similar acquisitions, generally a multiple of EBIT, which management believes is a reasonable methodology. The acquisition was accounted for under the purchase method of accounting.

   On July 31, 1999, Open Management Software, Inc., a California-based e-business solutions company, was acquired for $13,250 in cash and a $1,750 note payable to the former shareholders. The acquisition was accounted for under the purchase method of accounting.

   On November 30, 1999, The Forsythe Technology Group, Inc., an Ohio-based e-business solutions company, was acquired for $3,275 in cash and a $575 note payable to the former shareholders. The acquisition was accounted for under the purchase method of accounting.

For the Six Months Ended June 30, 2000

   On January 1, 2000, Catapult Technology, Inc., Brahma Software Solutions, Inc., and Brahma Technolutions, Inc. (together "Catapult"), each an Illinois-based e-business solutions company, was acquired for $9,000 in cash and a $1,000 note payable to the former shareholders. The acquisition was accounted for under the purchase method of accounting.

   On January 31, 2000, T1 Design LLC, a Texas-based e-business solutions company, was acquired for $30,600 in cash and a $3,400 note payable to the former shareholders. The acquisition was accounted for under the purchase method of accounting.

   On January 31, 2000, Red Eye Digital Media, LLC, a California-based e-business solutions company, was acquired for $7,600 in cash and a $900 note payable to the former shareholders. In addition, the sellers are entitled to contingent consideration estimated at $5,000. This contingent consideration is included in the balance sheet line item "Accounts payable and accrued expenses" as of June 30, 2000. The acquisition was accounted for under the purchase method of accounting.

   On January 31, 2000, Information Technologies Integrated Company Incorporated, a Colorado-based e-business solutions company, was acquired for $5,400 in cash and a $600 note payable to the former shareholders. The acquisition was accounted for under the purchase method of accounting.

                             IDEA INTEGRATION CORP.

                          NOTES TO UNAUDITED PRO FORMA
                 CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                     (in thousands, except per share data)


   On February 1, 2000, Integral Results, Inc., a California-based e-business solutions company, was acquired for $7,000 in cash and a $1,000 note payable to the former shareholders. The acquisition was accounted for under the purchase method of accounting.

   On May 12, 2000, Ramworks, Inc., a Florida-based e-business solutions company, was acquired for $3,850 in cash and a $400 note payable to the former shareholders. The acquisition was accounted for under the purchase method of accounting.

4.SCHEDULE OF ACQUIRED COMPANIES

   The Company has included in the pro forma consolidated statements of operations the results of operations for each of the acquired companies from January 1, 1999 through the date of acquisition. The following pre-acquisition results of operations for the acquired companies were included to derive the pro forma consolidated statements of operations:

   Company                                                     Period
   -------                                                     ------
   Zeal(a)......................................... January 1--April 29, 1999
   Open Management Software(a)..................... January 1--July 30, 1999
   The Forsythe Technology Group(a)................ January 1--November 29, 1999
   Catapult(a)..................................... January 1--December 31, 1999
   T1 Design(b).................................... January 1--January 30, 2000
   T1 Design(a).................................... January 1--December 31, 1999
   Red Eye Digital Media(b)........................ January 1--January 30, 2000
   Red Eye Digital Media(a)........................ January 1--December 31, 1999
   Integral Results(b)............................. January 1--January 31, 2000
   Integral Results(a)............................. January 1--December 31, 1999
   Ramworks(b)..................................... January 1--May 12, 2000
   Ramworks(a)..................................... January 1--December 31, 1999

--------
(a)Included in the schedule of acquired companies for the year ended December 31, 1999.
(b)Included in the schedule of acquired companies for the six months ended June 30, 2000.

5.ADJUSTMENTS TO HISTORICAL FINANCIAL STATEMENTS

   The following pro forma adjustments have been made to the historical consolidated statements of operations as if the acquisitions described in Note 3 were consummated as of the beginning of the periods presented:

  (a) To reflect incremental amortization (on a straight-line basis over an average of 38 years) of goodwill related to the purchase of the Acquired Companies of $149 for the six months ended June 30, 2000 and $2,390 for the year ended December 31, 1999.

  (b) To reflect (i) incremental interest expense on notes payable issued to former owners of the Acquired Companies related to their purchases of $6,300 at an average interest rate of 5.7% during the six months ended June 30, 2000 and $11,211 at an average interest rate of 5.9% during the year ended December 31, 1999. These amounts resulted in incremental interest of $36 and $546, respectively, and (ii) incremental interest related to intercompany indebtedness to MPS of $30,000 at an average interest rate of

                             IDEA INTEGRATION CORP.

                          NOTES TO UNAUDITED PRO FORMA
                 CONSOLIDATED FINANCIAL STATEMENTS--(Continued)
                     (in thousands, except per share data)

  7.2% resulting in incremental interest of $329 during the six months ended June 30, 2000 and $2,160 for the year ended December 31, 1999, based on the borrowing rate of MPS's credit facility.

  (c) To reflect (i) the change in income taxes related to pro forma adjustments, and (ii) income taxes of the Acquired Companies that were S corporations as if they were C corporations for federal income tax purposes.

   The schedules below present the results of operations for each of the acquired companies from January 1, 1999 through the date of acquisition. These schedules consolidate the acquired companies for reference to the pro forma consolidated statements of operations for the six months ended June 30, 2000 and for the year ended December 31, 1999. Presentation includes the acquired companies required to have pre-acquisition audits included elsewhere herein:

                                        Six Months Ended June 30, 2000
                               -------------------------------------------------
                                                                         Total
                                       Red Eye                         Pro Forma
                                 T1    Digital Integral                Acquired
                               Design  Media   Results  Ramworks Other Companies
                               ------- ------- -------- -------- ----- ---------
Revenue......................   $764    $308     $237    $1,001  $226   $2,536
Cost of revenue..............    345     135       79       253   157      969
                                ----    ----     ----    ------  ----   ------
  Gross Profit...............    419     173      158       748    69    1,567
                                ----    ----     ----    ------  ----   ------
Operating expenses:
 General and administrative..    162     122      157       349    43      833
 Depreciation and
  amortization...............     --      --       --        --    --       --
                                ----    ----     ----    ------  ----   ------
  Total operating expenses...    162     122      157       349    43      833
                                ----    ----     ----    ------  ----   ------
Income from operations.......    257      51        1       399    26      734
Other income (expense), net..      1      --       --       (17)   --      (16)
                                ----    ----     ----    ------  ----   ------
Income before provision for
 income taxes................    258      51        1       382    26      718
Provision for income taxes...     --      --        1        --    --        1
                                ----    ----     ----    ------  ----   ------
Net income...................   $258    $ 51     $  0    $  382  $ 26   $  717
                                ====    ====     ====    ======  ====   ======

                                                      Year Ended December 31, 1999
                          -------------------------------------------------------------------------------------
                                                                                                        Total
                                    Open                             Red Eye                          Pro Forma
                                 Management                     T1   Digital Integral                 Acquired
                          Zeal    Software  Forsythe Catapult Design  Media  Results  Ramworks Other  Companies
                          ------ ---------- -------- -------- ------ ------- -------- -------- ------ ---------
Revenue.................  $2,299  $ 3,798    $2,417   $5,831  $8,406 $3,374   $3,354   $1,514  $7,989  $38,982
Cost of revenue.........   1,282    1,769     1,832    1,734   2,885  1,469    1,323      440   4,857   17,591
                          ------  -------    ------   ------  ------ ------   ------   ------  ------  -------
 Gross Profit...........   1,017    2,029       585    4,097   5,521  1,905    2,031    1,074   3,132   21,391
                          ------  -------    ------   ------  ------ ------   ------   ------  ------  -------
Operating expenses:
 General and
  administrative........     552    4,064       124    3,963   2,233    537    1,588      710   2,085   15,856
 Depreciation and
  amortization..........      --       --        --       --      --     --       --       --      --       --
                          ------  -------    ------   ------  ------ ------   ------   ------  ------  -------
 Total operating
  expenses..............     552    4,064       124    3,963   2,233    537    1,588      710   2,085   15,856
                          ------  -------    ------   ------  ------ ------   ------   ------  ------  -------
Income from operations..     465   (2,035)      461      134   3,288  1,368      443      364   1,047    5,535
Other income (expense),
 net....................      13       75         7       --      12     --       --      (42)     --       65
                          ------  -------    ------   ------  ------ ------   ------   ------  ------  -------
Income before provision
 for income taxes.......     478   (1,960)      468      134   3,300  1,368      443      322   1,047    5,600
Provision for income
 taxes..................      --       --        --       60      --     --      180       --      --      240
                          ------  -------    ------   ------  ------ ------   ------   ------  ------  -------
Net income..............  $  478  $(1,960)   $  468   $   74  $3,300 $1,368   $  263   $  322  $1,047  $ 5,360
                          ======  =======    ======   ======  ====== ======   ======   ======  ======  =======

                             IDEA INTEGRATION CORP.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholder of Idea Integration Corp.:

The Plan of Reorganization described in Note 1 to the financial statements has not been consummated at August 9, 2000. When it has been consummated, we will be in a position to furnish the following report:

    "In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholder's equity and of cash flows present fairly, in all material respects, the financial position of Idea Integration Corp. at December 31, 1998 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above."

PRICEWATERHOUSECOOPERS LLP

Jacksonville, FL
August 9, 2000

                             IDEA INTEGRATION CORP.

                          CONSOLIDATED BALANCE SHEETS
                     (in thousands, except per share data)

                                           December 31, December 31,  June 30,
                                               1998         1999        2000
                                           ------------ ------------ -----------
                                                                     (Unaudited)
                 ASSETS
Current assets:
 Cash and cash equivalents...............    $  8,940     $  4,819    $  5,047
 Accounts receivable, net of allowance of
   $3,152, $5,057 and $5,952.............      19,596       31,926      46,431
 Prepaid expenses and other, net.........         851          574       1,738
 Deferred income taxes...................       1,516        1,949       2,669
                                             --------     --------    --------
  Total current assets...................      30,903       39,268      55,885
Furniture, equipment and leasehold
  improvements, net......................       3,252        4,861       8,884
Goodwill, net............................     159,663      197,474     271,991
Other assets, net........................          54          270         196
                                             --------     --------    --------
  Total assets...........................    $193,872     $241,873    $336,956
                                             ========     ========    ========
  LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
 Notes payable, current portion..........    $     --     $  2,650    $  5,511
 Accounts payable and accrued expenses...       6,950        8,365      18,933
 Accrued payroll and related taxes.......       5,872       10,129      13,283
 Due to parent...........................          --           --      30,000
                                             --------     --------    --------
  Total current liabilities..............      12,822       21,144      67,727
Notes payable, long-term portion.........          --        2,262       6,700
Deferred income taxes....................         856        1,857       2,833
                                             --------     --------    --------
  Total liabilities......................      13,678       25,263      77,260
                                             --------     --------    --------
Commitments and contingencies (Notes 3
  and 7)
Stockholder's Equity.....................     180,194      216,610     259,696
                                             --------     --------    --------
  Total liabilities and stockholder's
    equity...............................    $193,872     $241,873    $336,956
                                             ========     ========    ========

          See accompanying notes to consolidated financial statements.

                             IDEA INTEGRATION CORP.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (in thousands, except per share data)

                                                            Six Months Ended
                               Years Ended December 31,         June 30,
                               ---------------------------  -----------------
                                1997      1998      1999     1999      2000
                               -------  --------  --------  -------  --------
                                                              (Unaudited)
Revenue....................... $53,677  $114,411  $168,158  $81,273  $113,335
Cost of revenue...............  29,799    64,880    97,949   47,238    62,615
                               -------  --------  --------  -------  --------
  Gross profit................  23,878    49,531    70,209   34,035    50,720
                               -------  --------  --------  -------  --------
Operating expenses:
 General and administrative...  12,787    27,063    37,614   18,219    40,733
 Depreciation and
   amortization...............   1,629     4,693     6,055    2,739     4,376
                               -------  --------  --------  -------  --------
  Total operating expenses....  14,416    31,756    43,669   20,958    45,109
                               -------  --------  --------  -------  --------
Income from operations........   9,462    17,775    26,540   13,077     5,611
Other income (expense), net...    (175)     (108)     (117)     (16)   (1,043)
                               -------  --------  --------  -------  --------
Income before provision for
  income taxes................   9,287    17,667    26,423   13,061     4,568
Provision for income taxes....   3,884     8,036    11,780    5,822     2,407
                               -------  --------  --------  -------  --------
Net income.................... $ 5,403  $  9,631  $ 14,643  $ 7,239  $  2,161
                               =======  ========  ========  =======  ========
Basic net income per common
  share....................... $  0.13  $   0.22  $   0.34  $  0.17  $   0.05
                               =======  ========  ========  =======  ========
Basic common shares
  outstanding.................  43,000    43,000    43,000   43,000    43,000
                               =======  ========  ========  =======  ========
Diluted net income per common
  share....................... $  0.13  $   0.22  $   0.34  $  0.17  $   0.05
                               =======  ========  ========  =======  ========
Diluted common shares
  outstanding.................  43,000    43,000    43,000   43,000    43,000
                               =======  ========  ========  =======  ========


          See accompanying notes to consolidated financial statements.

                             IDEA INTEGRATION CORP.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     (in thousands, except per share data)

                                                              Six Months Ended
                                 Years Ended December 31,         June 30,
                                 ---------------------------  -----------------
                                   1997     1998      1999     1999      2000
                                 --------  -------  --------  -------  --------
                                                                (unaudited)
Cash flows from operating
  activities:
 Net income....................  $  5,403  $ 9,631  $ 14,643   $7,239  $  2,161
 Adjustments to net income to
   net cash provided by
   operating activities:
  Depreciation and
    amortization...............     1,629    4,693     6,055    2,739     4,376
  Deferred income taxes........       222     (380)    1,156      578       976
  Changes in assets and
    liabilities
   Accounts receivable.........    (3,772)  (2,250)   (5,967)  (9,597)   (7,651)
   Prepaid expenses and other
     assets....................       119     (254)      110      410      (938)
   Accounts payable and
     accrued expenses..........      (547)   1,595    (2,053)    (661)      730
   Accrued payroll and related
     taxes.....................       425      959     3,633    3,006     1,536
   Other, net..................        77      (76)       --       --        --
                                 --------  -------  --------  -------  --------
      Net cash provided by
        operating activities...     3,556   13,918    17,577    3,714     1,190
                                 --------  -------  --------  -------  --------
Cash flows from investing
  activities:
 Purchase of furniture,
   equipment and leasehold
   improvements, net of
   disposals...................      (460)    (910)   (1,794)  (1,035)   (3,908)
 Purchase of businesses,
   including additional
   earnouts on acquisitions,
   net of cash acquired........    (9,906)  (6,501)  (39,722) (13,904)  (67,979)
                                 --------  -------  --------  -------  --------
      Net cash used in
        investing activities...   (10,366)  (7,411)  (41,516) (14,939)  (71,887)
                                 --------  -------  --------  -------  --------
Cash flows from financing
  activities:
 Funding provided by MPS.......     8,812    2,394    21,773   14,199    70,925
 Other, net....................        (6)  (3,013)   (1,955)      --        --
                                 --------  -------  --------  -------  --------
      Net cash provided by
        financing activities...     8,806     (619)   19,818   14,199    70,925
                                 --------  -------  --------  -------  --------
Net increase (decrease) in cash
  and cash equivalents.........     1,996    5,888    (4,121)   2,974       228
Cash and cash equivalents,
  beginning of year............     1,056    3,052     8,940    8,940     4,819
                                 --------  -------  --------  -------  --------
Cash and cash equivalents, end
  of year......................  $  3,052  $ 8,940  $  4,819  $11,914  $  5,047
                                 ========  =======  ========  =======  ========

          See accompanying notes to consolidated financial statements.

                             IDEA INTEGRATION CORP.

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
                     (in thousands, except per share data)

                                                                    Six Months
                                          Years Ended December 31,     Ended
                                          ------------------------- -----------
                                                                     June 30,
                                           1997     1998     1999      2000
                                          ------- -------- -------- -----------
                                                                    (unaudited)
Stockholder's net investment:
Balance--beginning of year............... $39,916 $ 54,131 $179,764  $216,180
Net income...............................   5,403    9,631   14,643     2,161
Capital contributed by MPS...............   8,812  116,002   21,773    40,925
                                          ------- -------- --------  --------
Balance--end of year..................... $54,131 $179,764 $216,180  $259,266
                                          ------- -------- --------  --------
Common stock, par value $.01 per share
  150,000,000 shares authorized,
  43,000,000 shares issued and
  outstanding (Note 1)...................     430      430      430       430
                                          ------- -------- --------  --------
 Stockholder's equity.................... $54,561 $180,194 $216,610  $259,696
                                          ======= ======== ========  ========



          See accompanying notes to consolidated financial statements.

                             IDEA INTEGRATION CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (in thousands, except per share data)

1.FORMATION AND OPERATIONS

   Idea Integration Corp. ("Idea" or the "Company") was incorporated on December 21, 1999 to be the holding company for the e-business solutions division of Modis, Inc. ("Modis"). Modis is owned by Modis Professional Services, Inc. ("MPS"), a publicly traded professional services company. The division commenced operations with the acquisition of Perspective Technology Corporation, Inc. on August 11, 1996 and expanded the business further through both internal growth and additional acquisitions (see note 3).

   MPS intends to separate the Company's business from that of Modis pursuant to an Agreement and Plan of Reorganization (the "Reorganization") to be entered into among the Company, MPS, and Modis. Also, as part of the Reorganization and as a condition precedent to the registration statement being declared effective, in August 2000, the Company will declare a stock split of 430,000-to-1, resulting in 43 million shares outstanding. This separation is to be effected by the contribution to Idea of the stock and membership interests in the subsidiaries, and certain other assets, which collectively comprise the e-business solutions division of MPS. As the entities are under common control, the contribution is to be accounted for at historical cost in a manner similar to a pooling of interests.

   Idea provides e-business solutions for its clients in the following practice areas:

  . e-Application Development

  . Enterprise Application Integration (EAI)

  . e-Business Strategy

  . Creative Design

  . Business Intelligence

  . Enterprise Software Solutions

  . Business-to-Business Solutions

  . CRM (Customer Relationship Management) Solutions

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

   The consolidated financial statements reflect the financial position, results of operations, changes in stockholder's equity and cash flows of the businesses which will be transferred to Idea from MPS in the Reorganization (the "Company Businesses") as if Idea were a separate entity for all periods presented. The consolidated financial statements have been prepared using the historical basis in the assets and liabilities and historical results of operations related to the Company Businesses using certain allocated assets, liabilities, and expenses which were not historically recorded at the level of, but are primarily associated with, such businesses. Changes in stockholder's equity represent the net income of Idea plus net cash transfers to or from Modis and the fair value of any common stock issued by MPS in connection with the acquisition of businesses contributed to Idea. Additionally, the consolidated financial statements include the allocation of certain expenses relating to the Company Businesses that will be transferred to the Company from MPS. Management believes these allocations are reasonable. All material intercompany transactions and balances between the Company and its subsidiaries have been eliminated. General corporate overhead related to MPS's corporate headquarters where not specifically identified, has been allocated to the Company based on the

                             IDEA INTEGRATION CORP.

                     (in thousands, except per share data)

ratio of the Company's revenue to MPS's revenue. Management believes these allocations are reasonable. Additionally, income taxes are presented as if calculated on a separate tax return basis.

   All companies acquired were accounted for under the purchase method of accounting. The accompanying consolidated financial statements reflect any purchase accounting adjustments recorded, and include the results of operations of the acquired companies from the date of acquisition.

Unaudited Interim Results

   The interim consolidated financial statements as of June 30, 2000 and for the six months ended June 30, 1999 and 2000, together with the financial data and other information from those periods disclosed in these notes to the consolidated financial statements, are unaudited. In the opinion of management, the interim consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and reflect all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of interim periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for any future periods.

Revenue Recognition

   The Company derives substantially all of its revenue from professional services. Substantially all of the Company's services are provided on a time and materials basis. In addition, the Company occasionally provides services on a fixed-fee basis. The total portion of combined net revenue derived from fixed fee engagements is not significant. For time and materials engagements, the Company recognizes revenue as services are performed. For fixed fee engagements, revenue is recognized under the percentage-of-completion method of accounting, based on the ratio of costs incurred to total estimated costs. We recognize revenue from royalties and sales of packaged software and infrastructure when the final sale is made and there is no longer any obligation to provide further services related to the sale.

Fixed Assets

   Furniture, equipment, and leasehold improvements are recorded at cost less accumulated depreciation. Depreciation of furniture and equipment is computed using the straight-line method over the estimated useful lives of the related assets, ranging from three to 15 years. Amortization of leasehold improvements is computed using the straight-line method over the useful life of the related asset or the term of the lease, whichever is shorter. Total depreciation and amortization on furniture, equipment and leasehold improvements was $369, $1,053 and $1,120, for 1997, 1998 and 1999, respectively. Accumulated depreciation of furniture, equipment, and leasehold improvements as of December 31, 1998 and 1999 was $1,575 and $2,695, respectively.

Intangible Assets

   Intangible assets primarily consist of goodwill associated with the acquisition of businesses. The Company has allocated the purchase price of acquired companies according to the fair value of the assets acquired. Goodwill represents the excess of the cost over the fair value of the assets acquired through these acquisitions, including any contingent consideration considered probable to be paid (as discussed in Note 3 to the Consolidated Financial Statements), and is being amortized on a straight-line basis over periods ranging from 30 to 40 years with an average life of approximately 38 years. Management periodically reviews the potential impairment of goodwill on an undiscounted cash flow basis to assess recoverability. If the estimated future cash flows are projected to be less than the carrying amount, an impairment write-down (representing the carrying amount of the goodwill that exceeds the undiscounted expected future cash flows) would be recorded as an

                             IDEA INTEGRATION CORP.

                     (in thousands, except per share data)

expense in the period the impairment is determined. Accumulated amortization was $5,264 and $10,199 as of December 31, 1998 and 1999, respectively.

                                                    December 31,      June 30,
                                                  ------------------  --------
                                                    1998      1999      2000
                                                  --------  --------  --------
   Beginning balance of goodwill, net...........  $ 47,840  $159,663  $197,474
                                                  --------  --------  --------
    Goodwill recorded for companies purchased in
      current year..............................   112,789    39,069    65,981
    Goodwill accrued, but not paid, for
      determinable earn-outs....................     2,674     3,677    12,000
    Amortization................................    (3,640)   (4,935)   (3,464)
                                                  --------  --------  --------
     Net increase in goodwill...................   111,823    37,811    74,517
                                                  --------  --------  --------
   Ending balance of goodwill, net..............  $159,663  $197,474  $271,991
                                                  ========  ========  ========

Income Taxes

   The Company and its subsidiaries are included in the consolidated federal income tax return of MPS. Income taxes for the Company have been calculated as if it had filed a separate consolidated return with its subsidiaries.

   The provision for income taxes is based on income before taxes as reported in the accompanying consolidated statements of operations. Deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. An assessment is made as to whether or not a valuation allowance is required to offset deferred tax assets. This assessment includes anticipating future income.

Net income per share

   On December 21, 1999, Idea issued 100 shares of common stock to MPS. In August 2000, Idea will effect a stock split resulting in 43 million shares outstanding. Basic and diluted earnings per share have been calculated by dividing net income for each period presented by 43 million shares.

Pervasiveness of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Although management believes these estimates and assumptions are adequate, actual results may differ from the estimates and assumptions used.

Recent Accounting Pronouncements

   In June 1998, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and for Hedging Activities." SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument be recorded on the balance sheet as either an asset or liability measured at fair value. SFAS No. 133 requires that changes in a derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. In June 1999, the FASB issued SFAS No. 137, an amendment to SFAS No. 133,

                             IDEA INTEGRATION CORP.

                     (in thousands, except per share data)

deferring the effective date of SFAS No. 133. SFAS No. 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000, and cannot be applied retroactively. The Company does not participate in hedging activity, and therefore does not anticipate the adoption of SFAS No. 133 to have a material effect on the Company's consolidated financial position, results of operations or cash flows.

   In December 1999, the SEC issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition," which outlines the basic criteria that must be met to recognize revenue and provides guidance for presentation of revenue and for disclosure related to revenue recognition policies in financial statements filed with the SEC. The adoption of SAB 101 did not have a material impact on the Company's consolidated financial position, results of operations or cash flows.

   In March 2000, the FASB issued interpretation No. 44, or FIN 44, "Accounting for Certain Transactions Involving Stock Compensation," which is an interpretation of Accounting Principles Board Opinion No. 25, or APB Opinion
25. This interpretation clarifies:

  . the definition of employee for purposes of applying APB Opinion 25, which deals with stock compensation issues;

  . the criteria for determining whether a plan qualifies as a noncompensatory plan;

  . the accounting consequence of various modifications to the terms of a previously fixed stock option or award; and

  . the accounting for an exchange of stock compensation awards in a business combination.

   This interpretation is effective July 1, 2000, but certain conclusions in this interpretation cover specific events that occur after either December 15, 1998, or January 12, 2000. To the extent that this interpretation covers events occurring during the period after December 15, 1998, or January 12, 2000, but before the effective date of July 1, 2000, the effects of applying this interpretation are recognized on a prospective basis from July 1, 2000. The adoption of FIN 44 did not have a material impact on the Company's consolidated financial statements, results of operations, or cash flows.

3.ACQUISITIONS

For the Year Ended December 31, 1997

   On March 29, 1997, Custom Software Solutions, Inc., a Michigan-based e-business solutions company, was acquired for $3,300 in cash and a $500 note payable to the former shareholders. The acquisition was accounted for under the purchase method of accounting.

   On September 30, 1997, Realtime Consulting Incorporated, a California-based e-business solutions company, was acquired for $6,125 in cash and a $1,000 note payable to the former shareholders. The acquisition was accounted for under the purchase method of accounting.

For the Year Ended December 31, 1998

   On March 30, 1998, Actium Technologies, Inc. and Actium Corp. (together "Actium"), each a Pennsylvania-based e-business solutions company, along with Actium Tools ("Tools"), a wholesale computer hardware business were acquired for 4,598,698 shares of MPS common stock worth $130,000. In connection with the formation of Idea, Modis will retain the Tools businesses, and contribute the Actium businesses to Idea. The Company has been allocated approximately $112,318 of the purchase price related to the contribution of Actium to Idea. The allocation of the purchase price is based on the same pricing convention the Company used to price similar acquisitions, generally a multiple of EBIT, which management believes is a reasonable methodology. The acquisition was accounted for under the purchase method of accounting.

                             IDEA INTEGRATION CORP.

                     (in thousands, except per share data)


   On August 31, 1998, Consulting Partners, Inc., a Texas-based technology company consisting of an e-business solutions division and a computer consulting division, was acquired for 874,815 shares of common stock worth approximately $10,935. In connection with the formation of Idea, Modis will retain the computer consulting division and contribute the e-business solutions division to Idea. The Company has allocated approximately $1,290 of the purchase price related to the contribution of the e-business solutions operations. The allocation of the purchase price is based on the same pricing convention the Company used to price similar acquisitions, generally a multiple of EBIT, which management believes is a reasonable methodology. The acquisition was accounted for under the purchase method of accounting.

For the Year Ended December 31, 1999

   On April 30, 1999, Intelligent Solutions (Midlands), Ltd., a UK-based e-business solutions company, was acquired for $4,934 in cash and a $527 note payable to the former shareholders. In addition, the sellers are entitled to future contingent consideration based on the year to year increase in EBIT through fiscal 2002. In June 2000, the sellers entered into an agreement with the Company whereby all future earnouts were fixed at approximately $7,000 (unaudited). This obligation is payable August 2000 and is included in the balance sheet line item "Accounts payable and accrued expenses" as of June 30, 2000 (unaudited). The acquisition was accounted for under the purchase method of accounting.

   On April 30, 1999, Zeal, Inc., an Illinois based e-business solutions company, was acquired for $7,850 in cash and a $900 note payable to the former shareholders. The acquisition was accounted for under the purchase method of accounting.

   On July 1, 1999, UTEK, Inc., an Illinois-based technology company consisting of an e-business solutions division, and a computer consulting division was acquired for $23,540 in cash and a $3,000 note payable to the former shareholder. In connection with the formation of Idea, Modis will retain the computer consulting division and contribute the e-business solutions division to Idea. The Company has been allocated approximately $10,260 in purchase price related to the contribution of the e-business solutions operations to Idea. The allocation of the purchase price is based on the same pricing convention the Company used to price similar acquisitions, generally a multiple of EBIT, which management believes is a reasonable methodology. The acquisition was accounted for under the purchase method of accounting.

   On July 31, 1999, Open Management Software, Inc., a California-based e-business solutions company, was acquired for $13,250 in cash and a $1,750 note payable to the former shareholders. The acquisition was accounted for under the purchase method of accounting.

   On November 30, 1999, The Forsythe Technology Group, Inc., an Ohio-based e-business solutions company, was acquired for $3,275 in cash and a $575 note payable to the former shareholders. The acquisition was accounted for under the purchase method of accounting.

For the Six Months Ended June 30, 2000 (unaudited)

   On January 1, 2000, Catapult Technology, Inc., Brahma Software Solutions, Inc., and Brahma Technolutions, Inc. (together "Catapult"), each an Illinois-based e-business solutions company, was acquired for $9,000 in cash and a $1,000 note payable to the former shareholders. The acquisition was accounted for under the purchase method of accounting.

   On January 31, 2000, T1 Design, Inc., a Texas-based e-business solutions company, was acquired for $30,600 in cash and a $3,400 note payable to the former shareholders. The acquisition was accounted for under the purchase method of accounting.

                             IDEA INTEGRATION CORP.

                     (in thousands, except per share data)


   On January 31, 2000, Red Eye Digital Media, LLC, a California-based e-business solutions company, was acquired for $7,600 in cash and a $900 note payable to the former shareholders. In addition, the sellers are entitled to contingent consideration estimated at $5,000. This amount is included in the balance sheet line item "Accounts payable and accrued expenses" as of June 30, 2000. The acquisition was accounted for under the purchase method of accounting.

   On January 31, 2000, Information Technologies Integrated Company Incorporated, a Colorado-based e-business solutions company, was acquired for $5,400 in cash and a $600 note payable to the former shareholders. The acquisition was accounted for under the purchase method of accounting.

   On February 1, 2000, Integral Results, Inc., a California-based e-business solutions company, was acquired for $7,000 in cash and a $1,000 note payable to the former shareholders. The acquisition was accounted for under the purchase method of accounting.

   On May 12, 2000, Ramworks, Inc., a Florida-based e-business solutions company, was acquired for $3,850 in cash and a $400 note payable to the former shareholders. The acquisition was accounted for under the purchase method of accounting.

   The following unaudited results of operations have been prepared assuming all acquisitions consummated on or before June 30, 2000 had occurred as of the beginning of the periods presented. These results are not necessarily indicative of results of future operations nor of results that would have occurred had the acquisitions been consummated as of the beginning of the periods presented.

                                 Years Ended December 31,       Six Months Ended
                            -----------------------------------     June 30,
                               1997        1998        1999           2000
                            ----------- ----------- ----------- ----------------
                            (unaudited) (unaudited) (unaudited)   (unaudited)
Revenue....................  $117,211    $157,445    $207,140       $115,871
Net income.................  $  7,480    $  9,397    $ 14,864       $  2,257

4.NOTES PAYABLE

   Notes payable at December 31, 1999 consisted of the following:

                                                                   December 31,
                                                                       1999
                                                                   ------------
Note payable to the former shareholders of Intelligent Solutions
  (Midlands), Ltd., including interest at 4.7% compounded
  annually, due April 30, 2001...................................     $  527
Note payable to the former shareholders of Zeal, Inc., including
  interest at 4.7% compounded annually, due November 4, 2000.....        900
Note payable to the former shareholder of UTEK, Inc., including
  interest at 4.9% compounded annually, due January 31, 2001.....      1,160
Note payable to the former shareholders of Open Management
  Software, Inc., including interest at 4.9% compounded annually,
  due December 31, 2000..........................................      1,750
Note payable to the former shareholders of The Forsythe
  Technology Group, Inc., including interest at 5.5% compounded
  annually, due May 31, 2001.....................................        575
                                                                      ------
                                                                       4,912
Current portion of notes payable.................................      2,650
                                                                      ------
Long-term portion of notes payable...............................     $2,262
                                                                      ======

   There were no notes payable outstanding as of December 31, 1998. The Company assumed $7,300 (unaudited) of notes payable issued by MPS, due to the former shareholders of the companies which were acquired by MPS subsequent to December 31, 1999.

                             IDEA INTEGRATION CORP.

                     (in thousands, except per share data)


   The acquisition notes above were issued by MPS on behalf of Idea and will be assumed by Idea when the assets and liabilities of the businesses and operations to be transferred to Idea are complete.

   During the six month period ended June 30, 2000, Idea accrued outstanding indebtedness as a result of a note payable to MPS for a portion of Idea's funding needs. As of June 30, 2000, the balance of this outstanding indebtedness was $30,000. The note accrues interest at the borrowing rate on MPS's credit facility, which during the six months ended June 30, 2000 averaged 7.2%.

5.TRANSACTIONS WITH MPS

   MPS allocates its corporate overhead to its operating divisions based on revenue of the divisions, which management believes is a reasonable method. This allocation includes costs associated with services MPS provides to its divisions such as mergers and acquisitions, legal, tax, accounting, risk and cash management. The overhead allocation from MPS is included in the general and administrative expenses of Idea and totaled approximately $460, $830 and $2,300 for the years ended December 31, 1997, 1998 and 1999, respectively. The overhead allocation for the six months ended June 30, 1999 and 2000 was approximately $1,110 and $2,690, respectively. Following completion of Idea's initial public offering, MPS will cease making a general allocation of its overhead to Idea and allocate only those expenses related to actual services provided in accordance with defined shared services agreements.

   Certain employees of the Company have been granted options to purchase MPS stock under an MPS stock option plan. 2,273,475 and 2,404,850 such options were granted to Company employees in 1998 and 1999, respectively, with exercise prices equal to the market price of the MPS stock at the date of grant. No compensation expense was recognized on these pursuant to APB Opinion 25, "Accounting for Stock Issued to Employees." If the Company had recognized compensation expense based on the grant date fair value of those options as prescribed by SFAS No. 123, "Accounting for Stock-Based Compensation", pro forma net income for the years ended December 31, 1998 and 1999 would have been $6,497 and $8,494, respectively. The weighted average fair value of each 1998 and 1999 MPS option granted of $5.20 and $5.29, respectively, was estimated using the Black-Scholes option pricing model and certain assumptions relevant to those MPS options and the underlying MPS common stock.

6.INCOME TAXES

   The provision (benefit) for income taxes consisted of the following:

                                                          Years Ended December
                                                                   31,
                                                          ----------------------
                                                           1997   1998    1999
                                                          ------ ------  -------
Current:
 Federal................................................. $3,321 $7,640  $ 9,262
 State...................................................    341    776      966
 Foreign.................................................     --     --      396
                                                          ------ ------  -------
                                                           3,662  8,416   10,624
                                                          ------ ------  -------
Deferred:
 Federal.................................................    204   (350)   1,013
 State...................................................     18    (30)      91
 Foreign.................................................     --     --       52
                                                          ------ ------  -------
                                                             222   (380)   1,156
                                                          ------ ------  -------
                                                          $3,884 $8,036  $11,780
                                                          ====== ======  =======

                             IDEA INTEGRATION CORP.

                     (in thousands, except per share data)


   The difference between the actual income tax provision and the tax provision computed by applying the statutory federal income tax rate to income before provision for income taxes is attributable to the following:

                                        Years Ended December 31,
                         ------------------------------------------------------
                               1997              1998               1999
                         ----------------- ----------------- ------------------
                         Amount Percentage Amount Percentage Amount  Percentage
                         ------ ---------- ------ ---------- ------- ----------
Tax computed using the
  federal statutory
  rate.................. $3,251    35.0%   $6,184    35.0%   $ 9,248    35.0%
State income taxes, net
  of federal income tax
  effect................    359     3.9       746     4.2      1,057     4.0
Non-deductible
  goodwill..............    237     2.5     1,015     5.8      1,301     4.9
Other permanent
  differences...........     37     0.4        91     0.5        174     0.7
                         ------    ----    ------    ----    -------    ----
                         $3,884    41.8%   $8,036    45.5%   $11,780    44.6%
                         ======    ====    ======    ====    =======    ====

   The components of the deferred tax assets and liabilities recorded in the accompanying consolidated balance sheets are as follows:

                                                                 December 31,
                                                                ---------------
                                                                 1998     1999
                                                                -------  ------
Gross deferred tax assets:
 Allowance for doubtful accounts receivable.................... $ 1,300  $1,900
 Other.........................................................   1,206     163
                                                                -------  ------
  Total gross deferred tax assets..............................   2,506   2,063
                                                                -------  ------
Gross deferred tax liabilities:
 Amortization of goodwill......................................    (640) (1,157)
 Cash to accrual...............................................  (1,206)   (804)
 Other.........................................................      --     (10)
                                                                -------  ------
  Total gross deferred tax liabilities.........................  (1,846) (1,971)
                                                                -------  ------
  Net deferred tax asset....................................... $   660  $   92
                                                                =======  ======

   Management has determined, based on the history of prior taxable earnings and its expectations for the future, taxable income will more likely than not be sufficient to fully realize deferred tax assets and, accordingly, has not reduced deferred tax assets by a valuation allowance.

7.COMMITMENTS AND CONTINGENCIES

Leases

   The Company leases office space under various noncancelable operating leases. The following is a schedule of future minimum lease payments with terms in excess of one year:

     Fiscal Year
     -----------
     2000............................................................... $ 4,700
     2001...............................................................   4,400
     2002...............................................................   3,600
     2003...............................................................   3,400
     2004...............................................................   3,000
     Thereafter.........................................................   3,600
                                                                         -------
                                                                         $22,700
                                                                         =======

   Total rent expense for fiscal 1997, 1998 and 1999 was $910, $1,795, and $2,460, respectively.

                        IDEA INTEGRATION HOLDINGS CORP.

                     (in thousands, except per share data)


Litigation

   The Company is a party to a number of lawsuits and claims arising out of the ordinary conduct of its business. In the opinion of management, based on the advice of in-house and external legal counsel, the lawsuits and claims pending are not likely to have a material adverse effect on the Company, its financial position, its results of operations, or its cash flows.

8.SUPPLEMENTAL CASH FLOW INFORMATION

   The Company historically has funded its operations and capital expenditures and a portion of the purchases of businesses through cash flows from operations. Any additional funding needs (primarily for the purchase of businesses) were provided by MPS. All companies purchased were acquired through a combination of cash, notes payable to the selling shareholder(s) and the issuance of MPS common stock. Through December 31, 1999, in pushing down the effects of these acquisitions to Idea, MPS treated the fair value associated with the consideration given as contributed capital. Beginning on January 1, 2000, Idea issued notes payable for a portion of the funding provided by MPS. A summary of the transactions is as follows:

                                                                    Six Months
                                          Years Ended                  Ended
                             -------------------------------------- -----------
                             December 31, December 31, December 31,  June 30,
                                 1997         1998         1999        2000
                             ------------ ------------ ------------ -----------
                                                                    (unaudited)
MPS funding provided to
  Idea:
 Cash.......................    $8,812      $  2,394     $21,773      $70,925
 Fair value of stock
   issued...................        --       113,608          --           --
                                ------      --------     -------      -------
    Total...................    $8,812      $116,002     $21,773      $70,925
                                ======      ========     =======      =======
Capitalization of Idea:
 Capital contributions by
   MPS......................    $8,812      $116,002     $21,773      $40,925
 Notes issued to MPS........        --            --          --       30,000
                                ------      --------     -------      -------
    Total...................    $8,812      $116,002     $21,773      $70,925
                                ======      ========     =======      =======

   In addition, the following summarizes the cash paid, liabilities assumed, and assets acquired for the years ended December 31, 1997, 1998, 1999 and the six months ended June 30, 2000:

                                                                    Six Months
                                          Years Ended                  Ended
                             -------------------------------------- -----------
                             December 31, December 31, December 31,  June 30,
                                 1997         1998         1999        2000
                             ------------ ------------ ------------ -----------
                                                                    (unaudited)
Purchase consideration:
 Cash paid, including
   contingent consideration,
   if any...................   $ 9,906      $  6,501     $39,722      $67,979
 Fair value of notes issued
   to former
   shareholder(s)...........     1,500            --       4,911        7,300
 Fair value of MPS common
   stock issued (a).........        --       113,608          --           --
 Liabilities assumed........    (1,352)       (3,731)     (3,534)      (2,445)
                               -------      --------     -------      -------
 Fair value of assets
   acquired (including
   intangible assets).......   $10,054      $116,378     $41,099      $72,834
                               =======      ========     =======      =======

                             IDEA INTEGRATION CORP.

                     (in thousands, except per share data)


9.NET INCOME PER COMMON SHARE

   The calculation of basic net income per common share and diluted net income per common share from operations is presented below:

                                                                  Six Months
                                           Years Ended December      Ended
                                                    31,            June 30,
                                           --------------------- -------------
                                            1997   1998   1999    1999   2000
                                           ------ ------ ------- ------ ------
                                                                  (unaudited)
Basic net income per common share
  computation:
 Net income available to common
   shareholders........................... $5,403 $9,631 $14,643 $7,239 $2,161
                                           ------ ------ ------- ------ ------
 Average common shares outstanding........ 43,000 43,000  43,000 43,000 43,000
                                           ====== ====== ======= ====== ======
 Basic net income per common share........ $ 0.13 $ 0.22 $  0.34 $ 0.17 $ 0.05
                                           ====== ====== ======= ====== ======
Diluted net income per common share
  computation:
 Net income available to common
   shareholders........................... $5,403 $9,631 $14,643 $7,239 $2,161
                                           ------ ------ ------- ------ ------
  Average common shares outstanding.......
  Incremental shares from assumed
    conversions:
   Stock options..........................     --     --      --     --     --
                                           ------ ------ ------- ------ ------
Diluted average common shares
  outstanding............................. 43,000 43,000  43,000 43,000 43,000
                                           ====== ====== ======= ====== ======
Diluted net income per common share....... $ 0.13 $ 0.22 $  0.34 $ 0.17 $ 0.05
                                           ====== ====== ======= ====== ======

10.FAIR VALUE OF FINANCIAL INSTRUMENTS

   The Company has determined, based on available market information and appropriate valuation methodologies, that the fair value of its financial instruments approximates carrying value. The carrying amount of notes payable approximates fair value due to the short maturity of these instruments.

11.SEGMENT REPORTING

   The Company operates in one reportable segment and its foreign-based revenues and assets represented less than five percent of the Company's consolidated revenue and assets.

12.CREDIT RISK

   The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and accounts receivable. The Company places its cash with what it believes to be high credit quality institutions. At times such investments may be in excess of the FDIC insurance limit. The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its accounts receivable credit risk exposure is limited.

13.SUBSEQUENT EVENTS

   On August  , 2000, the Company filed a registration statement with the SEC
on Form S-1 covering the sale of up to    million shares to the public (
million shares assuming the underwriters' over-allotment option is exercised). Proceeds from the sale will be used to repay amounts due to MPS and for general working capital needs of the Company. In connection with this offering, Idea, MPS, and Modis intend to enter into a series of agreements, including a Services Agreement, a Tax Disaffiliation Agreement, a Strategic Marketing and Referral Agreement, a Real Estate Matters Agreement, and an Employee Benefits Agreement, governing certain aspects of the relationship among Idea, MPS, and Modis subsequent to the offering.

                             IDEA INTEGRATION CORP.

                     (in thousands, except per share data)


14.COMPREHENSIVE INCOME

   The effects of foreign currency translation adjustments are not material to the Company. Other components of comprehensive income as defined in SFAS No. 130, "Reporting Comprehensive Income," are not applicable to the Company.

                           REALTIME CONSULTING, INC.

                         Report on Financial Statements

           As of September 30, 1997 and for the Six Months Then Ended

                         INDEX TO FINANCIAL STATEMENTS

                                                                          Page
                                                                          ----
Report of Independent Certified Public Accountants....................... F-26

Balance Sheet as of September 30, 1997................................... F-27

Statement of Operations and Retained Earnings for the Six Months Ended
  September 30, 1997..................................................... F-28

Statement of Cash Flows for the Six Months Ended September 30, 1997...... F-29

Notes to Financial Statements............................................ F-30


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholder of Idea Integration Corp.

   In our opinion, the accompanying balance sheet and the related statement of operations and retained earnings and of cash flows present fairly, in all material respects, the financial position of Realtime Consulting, Inc. at September 30, 1997, and the results of its operations and its cash flows for the six months then ended in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Jacksonville, Florida
January 8, 2000

                           REALTIME CONSULTING, INC.
                                 Balance Sheet

                                                                   September 30,
                                                                       1997
                                                                   -------------
                             ASSETS
Current assets:
 Accounts receivable.............................................   $1,160,068
 Prepaid compensation (Note 5)...................................      107,143
 Prepaid expenses................................................       26,961
                                                                    ----------
  Total current assets...........................................    1,294,172
Furniture, equipment and leasehold improvements, net.............       60,522
Prepaid compensation--long-term (Note 5).........................       80,357
Other assets.....................................................        4,500
                                                                    ----------
  Total assets...................................................   $1,439,551
                                                                    ==========


              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Cash overdraft..................................................   $   45,273
 Accounts payable................................................      343,935
 Accrued expenses................................................      567,605
                                                                    ----------
  Total current liabilities......................................      956,813
                                                                    ----------


Commitments and contingencies (Note 6)


Stockholders' equity:
 Common stock, no par value; 1,500 shares authorized;
   1,000 shares issued and outstanding...........................        5,000
 Retained earnings...............................................      477,738
                                                                    ----------
  Total stockholders' equity.....................................      482,738
                                                                    ----------
  Total liabilities and stockholders' equity.....................   $1,439,551
                                                                    ==========


   The accompanying notes are an integral part of these financial statements.

                           REALTIME CONSULTING, INC.
                 Statement of Operations and Retained Earnings

                                                                      For the
                                                                    Six Months
                                                                       Ended
                                                                   September 30,
                                                                       1997
                                                                   -------------
Revenues..........................................................  $3,275,050
Cost of revenues..................................................   2,112,615
                                                                    ----------
 Gross profit.....................................................   1,162,435
                                                                    ----------
General and administrative expenses...............................   1,200,031
                                                                    ----------
Loss from operations..............................................     (37,596)
Interest income...................................................       3,389
                                                                    ----------
Net loss..........................................................     (34,207)
Retained earnings, beginning of period............................     707,154
Dividend distributions............................................    (195,209)
                                                                    ----------
Retained earnings, end of period..................................  $  477,738
                                                                    ==========



   The accompanying notes are an integral part of these financial statements.

                           REALTIME CONSULTING, INC.
                            Statement of Cash Flows

                                                                  For the
                                                              Six Months Ended
                                                             September 30, 1997
                                                             ------------------
Cash flows from operating activities:
 Net loss...................................................     $ (34,207)
 Adjustments to reconcile net loss to net cash used in
   operating activities:
  Depreciation..............................................         9,035
  Changes in operating assets and liabilities:
   Accounts receivable......................................      (561,707)
   Prepaids.................................................      (214,461)
   Accounts payable.........................................       199,839
   Accrued expenses.........................................       450,269
                                                                 ---------
     Net cash used in operating activities..................      (151,232)
                                                                 ---------
Cash flows from investing activities:
 Purchase of furniture, equipment and leasehold
   improvements.............................................       (21,266)
                                                                 ---------
Cash flows from financing activities:
 Distribution of dividends..................................      (195,209)
 Cash overdraft.............................................        45,273
                                                                 ---------
     Net cash used in financing activities..................      (149,936)
                                                                 ---------
Net decrease in cash and cash equivalents...................      (322,434)
Cash and cash equivalents, beginning of period..............       322,434
                                                                 ---------
Cash and cash equivalents, end of period....................     $      --
                                                                 =========


   The accompanying notes are an integral part of these financial statements.

                           REALTIME CONSULTING, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               September 30, 1997

1.Background

   Realtime Consulting, Inc. (the "Company") is a provider of information technology consulting services. The Company provides enterprise application integration services to users of enterprise software, system administration, programming services, and end user training. The Company was sold, effective September 30, 1997, to Modis Professional Services, Inc. ("MPS").

2.Summary of Significant Accounting Policies

Basis of Presentation

   The financial statements reflect the historical position of the Company prior to the sale to MPS.

Cash and Cash Equivalents

   Cash and cash equivalents include deposits in banks and short-term investments with original maturities of 90 days or less when purchased.

Furniture, Equipment and Leasehold Improvements

   Furniture, equipment, and leasehold improvements are recorded at cost less accumulated depreciation and amortization using the straight-line method over their estimated useful lives ranging from 3 to 7 years.

Income Taxes

   The Company elected to be treated as an S Corporation for federal income tax purposes. The Company's federal income tax liability and certain state income tax liabilities were passed through to the individual shareholders and, accordingly, no provision for income taxes was recorded in the accompanying financial statements.

Revenue Recognition

   The Company recognizes revenue at the time the consultation services are provided to clients. In all such cases, the consultant is the Company's employee, and all costs of employing the worker are the responsibility of the Company and are included in the cost of revenue.

Pervasiveness of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Although management believes these estimates and assumptions are adequate, actual results may differ from the estimates and assumptions used.

3.Furniture, Equipment and Leasehold Improvements

   Furniture, equipment and leasehold improvements consisted of the following at September 30, 1997:

      Furniture and fixtures.......................................... $ 24,361
      Computer equipment..............................................   57,042
                                                                       --------
                                                                         81,403
                                                                       --------
      Less accumulated depreciation...................................  (20,881)
                                                                       --------
      Net furniture, equipment and leasehold improvements............. $ 60,522
                                                                       ========

                           REALTIME CONSULTING, INC.

                               September 30, 1997


4.Accrued Expenses

   Accrued expenses consisted of the following at September 30, 1997:

      Accrued bonuses.................................................. $375,000
      Accrued payroll..................................................   99,147
      Deferred compensation............................................   67,000
      Accrued vacation.................................................   15,790
      Other............................................................   10,668
                                                                        --------
                                                                        $567,605
                                                                        ========

5.Employee Benefit Plans

   Effective June 1, 1997, the Company initiated a Phantom Stock Option Plan (the "Plan") to attract, retain and motivate key employees. Participation in the Plan was based solely on the discretion of the Company's Board of Directors. Under the Plan, selected participants could be awarded Performance Appreciation Rights ("PARs"). A PAR was based on grants to a "Hypothetical Capitalization" as defined in the Plan and represented an unfunded liability of the Company to the extent that PAR value was greater than zero. PAR's did not represent any equity or ownership interest in the Company. Rights to PARs became vested and exercisable in twenty-five percent annual installments commencing on the first anniversary date of the grant. In the event of a change of control in ownership, all rights under the Plan vested immediately.

   As part of an amended personal service contract dated June 2, 1997, an employee was granted 10,000 shares under the Plan. In recognition of the pending sale of the Company to MPS, a second amendment to the employee's contract fixed the value of the PARs granted at $375,000 and made payment thereof immediate, subject to the participant remaining an employee of the new company through June 30, 1999. Under this agreement, the employee agreed to refund a pro-rata share of $187,500 of the negotiated PAR settlement amount if the employee voluntarily terminated their employment prior to June 30, 1999.

   Effective November 1, 1998, the employee voluntarily terminated employment. Pursuant to the second amendment of their personal service contract, the employee refunded $115,000 of their PAR settlement to MPS.

6.Concentration of Credit Risk

   The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and trade accounts receivable. The Company places its cash with what management believes to be high credit quality institutions. At times such investments may be in excess of the FDIC insurance limit. The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its trade accounts receivable credit risk exposure is limited.

7.Fair Value of Financial Instruments

   Carrying amounts of certain of the Company's financial instruments including cash, accounts receivable, accounts payable and other accrued liabilities approximate fair value due to their short maturities.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Actium Technologies, Inc.:

   We have audited the accompanying balance sheets of Actium Technologies, Inc. (a Pennsylvania corporation) as of December 31, 1997 and March 31, 1998, and the related statements of operations, shareholders' equity and cash flows for the year ended December 31, 1997 and the three months ended March 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Actium Technologies, Inc. as of December 31, 1997 and March 31, 1998, and the results of its operations and its cash flows for the year ended December 31, 1997 and the three months ended March 31, 1998, in conformity with generally accepted accounting principles.

                                          /s/ Arthur Andersen LLP

Philadelphia, Pa.,
January 30, 2000

                           ACTIUM TECHNOLOGIES, INC.

                                 Balance Sheets

                                                       December 31,   March 31,
                                                           1997         1998
                                                       ------------  -----------
                       ASSETS
Current assets:
 Cash and cash equivalents...........................  $ 3,986,434   $ 2,786,344
 Accounts receivable, net of allowances of $640,235
   and $664,812......................................    5,900,371     6,386,699
 Prepaid expenses and other..........................      279,591       234,274
                                                       -----------   -----------
  Total current assets...............................   10,166,396     9,407,317
                                                       -----------   -----------
Property and equipment:
 Office equipment....................................    1,030,269     1,043,271
 Computer equipment..................................    2,770,945     2,926,775
 Leasehold improvements..............................      534,859       544,524
                                                       -----------   -----------
                                                         4,336,073     4,514,570
Less--Accumulated depreciation and amortization......   (2,322,167)   (2,541,940)
                                                       -----------   -----------
  Net property and equipment.........................    2,013,906     1,972,630
                                                       -----------   -----------
Other................................................       25,241        25,241
                                                       -----------   -----------
                                                       $12,205,543   $11,405,188
                                                       ===========   ===========


        LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable....................................  $   426,023   $   395,464
 Deferred revenues...................................      599,831       406,860
 Accrued compensation and benefits...................      823,236     1,671,999
 Other accrued liabilities...........................      467,155       750,404
 Due to affiliate....................................    3,699,000     3,662,347
                                                       -----------   -----------
  Total current liabilities..........................    6,015,245     6,887,074
                                                       -----------   -----------
Deferred rent........................................        9,553        11,708
                                                       -----------   -----------
Commitments and contingencies (Note 8):
Shareholders' equity:
 Common stock $.001 par value, 70,000,000 shares
   authorized; 30,000,000 shares issued and
   outstanding.......................................       30,000        30,000
 Retained earnings...................................    6,150,745     4,476,406
                                                       -----------   -----------
  Total shareholders' equity.........................    6,180,745     4,506,406
                                                       -----------   -----------
                                                       $12,205,543   $11,405,188
                                                       ===========   ===========


        The accompanying notes are an integral part of these statements.

                           ACTIUM TECHNOLOGIES, INC.
                            Statements of Operations

                                                                        Three
                                                                       Months
                                                         Year Ended     Ended
                                                        December 31,  March 31,
                                                            1997        1998
                                                        ------------ -----------
Revenues:
 Service..............................................  $36,240,065  $10,384,957
                                                        -----------  -----------
Costs and expenses:
 Service..............................................   19,830,804    5,753,111
 Sales and marketing..................................    3,015,946      894,240
 General and administrative...........................    7,224,423    2,436,955
                                                        -----------  -----------
  Total costs and expenses............................   30,071,173    9,084,306
                                                        -----------  -----------
  Income from operations..............................    6,168,892    1,300,651
Interest income, net..................................      217,290       68,955
                                                        -----------  -----------
  Income before taxes.................................    6,386,182    1,369,606
Income tax expense....................................      141,661       44,871
                                                        -----------  -----------
Net income............................................  $ 6,244,521  $ 1,324,735
                                                        ===========  ===========


        The accompanying notes are an integral part of these statements.

                           ACTIUM TECHNOLOGIES, INC.
                       Statements of Shareholders' Equity

                                       Common Stock
                                    ------------------  Retained
                                      Shares   Amount   Earnings       Total
                                    ---------- ------- -----------  -----------
Balance December 31, 1996.......... 30,000,000 $30,000 $ 3,570,366  $ 3,600,366
 Distributions to shareholders.....         --      --  (3,664,142)  (3,664,142)
 Net income........................         --      --   6,244,521    6,244,521
                                    ---------- ------- -----------  -----------
Balance December 31, 1997.......... 30,000,000  30,000   6,150,745    6,180,745
 Distributions to shareholders.....         --      --  (2,999,074)  (2,999,074)
 Net income........................         --      --   1,324,735    1,324,735
                                    ---------- ------- -----------  -----------
Balance March 31, 1998............. 30,000,000 $30,000 $ 4,476,406  $ 4,506,406
                                    ========== ======= ===========  ===========



        The accompanying notes are an integral part of these statements.

                           ACTIUM TECHNOLOGIES, INC.
                            Statements of Cash Flows

                                                                       Three
                                                         Twelve       Months
                                                      Months Ended     Ended
                                                      December 31,   March 31,
                                                          1997         1998
                                                      ------------  -----------
Operating activities:
 Net income.......................................... $ 6,244,521   $ 1,324,735
 Adjustments to reconcile net income to net cash
   provided by operating activities:
  Depreciation and amortization......................     800,141       219,773
  Changes in assets and liabilities--
   (Increase) decrease in--
     Accounts receivable.............................     668,925      (486,328)
     Prepaid expenses and other......................     (72,186)       45,317
   Increase (decrease) in--
     Bank overdrafts.................................    (583,187)           --
     Account payable.................................     124,550       (30,559)
     Deferred revenues...............................     175,068      (192,971)
     Other current liabilities.......................    (127,902)      283,249
     Accrued compensation and benefits...............     264,302       848,763
     Deferred rent...................................     (13,634)        2,155
                                                      -----------   -----------
      Net cash provided by operating activities......   7,480,598     2,014,134
                                                      -----------   -----------
Investing activities:
 Purchases of property and equipment.................  (1,326,217)     (178,497)
 Advances from (to) affiliate, net...................   1,496,195       (36,653)
                                                      -----------   -----------
      Net cash (used in) provided by investing
        activities...................................     169,978      (215,150)
                                                      -----------   -----------
Financing activities:
 Distributions to shareholders.......................  (3,664,142)   (2,999,074)
                                                      -----------   -----------
      Net cash used in financing activities..........  (3,664,142)   (2,999,074)
                                                      -----------   -----------
Net (decrease) increase in cash and cash
  equivalents........................................   3,986,434    (1,200,090)
Cash and cash equivalents, beginning of period.......          --     3,986,434
                                                      -----------   -----------
Cash and cash equivalents, end of period............. $ 3,986,434   $ 2,786,344
                                                      ===========   ===========

        The accompanying notes are an integral part of these statements.

                           ACTIUM TECHNOLOGIES, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                 March 31, 1998
1.Organization

Nature of Business

   Actium Technologies, Inc. (the "Company") is an information technology professional services firm providing e-business consulting services. The Company enables complete business solutions for its clients by implementing client/server, Web and other leading technologies. The six practice areas of expertise include business process analysis, internet/intranet solutions, data warehousing, groupware, object-oriented development and technology architecture. In addition, the Company has strategic partnerships with the leading "best-in-class" technology providers.

Affiliate Company

   Actium Tools, Inc. (the "affiliate") is a value-added reseller providing hardware and software for today's open systems computing environment. The Company and its affiliate are owned by the same shareholders.

2.Acquisition

   In March 1998, the Company and its affiliate executed an agreement to be acquired by Modis Professional Services (MPS). At such time all debt arrangements were cancelled and the Company's employee benefit plans and equity plans were converted into similar plans of MPS.

3.Summary of Significant Accounting Policies

Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

   The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents for the purpose of determining cash flows.

Revenue Recognition and Customer Concentration

   The Company generally recognizes service revenue on contracts as work is performed based on hourly bill rates. Certain services are performed under fixed price service contracts. Revenue from these contracts is recognized on the percentage of completion method based on the percentage that incurred costs to date bear to the estimated costs after giving effect to the most recent estimates of total cost. Losses expected to be incurred on jobs in progress are charged to expense as soon as such losses are known. Amounts recovered from customers in excess of revenues recognized to date are classified as current liabilities. Anticipated losses on uncompleted contracts, if any, are recognized in full when determined. Education revenues are recognized when the training is provided.

                           ACTIUM TECHNOLOGIES, INC.

                                 March 31, 1998
Service Costs

   Service costs include all costs for delivery of consulting services and education, including both project and non-project related expenses. Project expenses include billable and nonbillable payroll and related expenses for project personnel. Non-project related expenses include staff travel, professional development and other business expenses, not associated with project work. Education expenses include instructors' payroll and related expenses, education materials, staff travel, professional development and other business expenses.

Property and Equipment

   Property and equipment are recorded at cost. Computer equipment is depreciated over the useful life of three years and office equipment is depreciated over the useful life of seven years. Leasehold improvements are amortized over the shorter of the useful life of the related asset or the lease term. Additions and improvements are capitalized while repairs and maintenance are charged to expense.

   For the year ended December 31, 1997 and the three months ended March 31, 1998 depreciation expense was $800,141, and $219,773 respectively.

Income Taxes

   The Company has elected to be taxed pursuant to Subchapter S of the Internal Revenue Code. As a result the Company does not pay Federal income taxes on their taxable income. Instead, the shareholders are taxed directly on their proportionate share of the Company's taxable income. The Company has also elected S Corporation status in certain states. The Company does, however, record a provision for state income taxes related to states that do not recognize or partially recognize S Corporations. The Company periodically makes distributions to the stockholders to fund their personal tax liabilities resulting from the Company's taxable income.

Supplemental Cash Flow Information

   For the year ended December 31, 1997 and the three months ended March 31, 1998, the Company paid interest of $19,506, and $634, respectively. For the year ended December 31, 1997 and the three months ended March 31, 1998 the Company paid income taxes of $182,363 and $86,742, respectively.

Fair Value of Financial Instruments

   Financial instruments are defined as cash, evidence of an ownership interest in an entity, or a contract that imposes an obligation to deliver cash or other financial instruments to a second party. The carrying amounts of financial instruments in the accompanying financial statements approximate their fair value due to the short maturity of these instruments.

4.Line of Credit

   During 1997, the Company modified its existing line of credit agreement with a bank. The Company and its affiliate have available a $5,500,000 line of credit which expires on June 30, 1999, with interest at the bank's prime rate (8.5% at March 31, 1998) or a Libor rate (5.94% at March 31, 1998) plus a margin based on the Company's ratio of indebtedness to tangible net worth. At March 31, 1998 the margin was 1%. This line can be used by either the Company or its affiliate for working capital purposes and to fund acquisitions. Acquisition borrowings are limited to $4,000,000 of the line of credit. The margin on acquisition borrowings is higher than the margin on working capital borrowings. The line of credit is subject to certain financial and non-

                           ACTIUM TECHNOLOGIES, INC.

                                March 31, 1998

financial covenants, as defined in the agreement, including, among others, a covenant regarding the ratio of current assets to current liabilities. At December 31, 1997 and March 31, 1998 there were no borrowings outstanding. The line is secured by all corporate assets and common stock of the Company. The highest outstanding borrowings under the line were $1,601,195 and $383,581 for the year ended December 31, 1997 and for the three months ended March 31, 1998, respectively. For the year ended December 31, 1997 and for the three month period ended March 31, 1998, interest expense on these borrowings was $6,071 and $681, at weighted average interest rates of 9.3% and 9.5%, respectively.

5.Employee Benefit Plan

   The Company has a Section 401(k) Profit Sharing Plan (the "Plan"). The Plan allows employees to contribute up to 15% of their annual compensation, subject to statutory limitations. Company contributions to the Plan are discretionary. The Company contributed approximately $224,000 and $100,201 to the Plan in 1997 and 1998, respectively.

6.Agreements with Shareholders

   In February 1995, the Company repurchased the common stock of a shareholder and entered into a two-year employment agreement with that individual. In February 1995, the Company entered into employment agreements, which expire in August 1998 with the two remaining shareholders.

7.Equity Plans

   On January 1, 1996, the Board of Directors authorized the creation of a stock option plan (the "Stock Option Plan"). The stock option plan allows 3,000,000 options to be granted. Options granted under the Stock Option Plan are exercisable over a period not to exceed ten years. During 1996, nonqualified options were granted with exercise prices equal to the estimated current fair value of the underlying stock. In June 1997 the Board of Directors authorized the creation of an incentive stock option plan (the "1997 Plan"). During 1997 qualified options were granted, under the 1997 Plan, with an exercise price equal to the estimated current fair value of the underlying stock. The options granted are exercisable at the earlier of a change in control, as defined, a public offering or eight years after the date of grant. Information relative to the 1997 Plan and the nonqualified stock options is as follows:

                                                          Weighted
                                                           Average
                                                          Exercise
                                          Exercise Price    Price    Aggregate
                                Options    (Per Share)   (Per Share) Proceeds
                               ---------  -------------- ----------- ---------
Balance as of December 31,
  1996.......................  1,600,200    $     0.36      $0.36    $ 576,072
 Granted.....................    724,250          0.60       0.60      434,550
 Exercised...................         --            --         --           --
 Terminated..................   (240,750)         0.60       0.60     (144,450)
                               ---------    ----------      -----    ---------
Balance as of December
  31,1997....................  2,083,700     0.36-0.60       0.42      866,172
 Granted.....................         --            --         --           --
 Exercised...................         --            --         --           --
 Terminated..................         --            --         --           --
                               ---------    ----------      -----    ---------
Balance as of March 31,1998..  2,083,700    $0.36-0.60      $0.42    $ 866,172
                               =========    ==========      =====    =========

   The weighted average remaining contractual life of all options outstanding at March 31, 1998 is 8.3 years.

                           ACTIUM TECHNOLOGIES, INC.

                                 March 31, 1998


   The following table summarizes information relating to the 1997 Plan and the nonqualified stock options at March 31, 1998 based upon each exercise price.

                                           Weighted Average
                                              Remaining
     Exercise Prices   Options Outstanding Contractual Life Options Exercisable
       (Per Share)      at March 31, 1998      (Years)       at March 31, 1998
     ---------------   ------------------- ---------------- -------------------
          $0.36             1,600,200            8.00                 --
          $0.60               483,500            9.50                 --
                            ---------            ----              -----
                            2,083,700              --                 --
                            =========            ====              =====

   The Company adopted the disclosure requirement of SFAS No. 123, "Accounting for Stock Based Compensation", effective for the Company's December 31, 1996 combined financial statements. The Company applies APB Opinion No. 25 and related interpretations in accounting for its plans. Accordingly, compensation cost has been computed for the Stock Option Plans based on the intrinsic value of the stock option at the date of grant (i.e. the difference between the exercise price and the fair value of the Company's stock). As the exercise price of the stock options equaled the fair value of the Company's stock at the date of option issuance, no compensation cost has been recorded in the accompanying combined statements of operations. The adoption of SFAS No. 123 had no impact on the Company's 1997 statement of operations. Had compensation cost for the Stock Option Plans been determined consistent with SFAS No. 123, the Company's 1997 net income would have been reduced by the pro forma amount of $40,877 from $6,244,521 to $6,203,644. In addition, the Company's income for the three month period ended March 31, 1998 would have been referenced by the pro forma amount of $10,219 from $1,324,735 to $1,314,516.

   The weighted average fair value of options granted during 1997 at Technologies was $.25.

   The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for grants in 1997:

                                                                         1997
                                                                       ---------
      Risk-free interest rate.........................................      6.6%
      Expected dividend yield.........................................      0.0%
      Expected life................................................... 8.0 years
      Expected volatility.............................................      0.0%

8.Commitments and Contingencies

Leases

   The Company leases its facilities under various operating leases that expire in 2002. For the twelve months ended December 31, 1997 and three months ended March 31, 1998, rent expense was $756,478 and $187,846, respectively. Minimum future rental payments under the leases as of December 31, 1997 through the expiration dates are as follows:

      1998........................................................... $  826,144
      1999...........................................................    678,315
      2000...........................................................    289,838
      2001...........................................................    140,723
      2002 and thereafter............................................     19,025
                                                                      ----------
                                                                      $1,954,045
                                                                      ==========

                           ACTIUM TECHNOLOGIES, INC.

                                 March 31, 1998


Litigation

   The Company is party to various claims arising in the ordinary course of business. Although the ultimate outcome of these matters is presently not determinable, management, after consultation with legal counsel, does not believe that the resolution of these matters will have a material adverse effect on the Company's financial position or results of operations.

9.Related Party Transactions

   The Company advances to and receives money from its affiliate for various purposes. As of March 31, 1998 the affiliate had advanced $3,662,347 to the Company which was subsequently repaid.

                                   ZEAL, INC.

                         Report on Financial Statements

                As of December 31, 1998 and for the Nine Months
     Then Ended and as of April 30, 1999 and for the Four Months Then Ended

                         INDEX TO FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
Report of Independent Certified Public Accountants........................ F-43
Financial Statements:
 Balance Sheets as of December 31, 1998 and April 30, 1999................ F-44
 Statements of Operations for the Nine Months Ended December 31, 1998
   and for the Four Months Ended April 30, 1999........................... F-45
 Statements of Shareholders' Equity for the Nine Months Ended December 31,
   1998
   and for the Four Months Ended April 30, 1999........................... F-46
 Statements of Cash Flows for the Nine Months Ended December 31, 1998
   and for the Four Months Ended April 30, 1999........................... F-47
Notes to Financial Statements............................................. F-48

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholder of Idea Integration Corp.

   In our opinion, the accompanying balance sheets and the related statements of operations, shareholders' equity and cash flows present fairly, in all material respects, the financial position of Zeal, Inc. as of December 31, 1998 and April 30, 1999 and the results of its operations and its cash flows for the nine months ended December 31, 1998 and for the four months ended April 30, 1999 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Jacksonville, Florida
January 21, 2000

                                   ZEAL, INC.
                                 Balance Sheets

                                                           As of       As of
                                                        December 31, April 30,
                                                            1998        1999
                                                        ------------ ----------
                        ASSETS
Current assets:
 Cash..................................................  $  417,683  $  660,405
 Accounts receivable...................................     816,192     930,811
 Prepaids and other....................................      24,101      10,564
                                                         ----------  ----------
  Total current assets.................................   1,257,976   1,601,780
                                                         ----------  ----------
Property and equipment, net............................     109,645      55,477
Other assets...........................................     126,174       7,007
                                                         ----------  ----------
  Total assets.........................................  $1,493,795  $1,664,264
                                                         ==========  ==========


         LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Notes payable.........................................  $   21,422  $       --
 Accounts payable......................................      73,762     189,322
 Accrued expenses......................................     162,652     154,481
 Dividends payable.....................................     200,000          --
                                                         ----------  ----------
  Total current liabilities............................     457,836     343,803
                                                         ----------  ----------


Commitments and contingencies (Notes 6 and 8)


Shareholders' equity:
 Common stock, no par value; 500,000 shares authorized
   12,500 shares issued and outstanding................     124,991     124,991
 Retained earnings.....................................     910,968   1,195,470
                                                         ----------  ----------
  Total shareholders' equity...........................   1,035,959   1,320,461
                                                         ----------  ----------
  Total liabilities and shareholders' equity...........  $1,493,795  $1,664,264
                                                         ==========  ==========


   The accompanying notes are an integral part of these financial statements.

                                   ZEAL, INC.
                            Statements of Operations

                                                          For the      For the
                                                        Nine Months  Four Months
                                                           Ended        Ended
                                                        December 31,  April 30,
                                                            1998        1999
                                                        ------------ -----------
Revenue................................................  $4,657,129  $2,299,160
Cost of revenue........................................   2,342,807   1,281,981
                                                         ----------  ----------
 Gross profit..........................................   2,314,322   1,017,179
General and administrative expenses....................   2,220,969     551,791
                                                         ----------  ----------
Income from operations.................................      93,353     465,388
Interest and other income..............................      40,534      12,793
                                                         ----------  ----------
Net income.............................................  $  133,887  $  478,181
                                                         ==========  ==========




   The accompanying notes are an integral part of these financial statements.

                                   ZEAL, INC.
                       Statements of Shareholders' Equity
For the Nine Months Ended December 31, 1998 and for the Four Months Ended April
                                    30, 1999

                                        Common  Paid-in   Retained
                                         Stock  Capital   Earnings     Total
                                        ------- -------- ----------  ----------
Balance at March 31, 1998.............. $12,500 $ 79,295 $1,279,996  $1,371,791
 Net income............................      --       --    133,887     133,887
 Dividends.............................      --       --   (502,915)   (502,915)
 Shareholders' contributions...........      --   33,196         --      33,196
                                        ------- -------- ----------  ----------
Balance at December 31, 1998...........  12,500  112,491    910,968   1,035,959
 Net income............................      --       --    478,181     478,181
 Dividends.............................      --       --   (193,679)   (193,679)
                                        ------- -------- ----------  ----------
Balance at April 30, 1999.............. $12,500 $112,491 $1,195,470  $1,320,461
                                        ======= ======== ==========  ==========



   The accompanying notes are an integral part of these financial statements.

                                   ZEAL, INC.
                            Statements of Cash Flows

                                                          For the      For the
                                                        Nine Months  Four Months
                                                           Ended        Ended
                                                        December 31,  April 30,
                                                            1998        1999
                                                        ------------ -----------
Cash flows from operating activities:
 Net income...........................................   $  133,887   $ 478,181
 Adjustments to reconcile net income to net cash
   provided by (used in) operating activities:
  Depreciation........................................       24,313       6,096
  Changes in operating assets and liabilities:
   Accounts receivable................................     (135,220)   (114,619)
   Prepaids and other.................................       (9,938)     13,537
   Other..............................................       (9,399)         --
   Accounts payable...................................      (60,783)    115,560
   Accrued expenses...................................      (19,383)     (8,171)
                                                         ----------   ---------
    Net cash provided by (used in) operating
      activities......................................      (76,523)    490,584
                                                         ----------   ---------
Cash flows from investing activities:
 Payments on life insurance policy....................      (28,966)         --
 Purchase of property and equipment...................      (49,579)         --
                                                         ----------   ---------
    Net cash used in investing activities.............      (78,545)         --
                                                         ----------   ---------
Cash flows from financing activities:
 Repayment of note payable............................       (3,578)     (2,862)
 Contributed capital..................................       33,196          --
 Dividends paid.......................................     (552,915)   (245,000)
                                                         ----------   ---------
    Net cash used in financing activities.............     (523,297)   (247,862)
                                                         ----------   ---------
Net increase (decrease) in cash and cash equivalents..     (678,365)    242,722
Cash and cash equivalents, beginning of period........    1,096,048     417,683
                                                         ----------   ---------
Cash and cash equivalents, end of period..............   $  417,683   $ 660,405
                                                         ==========   =========
Supplemental schedule of noncash investing and
  financing activities:

 1998
 The Company purchased a $25,000 vehicle for use by the owners by assuming a
 $25,000 liability.

 1999
 Noncash dividends distributed during the period:
  Shareholders' life insurance policies...............                $ 119,167
  Property............................................                   48,072
  Note payable........................................                  (18,560)
                                                                      ---------
    Net noncash distributions.........................                $ 148,679
                                                                      ---------

   The accompanying notes are an integral part of these financial statements.

                                   ZEAL, INC.

                         NOTES TO FINANCIAL STATEMENTS
For the Nine Months Ended December 31, 1998 and for the Four Months Ended April
                                    30, 1999

1. Background

   Zeal, Inc. (the "Company") specializes in providing complete Web and client/server business solutions for its clients.

   The Company's staff includes experts in systems analysis, project management, GUI and database design, application and object oriented development, on-going support, mentoring and training. The Company focuses on designing and developing dynamic applications that access corporate databases. The Company uses a RAD methodology using prototyping early in the process to ensure user buy-in to produce a higher quality product in a shorter time for lower cost.

   Effective April 30, 1999, the Company was sold to Modis Professional Services, Inc.

2. Summary of Significant Accounting Policies

Basis of Presentation

   The financial statements reflect the financial position of the Company prior to the sale to Modis Professional Services, Inc.

Cash and Cash Equivalents

   Cash and cash equivalents include deposits in banks and short-term investments with original maturities of 90 days or less when purchased.

Property and Equipment

   Property and equipment are recorded at cost less accumulated depreciation and amortization utilizing the straight-line method over their estimated useful lives. Estimated useful lives range from 5 to 7 years.

Income Taxes

   The Company operates under the Treasury Department regulations for a Subchapter S Corporation. The Company's federal income tax liability and certain state income tax liabilities are passed through to the individual shareholders and, accordingly, no provision for income taxes has been recorded in the accompanying financial statements.

Revenue Recognition

   The Company recognizes revenue at the time the consultation services are provided to clients. In all such cases, the consultant is the Company's employee, and all costs of employing the worker are the responsibility of the Company and are included in the cost of revenue.

Pervasiveness of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Although management believes these estimates and assumptions are adequate, actual results may differ from the estimates and assumptions used.

                                   ZEAL, INC.

                         NOTES TO FINANCIAL STATEMENTS
For the Nine Months Ended December 31, 1998 and for the Four Months Ended April
                                    30, 1999


3. Property and Equipment

   Property and equipment consisted of the following at December 31, 1998 and April 30, 1999.

                                                             1998       1999
                                                           ---------  ---------
     Furniture and fixtures............................... $  47,102  $  47,102
     Computer equipment...................................   192,912    192,912
     Automobiles..........................................    72,960         --
                                                           ---------  ---------
                                                             312,974    240,014
     Less accumulated depreciation........................  (203,329)  (184,537)
                                                           ---------  ---------
     Net property and equipment........................... $ 109,645  $  55,477
                                                           =========  =========

4. Other Assets

   Other assets consisted of the following at December 31, 1998 and April 30, 1999.

                                                                  1998    1999
                                                                -------- ------
     Cash surrender value of life insurance policies........... $119,167 $   --
     Security deposit..........................................    7,007  7,007
                                                                -------- ------
                                                                $126,174 $7,007
                                                                ======== ======

5. Accrued Expenses

   Accrued expenses consisted of the following at December 31, 1998 and April 30, 1999.

                                                                 1998     1999
                                                               -------- --------
     Accrued salaries......................................... $132,804 $117,500
     Accrued vacation.........................................   22,085   34,943
     Other....................................................    7,763    2,038
                                                               -------- --------
                                                               $162,652 $154,481
                                                               ======== ========

6. Commitments and Contingencies

Leases

   The Company leases its office space under a non-cancelable operating lease. Total rent expense for the operating lease was approximately $56,000 and $28,000 for the nine months ended December 31, 1998 and for

                                   ZEAL, INC.

                         NOTES TO FINANCIAL STATEMENTS
For the Nine Months Ended December 31, 1998 and for the Four Months Ended April
                                    30, 1999

the four months ended April 30, 1999, respectively. The following is a schedule of future minimum lease payments under such lease:

      Year ended December 31:
       1999............................................................ $ 57,000
       2000............................................................   86,000
       2001............................................................   51,000
                                                                        --------
                                                                        $194,000
                                                                        ========

7. Employee Benefit Plan

   The Company has a profit sharing plan with a 401(k) feature included in the plan, which covers full-time employees of the Company over age twenty-one with at least one year of employment and 1,000 hours of service. The plan allows eligible employees to contribute up to 15% of compensation with the Company providing a discretionary match of employee contributions. For the nine months ended December 31, 1998, the Company made a matching contribution of approximately $123,000. For the four months ended April 30, 1999, the Company did not make a matching contribution.

8. Concentration of Credit Risk

   The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and trade accounts receivable. The Company places its cash with what management believes to be high credit quality institutions. At times such investments may be in excess of the FDIC insurance limit. The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its trade accounts receivable credit risk exposure is limited.

9. Fair Value of Financial Instruments

   Carrying amounts of certain of the Company's financial instruments including cash, accounts receivable, accounts payable and other accrued liabilities approximate fair value due to their short maturities.

                         OPEN MANAGEMENT SOFTWARE, INC.

                         Report on Financial Statements

           As of December 31, 1998 and for the Nine Months Then Ended and as of July 31, 1999 and for the Seven Months Then Ended

                         INDEX TO FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
Report of Independent Certified Public Accountants........................ F-52

Financial Statements:

 Balance Sheets as of December 31, 1998 and July 31, 1999................. F-53

 Statements of Operations for the Nine Months Ended December 31, 1998 and
   for the Seven Months Ended July 31, 1999............................... F-54

 Statements of Shareholders' Equity for the Nine Months Ended December 31,
   1998 and for the Seven Months Ended July 31, 1999...................... F-55

 Statements of Cash Flows for the Nine Months Ended December 31, 1998 and
   for the Seven Months Ended July 31, 1999............................... F-56

Notes to Financial Statements............................................. F-57

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholder of Idea Integration Corp.

   In our opinion, the accompanying balance sheets and the related statements of operations, shareholder's equity and cash flows present fairly, in all material respects, the financial position of Open Management Software, Inc. (the "Company") at December 31, 1998 and July 31, 1999, and the results of its operations and its cash flows for the nine months ended December 31, 1998 and the seven months ended July 31, 1999 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Jacksonville, Florida
February 17, 2000

                         OPEN MANAGEMENT SOFTWARE, INC.
                                 Balance Sheets

                                                            As of       As of
                                                         December 31,  July 31,
                                                             1998        1999
                                                         ------------ ----------
                        ASSETS
Current assets:
 Cash and cash equivalents.............................   $1,781,323  $  884,937
 Accounts receivable...................................    3,105,413   1,934,709
 Prepaids..............................................      216,253     112,142
                                                          ----------  ----------
  Total current assets.................................    5,102,989   2,931,788
Property and equipment, net............................      599,205     508,990
Other..................................................       25,168      24,868
                                                          ----------  ----------
  Total assets.........................................   $5,727,362  $3,465,646
                                                          ==========  ==========


         LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable......................................   $   24,051  $    5,416
 Accrued expenses......................................       78,512     195,369
 Accrued bonuses.......................................           --     500,000
                                                          ----------  ----------
  Total current liabilities............................      102,563     700,785
Accrued bonuses........................................           --   1,000,000
                                                          ----------  ----------
  Total liabilities....................................      102,563   1,700,785
                                                          ----------  ----------


Commitments and contingencies (Notes 5, 7, 8 and 9)


Shareholders' equity:
 Common stock, no par value; 10,000,000 shares
   authorized 7,500,000 shares issued and outstanding..      500,000     500,000
 Retained earnings.....................................    5,124,799   1,264,861
                                                          ----------  ----------
  Total shareholders' equity...........................    5,624,799   1,764,861
                                                          ----------  ----------
  Total liabilities and shareholders' equity...........   $5,727,362  $3,465,646
                                                          ==========  ==========


   The accompanying notes are an integral part of these financial statements.

                         OPEN MANAGEMENT SOFTWARE, INC.
                            Statements of Operations

                                                        For the      For the
                                                      Nine Months  Seven Months
                                                         Ended        Ended
                                                      December 31,   July 31,
                                                          1998         1999
                                                      ------------ ------------
Revenue.............................................   $6,834,840  $ 3,797,848
Cost of revenue.....................................    2,461,277    1,768,622
                                                       ----------  -----------
 Gross profit.......................................    4,373,563    2,029,226
General and administrative expenses.................    1,843,478    4,063,659
                                                       ----------  -----------
Income (loss) from operations.......................    2,530,085   (2,034,433)
                                                       ----------  -----------
Other income
 Interest income....................................       60,174       59,118
 Other..............................................           --       15,377
                                                       ----------  -----------
  Total other income................................       60,174       74,495
                                                       ----------  -----------
Net income (loss)...................................   $2,590,259  $(1,959,938)
                                                       ==========  ===========


   The accompanying notes are an integral part of these financial statements.

                         OPEN MANAGEMENT SOFTWARE, INC.
                       Statements of Shareholders' Equity
For the Nine Months Ended December 31, 1998 and for the Seven Months Ended July
                                    31, 1999

                                   Shares of
                                    Common    Common   Retained
                                     Stock    Stock    Earnings       Total
                                   --------- -------- -----------  -----------
Balance at March 31, 1998......... 5,000,000 $100,000 $ 3,774,540  $ 3,874,540
 Net income.......................        --       --   2,590,259    2,590,259
 Issuance of common stock......... 2,500,000  400,000          --      400,000
 Cash dividends paid..............        --       --  (1,240,000)  (1,240,000)
                                   --------- -------- -----------  -----------
Balance at December 31, 1998...... 7,500,000  500,000   5,124,799    5,624,799
 Net loss.........................        --       --  (1,959,938)  (1,959,938)
 Cash dividends paid..............        --       --  (1,900,000)  (1,900,000)
                                   --------- -------- -----------  -----------
Balance at July 31, 1999.......... 7,500,000 $500,000 $ 1,264,861  $ 1,764,861
                                   ========= ======== ===========  ===========



   The accompanying notes are an integral part of these financial statements.

                         OPEN MANAGEMENT SOFTWARE, INC.
                            Statements of Cash Flows

                                                        For the       For the
                                                      Nine Months   Seven Months
                                                          Ended        Ended
                                                      December 31,    July 31,
                                                          1998          1999
                                                      ------------  ------------
Cash flows from operating activities:
 Net income (loss)................................... $ 2,590,259   $(1,959,938)
 Adjustments to reconcile net income (loss) to net
   cash provided by operating activities:
  Depreciation.......................................     151,430       115,312
  Changes in operating assets and liabilities:
   Accounts receivable...............................      72,858     1,170,704
   Prepaids..........................................    (133,103)      104,111
   Other.............................................     (16,916)          300
   Accounts payable..................................     (24,438)      (18,635)
   Accrued expenses..................................     (39,415)      116,857
   Accrued bonuses...................................          --     1,500,000
                                                      -----------   -----------
     Net cash provided by operating activities.......   2,600,675     1,028,711
                                                      -----------   -----------
Cash flows from investing activities:
 Purchase of property and equipment..................    (370,622)      (25,097)
                                                      -----------   -----------
Cash flows from financing activities:
 Proceeds from issuance of common stock..............     400,000            --
 Dividends paid......................................  (1,240,000)   (1,900,000)
                                                      -----------   -----------
     Net cash used in financing activities...........    (840,000)   (1,900,000)
                                                      -----------   -----------
Net increase (decrease) in cash and cash
  equivalents........................................   1,390,053      (896,386)
Cash and cash equivalents, beginning of period.......     391,270     1,781,323
                                                      -----------   -----------
Cash and cash equivalents, end of period............. $ 1,781,323   $   884,937
                                                      ===========   ===========


   The accompanying notes are an integral part of these financial statements.

                         OPEN MANAGEMENT SOFTWARE, INC.

                         NOTES TO FINANCIAL STATEMENTS
For the Nine Months Ended December 31, 1998 and for the Seven Months Ended July
                                    31, 1999


1.Background

   Open Management Software, Inc. ("OMSI") was established in 1995. OMSI assists companies in maximizing leading technology applications, and applying them to existing system processes that require automation. OMSI produces high quality, integrated product solutions for mission critical control operations, data communications, system integration services, telecommunication network management systems, and enterprise network management systems. These solutions are provided to a wide range of service providers, business customers and equipment suppliers.

   Effective July 31, 1999, OMSI was sold to Modis Professional Services, Inc.

2.Summary of Significant Accounting Policies

Basis of Presentation

   The financial statements reflect the historical position of the Company prior to the sale to Modis Professional Services, Inc.

Cash and Cash Equivalents

   Cash and cash equivalents include deposits in banks and short-term investments with original maturities of 90 days or less when purchased.

Property and Equipment

   Property and equipment are carried at cost less accumulated depreciation. Property and equipment are depreciated on the straight-line method over the estimated useful lives of the assets ranging from 3 to 7 years.

Income Taxes

   OMSI operates under the Treasury Department regulations for a Subchapter S Corporation. OMSI's federal income tax liability and certain state income tax liabilities are passed through to the individual shareholders and, accordingly, no provision for these income taxes has been recorded in the accompanying financial statements.

Revenue Recognition

   OMSI recognizes revenue at the time the architectural services are provided to clients. In all such cases, the software engineer is OMSI's employee, and all costs of employing the worker are the responsibility of OMSI and are included in the cost of revenue.

Pervasiveness of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Although management believes these estimates and assumptions are adequate, actual results may differ from the estimates and assumptions used.

                         OPEN MANAGEMENT SOFTWARE, INC.

For the Nine Months Ended December 31, 1998 and for the Seven Months Ended July
                                    31, 1999


3.Property and Equipment

   Property and equipment consisted of the following at December 31, 1998 and July 31, 1999.

                                                             1998       1999
                                                           ---------  ---------
     Furniture and fixtures............................... $ 131,011  $ 138,105
     Software.............................................    67,675     67,675
     Computer equipment...................................   548,436    565,314
     Office equipment.....................................    53,328     54,453
                                                           ---------  ---------
                                                             800,450    825,547
     Less accumulated depreciation........................  (201,245)  (316,557)
                                                           ---------  ---------
     Net property and equipment........................... $ 599,205  $ 508,990
                                                           =========  =========

4.Accrued Expenses

   Accrued expenses consisted of the following at December 31, 1998 and July 31, 1999.

                                                                1998     1999
                                                               ------- --------
     Accrued vacation......................................... $61,200 $ 62,400
     401(k) payable...........................................      --   70,000
     Accrued consulting fees..................................  17,312   58,917
     Other....................................................      --    4,052
                                                               ------- --------
                                                               $78,512 $195,369
                                                               ======= ========

5.Commitments and Contingencies

Leases

   OMSI leases vehicles, office equipment, and office space under non-cancelable operating leases. The vehicles were transferred to the shareholders of OMSI effective July 31, 1999, due to the sale of the Company. Total rent expense for the operating leases was approximately $86,000 and $216,000 for the nine months ended December 31, 1998 and for the seven months ended July 31, 1999, respectively. The following is a schedule of future minimum lease payments under such leases:

      Year ended December 31,:
       2000........................................................... $272,000
       2001...........................................................  285,000
       2002...........................................................  122,000
                                                                       --------
                                                                       $679,000
                                                                       ========

6.Employee Benefit Plan

   OMSI has a profit sharing plan with a 401(k) feature included in the plan, which covers full-time employees of OMSI over age twenty-one with at least 3 months of employment. The plan allows eligible employees to contribute up to 15% of compensation with OMSI providing a discretionary match of employee contributions and a discretionary non-elective contribution. OMSI contributed $149,000 and $70,000 for the nine months ended December 31, 1998 and for the seven months ended July 31, 1999, respectively.

                         OPEN MANAGEMENT SOFTWARE, INC.

For the Nine Months Ended December 31, 1998 and for the Seven Months Ended July
                                    31, 1999


7.Concentration of Credit Risk

   OMSI's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and trade accounts receivable. The Company places its cash with what management believes to be high credit quality institutions. At times such investments may be in excess of the FDIC insurance limit. OMSI routinely assesses the financial strength of its customers and, as a consequence, believes that its trade accounts receivable credit risk exposure is limited.

   Two customers accounted for approximately 88% and 12% of OMSI's total revenues for the nine months ended December 31, 1998 and approximately 73% and 27% of OMSI's total accounts receivable at December 31, 1998. One customer accounted for approximately 75% of OMSI's total revenues for the seven months ended July 31, 1999, while two customers accounted for approximately 70% and 20% of OMSI's total accounts receivable at July 31, 1999.

8.Line of Credit

   During 1999, OMSI had a $50,000 bank operating line of credit. Payment of any outstanding balance on the line, plus interest at 11.12% was due when the loan matured. The line was collateralized by substantially all of the assets of the company. There was no amount outstanding as of December 31, 1998 and July 31, 1999.

9.Accrued Bonuses

   Effective June 25, 1999, OMSI created a Non-Qualified Discretionary Bonus Plan in which OMSI was required to set aside and maintain a bonus reserve of $1,500,000. According to the Plan, at least $500,000 was to be paid on or before December 31, 1999 with the remainder to be paid on or before December 31, 2000.

10.Fair Value of Financial Instruments

   Carrying amounts of certain of the Company's financial instruments including cash, accounts receivable, accounts payable and other accrued liabilities approximate fair value due to their short maturities.

                      THE FORSYTHE TECHNOLOGY GROUP, INC.

                         Report on Financial Statements

                 As of December 31, 1998 and November 29, 1999,
              and for the Year Ended December 31, 1998 and for the
                Period from January 1, 1999 to November 29, 1999

                         INDEX TO FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
Report of Independent Certified Public Accountants ....................... F-61

Financial Statements:

 Balance Sheets as of December 31, 1998 and November 29, 1999............. F-62

 Statements of Operations for the Year Ended December 31, 1998 and for the
   Period from January 1, 1999 to November 29, 1999....................... F-63

 Statements of Shareholders' Equity for the Year Ended December 31, 1998
   and for the Period from January 1, 1999 to November 29, 1999........... F-64

 Statements of Cash Flows for the Year Ended December 31, 1998 and for the
   Period from January 1, 1999 to November 29, 1999....................... F-65

Notes to Financial Statements............................................. F-66


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholder of Idea Integration Corp.

   In our opinion, the accompanying balance sheets and the related statements of operations, shareholder's equity and cash flows present fairly, in all material respects, the financial position of The Forsythe Technology Group, Inc. (the "Company") at December 31, 1998 and November 29, 1999, and the results of its operations and its cash flows for the year ended December 31, 1998 and for the period from January 1, 1999 to November 29, 1999 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Jacksonville, Florida
July 20, 2000

                      THE FORSYTHE TECHNOLOGY GROUP, INC.
                                 Balance Sheets

                                                          As of        As of
                                                       December 31, November 29,
                                                           1998         1999
                                                       ------------ ------------
                       ASSETS
Current assets:
 Cash and cash equivalents...........................    $437,859    $  471,960
 Accounts receivable.................................     308,599       592,597
 Prepaids............................................         725         2,100
                                                         --------    ----------
  Total current assets...............................     747,183     1,066,657
Furniture and equipment, net.........................       5,323         4,429
                                                         --------    ----------
  Total assets.......................................    $752,506    $1,071,086
                                                         ========    ==========


        LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable....................................    $ 29,572    $   83,956
 Accrued expenses....................................     485,799       373,332
                                                         --------    ----------
  Total current liabilities..........................     515,371       457,288
                                                         --------    ----------
Commitments and contingencies (Notes 5 and 7)


Shareholders' equity:
 Common stock, no par value; 500 and 850 shares
   authorized; 400 and 530 shares issued and
   outstanding at December 31, 1998 and November 29,
   1999, respectively................................      39,200        57,400
 Retained earnings...................................     197,935       556,398
                                                         --------    ----------
  Total shareholders' equity.........................     237,135       613,798
                                                         --------    ----------
  Total liabilities and shareholders' equity.........    $752,506    $1,071,086
                                                         ========    ==========


   The accompanying notes are an integral part of these financial statements.

                      THE FORSYTHE TECHNOLOGY GROUP, INC.
                            Statements of Operations

                                                                      For the
                                                                    Period from
                                                         For the     January 1,
                                                        Year Ended    1999 to
                                                       December 31, November 29,
                                                           1998         1999
                                                       ------------ ------------
Revenue...............................................  $1,633,368   $2,417,381
Cost of revenue.......................................   1,332,386    1,831,633
                                                        ----------   ----------
 Gross profit.........................................     300,982      585,748
General and administrative expenses...................     102,708      124,196
                                                        ----------   ----------
Income from operations................................     198,274      461,552
Interest and other income.............................       6,223        6,911
                                                        ----------   ----------
Net income............................................  $  204,497   $  468,463
                                                        ==========   ==========



   The accompanying notes are an integral part of these financial statements.

                      THE FORSYTHE TECHNOLOGY GROUP, INC.
                       Statements of Shareholders' Equity
                    For the Year Ended December 31, 1998 and
            for the Period from January 1, 1999 to November 29, 1999

                                        Shares of
                                         Common   Common   Retained
                                          Stock    Stock   Earnings     Total
                                        --------- -------  ---------  ---------
Balance at December 31, 1997...........    500    $49,000  $  (2,362) $  46,638
 Net income............................     --         --    204,497    204,497
 Repurchase of common stock............   (100)    (9,800)        --     (9,800)
 Dividends.............................     --         --     (4,200)    (4,200)
                                          ----    -------  ---------  ---------
Balance at December 31, 1998...........    400     39,200    197,935    237,135
 Net income............................     --         --    468,463    468,463
 Issuance of common stock..............    130     18,200         --     18,200
 Dividends.............................     --         --   (110,000)  (110,000)
                                          ----    -------  ---------  ---------
Balance at November 29, 1999...........    530    $57,400  $ 556,398  $ 613,798
                                          ====    =======  =========  =========



   The accompanying notes are an integral part of these financial statements.

                      THE FORSYTHE TECHNOLOGY GROUP, INC.
                            Statements of Cash Flows

                                                                     For the
                                                                   Period from
                                                        For the     January 1,
                                                       Year Ended    1999 to
                                                      December 31, November 29,
                                                          1998         1999
                                                      ------------ ------------
Cash flows from operating activities:
 Net income..........................................  $ 204,497    $ 468,463
 Adjustments to reconcile net income to net cash
   provided by operating activities:
  Depreciation.......................................      8,797        7,272
  Changes in operating assets and liabilities:
   Accounts receivable...............................   (228,856)    (283,998)
   Prepaids..........................................       (725)      (1,375)
   Accounts payable..................................     13,059       54,384
   Accrued expenses..................................    455,025     (112,467)
                                                       ---------    ---------
     Net cash provided by operating activities.......    451,797      132,279
                                                       ---------    ---------
Cash flows from investing activities:
 Purchase of furniture and equipment.................         --       (6,378)
                                                       ---------    ---------
Cash flows from financing activities:
 Proceeds from issuance of common stock..............         --       18,200
 Purchase of common stock............................     (9,800)          --
 Dividends paid......................................     (4,200)    (110,000)
                                                       ---------    ---------
     Net cash used in financing activities...........    (14,000)     (91,800)
                                                       ---------    ---------
Net increase in cash and cash equivalents............    437,797       34,101
Cash and cash equivalents, beginning of period.......         62      437,859
                                                       ---------    ---------
Cash and cash equivalents, end of period.............  $ 437,859    $ 471,960
                                                       =========    =========


   The accompanying notes are an integral part of these financial statements.

                      THE FORSYTHE TECHNOLOGY GROUP, INC.

                         NOTES TO FINANCIAL STATEMENTS
For the Year Ended December 31, 1998 and for the Period from January 1, 1999 to
                               November 29, 1999

1. Background

   The Forsythe Technology Group, Inc. (the "Company") was established in 1997. The Company assists clients in achieving a strategic advantage through the use of e-business systems technology. The Company has extensive experience in all phases of the e-business systems development life cycle and provides support for IT Strategy, analysis, design, implementation, development and support.

   Effective November 30, 1999, the Forsythe Technology Group, Inc. was sold to Modis Professional Services, Inc.

2. Summary of Significant Accounting Policies

Basis of Presentation

   The accounting and reporting policies of the Company conform to generally accepted accounting principles and reflect the financial position of the Company prior to the sale to Modis Professional Services, Inc.

Cash and Cash Equivalents

   Cash and cash equivalents include deposits in banks and short-term investments with original maturities of 90 days or less when purchased.

Property and Equipment

   Property and equipment are carried at cost less accumulated depreciation. Property and equipment are depreciated on the straight-line method over the estimated useful lives of the assets. All assets held by the Company as of December 31, 1998 and November 29, 1999 and were being depreciated over a 3 year period.

Income Taxes

   The Forsythe Technology Group, Inc. operates under the Treasury Department regulations for a Subchapter S Corporation. The Company's federal income tax liability and certain state income tax liabilities are passed through to the individual shareholders and, accordingly, no provision for these income taxes has been recorded in the accompanying financial statements.

Revenue Recognition

   The Forsythe Technology Group, Inc. recognizes revenue at the time the services are provided. In all such cases, the consultant is a Forsythe Technology Group, Inc. employee, and all costs of employing the worker are the responsibility of the Company and are included in the cost of revenue.

Pervasiveness of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Although management believes these estimates and assumptions are adequate, actual results may differ from the estimates and assumptions used.

                      THE FORSYTHE TECHNOLOGY GROUP, INC.

For the Year Ended December 31, 1998 and for the Period from January 1, 1999 to
                               November 29, 1999

3. Furniture and Equipment

   Furniture and equipment consisted of the following at December 31, 1998 and November 29, 1999.

                                                               1998      1999
                                                             --------  --------
   Computer equipment....................................... $ 17,593  $ 17,931
   Office furniture and fixtures............................       --     4,060
   Software.................................................       --     1,980
                                                             --------  --------
                                                               17,593    23,971
   Less accumulated depreciation............................  (12,270)  (19,542)
                                                             --------  --------
   Property and equipment, net.............................. $  5,323  $  4,429
                                                             ========  ========

4. Accrued Expenses

   Accrued expenses consisted of the following at December 31, 1998 and November 29, 1999.

                                                                1998     1999
                                                              -------- --------
   Accrued accounts payable.................................. $ 13,440 $ 61,682
   Accrued bonus payable.....................................  254,131  269,941
   Accrued payroll...........................................  218,228   41,709
                                                              -------- --------
                                                              $485,799 $373,332
                                                              ======== ========

5. Commitments and Contingencies

Leases

   The Forsythe Technology Group, Inc. leases office equipment and office space under non-cancelable operating leases. Total rent expense for the operating leases was approximately $17,027 and $21,200 for the year ended December 31, 1998 and for the period from January 1, 1999 to November 29, 1999, respectively. The following is a schedule of future minimum lease payments with terms in excess of one year:

      Year ended:
       2000............................................................. $14,769
       2001.............................................................   3,915
                                                                         -------
                                                                         $18,684
                                                                         =======

6. Employee Benefit Plan

Simplified Employee Pension Plan

   The Forsythe Technology Group, Inc. has a Simplified Employee Pension Plan in which all employees meeting the minimum age requirement of 21 may participate. The plan allows employees to contribute up to $6,000 of their compensation. The Company matches 100% of the employee's contribution up to $3,000. For the year ended December 31, 1998 and for the period from January 1, 1999 to November 29, 1999, the Company contributed approximately $18,000 and $26,000, respectively.

                      THE FORSYTHE TECHNOLOGY GROUP, INC.

For the Year Ended December 31, 1998 and for the Period from January 1, 1999 to
                               November 29, 1999

7. Concentration of Credit Risk

   The Forsythe Technology Group, Inc.'s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and trade accounts receivable. Management places its cash with what it believes to be high credit quality institutions. At times such investments may be in excess of the FDIC insurance limit. The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its trade accounts receivable credit risk exposure is limited.

   Four customers accounted for approximately 42%, 29%, 13% and 10% of the Company's total revenues for the year ended December 31, 1998, while two customers accounted for approximately 54% and 38% of the Company's total accounts receivable at December 31, 1998. Two customers accounted for approximately 44% and 13% of the Company's total revenues for the period from January 1, 1999 to November 29, 1999, while two customers accounted for 46% and 39% of the Company's total accounts receivable at November 29, 1999.

8. Fair Value of Financial Instruments

   Carrying amounts of certain of the Company's financial instruments including cash, accounts receivable, accounts payable and other accrued liabilities approximate fair value due to their short maturities.

                           CATAPULT TECHNOLOGY, INC.,
                      BRAHMA SOFTWARE SOLUTIONS, INC., AND
                           BRAHMA TECHNOLUTIONS, INC.

                    Report on Combined Financial Statements

           As of December 31, 1999 and for the Nine Months Then Ended

                     INDEX TO COMBINED FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
Report of Independent Certified Public Accountants......................... F-70

Combined Financial Statements:

 Combined Balance Sheet as of December 31, 1999............................ F-71

 Combined Statement of Operations for the Nine Months Ended December 31,
   1999.................................................................... F-72

 Combined Statement of Stockholder's Equity for the Nine Months Ended
   December 31, 1999....................................................... F-73

 Combined Statement of Cash Flows for the Nine Months Ended December 31,
   1999.................................................................... F-74

Notes to Combined Financial Statements..................................... F-75


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholder of Idea Integration Corp.

   In our opinion, the accompanying combined balance sheet and the related combined statements of operations, stockholder's equity and cash flows present fairly, in all material respects, the financial position of Catapult Technology, Inc., Brahma Software Solutions, Inc., and Brahma Technolutions, Inc. (the "Companies") at December 31, 1999, and the results of their operations and their cash flows for the nine months then ended in conformity with accounting principles generally accepted in the United States. These combined financial statements are the responsibility of the Companies' management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Jacksonville, Florida
February 25, 2000

                           CATAPULT TECHNOLOGY, INC.,
                      BRAHMA SOFTWARE SOLUTIONS, INC., AND
                           BRAHMA TECHNOLUTIONS, INC.
                             Combined Balance Sheet

                                                                       As of
                                                                    December 31,
                                                                        1999
                                                                    ------------
                              ASSETS
Current assets:
 Cash and cash equivalents........................................   $   86,835
 Accounts receivable net of allowance of $25,000..................    1,313,933
 Prepaid expenses.................................................       61,845
                                                                     ----------
  Total current assets............................................    1,462,613
Furniture and equipment, net......................................       30,000
                                                                     ----------
  Total assets....................................................   $1,492,613
                                                                     ==========


               LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
 Accounts payable.................................................   $  251,396
 Accrued expenses.................................................      235,809
                                                                     ----------
  Total current liabilities.......................................      487,205
                                                                     ----------


Commitments and contingencies (Notes 5 and 7)


Stockholder's equity:
 Common stock, no par value; 21,000 shares authorized;
   2,331 shares issued and outstanding............................        3,000
 Retained earnings................................................    1,002,408
                                                                     ----------
  Total stockholder's equity......................................    1,005,408
                                                                     ----------
  Total liabilities and stockholder's equity......................   $1,492,613
                                                                     ==========


    The accompanying notes are an integral part of these combined financial statements.

                           CATAPULT TECHNOLOGY, INC.,
                      BRAHMA SOFTWARE SOLUTIONS, INC., AND
                           BRAHMA TECHNOLOGIES, INC.
                        Combined Statement of Operations

                                                                      For the
                                                                    Nine Months
                                                                       Ended
                                                                    December 31,
                                                                        1999
                                                                    ------------
Revenues...........................................................  $4,212,419
Cost of revenue....................................................   1,184,305
                                                                     ----------
 Gross profit......................................................   3,028,114
General and administrative expenses................................   3,084,067
                                                                     ----------
Operating loss.....................................................     (55,953)
                                                                     ----------
Other income.......................................................      47,573
Interest income....................................................      63,653
                                                                     ----------
 Total other income................................................     111,226
                                                                     ----------
Income before provision for income taxes...........................      55,273
Provision for income taxes.........................................      25,000
                                                                     ----------
Net income.........................................................  $   30,273
                                                                     ==========


    The accompanying notes are an integral part of these combined financial statements.

                           CATAPULT TECHNOLOGY, INC.,
                      BRAHMA SOFTWARE SOLUTIONS, INC., AND
                           BRAHMA TECHNOLOGIES, INC.
                   Combined Statement of Stockholder's Equity
                  For the Nine Months Ended December 31, 1999

                                                   Common  Retained
                                                   Stock   Earnings    Total
                                                   ------ ---------- ----------
Balance at March 31, 1999......................... $3,000 $  972,135 $  975,135
 Net income.......................................     --     30,273     30,273
                                                   ------ ---------- ----------
Balance at December 31, 1999...................... $3,000 $1,002,408 $1,005,408
                                                   ====== ========== ==========



    The accompanying notes are an integral part of these combined financial statements.

                           CATAPULT TECHNOLOGY, INC.,
                      BRAHMA SOFTWARE SOLUTIONS, INC., AND
                           BRAHMA TECHNOLUTIONS, INC.
                        Combined Statement of Cash Flows

                                                                     For the
                                                                   Nine Months
                                                                      Ended
                                                                   December 31,
                                                                       1999
                                                                   ------------
Cash flows from operating activities:
 Net income.......................................................  $  30,273
 Adjustments to reconcile net income to net cash used in operating activities:
  Depreciation....................................................     11,900
  Changes in operating assets and liabilities:
   Accounts receivable............................................   (613,316)
   Prepaids.......................................................     (4,541)
   Other..........................................................    (38,843)
   Accounts payable...............................................     67,868
   Accrued expenses...............................................    178,505
                                                                    ---------
     Net cash used in operating activities........................   (368,154)
                                                                    ---------
Cash flows from investing activities:
 Purchase of furniture and equipment..............................    (21,935)
                                                                    ---------
Cash flows from financing activities:
 Cash overdraft...................................................    104,599
 Loan from stockholder............................................        986
 Payment of stockholder's loan....................................     (1,000)
                                                                    ---------
     Net cash provided by financing activities....................    104,585
                                                                    ---------
Net decrease in cash and cash equivalents.........................   (285,504)
Cash and cash equivalents, beginning of period....................    372,339
                                                                    ---------
Cash and cash equivalents, end of period..........................  $  86,835
                                                                    =========


    The accompanying notes are an integral part of these combined financial statements.

                           CATAPULT TECHNOLOGY, INC.,
                      BRAHMA SOFTWARE SOLUTIONS, INC., AND
                           BRAHMA TECHNOLUTIONS, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                  For the Nine Months Ended December 31, 1999

1.Background

   Catapult Technologies, Inc. ("Catapult"), Brahma Software Solutions, Inc. ("Software Solutions"), and Brahma Technolutions, Inc. ("Technolutions") were established in 1997, 1995, and 1995, respectively and provide various e-business-related services. In late 1999, Technolutions ceased doing a majority of its operations. Catapult, Software Solutions, and Technolutions (the "Companies") operate under common control.

   Effective January 1, 2000, the Companies were sold to Modis Professional Services, Inc.

2.Summary of Significant Accounting Policies

Basis of Presentation

   The combined financial statements include the accounts of Catapult, a C-corporation, Software Solutions, an S-corporation, and Technolutions, a C-corporation.

   All intercompany sales, cost of sales, receivables and payables have been eliminated. All remaining assets, liabilities, and equity have been combined in accordance with generally accepted accounting principles.

   The financial statements reflect the historical position of the Companies prior to the sale to Modis Professional Services, Inc.

Cash and Cash Equivalents

   Cash and cash equivalents include deposits in banks and short-term investments with original maturities of 90 days or less when purchased.

Furniture, Equipment and Leasehold Improvements

   Furniture and equipment are carried at cost less accumulated depreciation. Furniture and equipment are depreciated on the straight-line method over the estimated useful lives of the assets. The estimated useful lives range from 3 to 7 years.

Income Taxes

   Software Solutions operates under the Treasury Department regulations for a Subchapter S Corporation. Software's federal income tax liability and certain state income tax liabilities are passed through to the individual shareholders and, accordingly, no provision for these income taxes has been recorded in the accompanying combined financial statements.

   Catapult and Technolutions accounted for income taxes in accordance with Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes" ("SFAS 109"). Under this method deferred tax liabilities and assets are determined based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse. As of December 31, 1999, Catapult and Technolutions do not have any deferred tax assets or liabilities.

                           CATAPULT TECHNOLOGY, INC.,
                      BRAHMA SOFTWARE SOLUTIONS, INC., AND
                           BRAHMA TECHNOLUTIONS, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                  For the Nine Months Ended December 31, 1999


Revenue Recognition

   The Companies recognize revenue at the time the consultation services are provided to clients. In all such cases, the consultant is the employee of the Companies, and all costs of employing the worker are the responsibility of the Companies and are included in the cost of revenue.

Pervasiveness of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Although management believes these estimates and assumptions are adequate, actual results may differ from the estimates and assumptions used.

3.Furniture and Equipment

   Furniture and equipment consisted of the following at December 31, 1999.

     Furniture and fixtures........................................... $ 46,620
     Computer equipment...............................................   21,637
     Leasehold improvements...........................................    3,468
                                                                       --------
                                                                         71,725
     Less: accumulated depreciation...................................  (41,725)
                                                                       --------
     Net furniture and equipment...................................... $ 30,000
                                                                       ========

4.Accounts Payable and Accrued Expenses

   Included in accounts payable were book overdrafts of approximately $105,000. Accrued expenses consist of the following at December 31, 1999:

     Profit sharing plan contribution................................. $ 14,000
     Accrued vacation.................................................   20,000
     Accrued bonuses..................................................   99,921
     Income taxes.....................................................   25,000
     Payroll taxes....................................................   48,750
     Accrued acquisition related fees.................................   28,138
                                                                       --------
                                                                       $235,809
                                                                       ========

5.Line of Credit

   On December 15, 1999, Catapult entered into an open line of credit. The interest rate on the line of credit was prime plus 2%. The line was collateralized by a stockholder's certificate of deposit. There were no drawings against the line or amounts outstanding as of December 31, 1999. The line was closed in January 2000.

                           CATAPULT TECHNOLOGY, INC.,
                      BRAHMA SOFTWARE SOLUTIONS, INC., AND
                           BRAHMA TECHNOLUTIONS, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(Continued)
                  For the Nine Months Ended December 31, 1999


6.Employee Benefit Plan

   Software Solutions has a profit sharing plan, which covers employees of Software Solutions over age twenty-one. The plan allows employees eligible to participate to enter the plan on January 1 or July 1. The discretionary profit sharing contribution to the plan is allocated only to the accounts of those participants who complete 500 hours of service during the plan year and/or employed as of the last day of the plan year. Participants may not receive more than the lesser of 25% of compensation or $30,000. For the nine months ended December 31, 1999, Software Solutions contributed $104,000 to the plan.

7.Concentration of Credit Risk

   The Companies' financial instruments that are exposed to concentrations of credit risk consist primarily of cash and trade accounts receivable. The Companies place its cash with what management believes to be high credit quality institutions. At times such cash may be in excess of the FDIC insurance limit. The Companies routinely assess the financial strength of their customers and, as a consequence, believe that their trade accounts receivable credit risk exposure is limited.

   Four customers accounted for approximately 30%, 22%, 14% and 13% of Catapult's total revenues, while three customers accounted for approximately 30%, 24% and 16% of Catapult's total accounts receivable at December 31, 1999.

8.Fair Value of Financial Instruments

   Carrying amounts of certain of the Companies financial instruments including cash, accounts receivable, accounts payable and other accrued liabilities approximate fair value due to their short maturities.

                                 T1 DESIGN LLC

                         Report on Financial Statements

          As of December 31, 1998 and for the Eight Months Then Ended, as of December 31, 1999 and for the Year Then Ended and as of January 31, 2000 and for the One Month Then Ended

                         INDEX TO FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
Report of Independent Certified Public Accountants........................ F-79

Financial Statements:

 Balance Sheets as of December 31, 1998, December 31, 1999, and January
   31, 2000............................................................... F-80

 Statements of Operations for the Eight Months Ended December 31, 1998,
   for the Year Ended December 31, 1999 and for the One Month Ended
   January 31, 2000....................................................... F-81

 Statements of Members' Equity for the Eight Months Ended December 31,
   1998, for the Year Ended December 31, 1999 and for the One Month Ended
   January 31, 2000....................................................... F-82

 Statements of Cash Flows for the Eight Months Ended December 31, 1998,
   for the Year Ended December 31, 1999, and for the One Month Ended
   January 31, 2000....................................................... F-83

Notes to Financial Statements............................................. F-84


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholder of Idea Integration Corp.

   In our opinion, the accompanying balance sheets and the related statements of operations, members' equity and cash flows present fairly, in all material respects, the financial position of T1 Design, LLC at December 31, 1998, December 31, 1999, and January 31, 2000, and the results of its operations and its cash flows for the eight months ended December 31, 1998, for the year ended December 31, 1999, and for the one month ended January 31, 2000 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Jacksonville, Florida
March 9, 2000

                                 T1 DESIGN LLC
                                 Balance Sheets

                                              As of        As of        As of
                                           December 31, December 31, January 31,
                                               1998         1999        2000
                                           ------------ ------------ -----------
                 ASSETS
Current assets:
 Cash and cash equivalents...............   $  706,420   $1,150,463  $1,180,618
 Accounts receivable.....................      815,463    2,306,600   2,364,859
 Prepaid and other.......................       11,008       49,454      49,902
                                            ----------   ----------  ----------
  Total current assets...................    1,532,891    3,506,517   3,595,379
Property and equipment, net..............      255,984      637,800     695,121
                                            ----------   ----------  ----------
  Total assets...........................   $1,788,875   $4,144,317  $4,290,500
                                            ==========   ==========  ==========


     LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
 Accounts payable........................   $   14,646   $  150,635  $  160,285
 Accrued expenses........................       86,543      239,797     274,165
                                            ----------   ----------  ----------
  Total current liabilities..............      101,189      390,432     434,450
                                            ----------   ----------  ----------


Commitments and contingencies (Notes 5
  and 7)


 Members' equity.........................    1,687,686    3,753,885   3,856,050
                                            ----------   ----------  ----------
  Total liabilities and members' equity..   $1,788,875   $4,144,317  $4,290,500
                                            ==========   ==========  ==========


   The accompanying notes are an integral part of these financial statements.

                                 T1 DESIGN LLC
                            Statements of Operations

                          For the Eight Months    For the Year    For the One Month
                           ended December 31,  Ended December 31, Ended January 31,
                                 1998                 1999              2000
                          -------------------- ------------------ -----------------
Revenues................       $2,398,374          $8,406,475         $764,190
Cost of revenues........          897,398           2,885,001          344,529
                               ----------          ----------         --------
 Gross profit...........        1,500,976           5,521,474          419,661
General and
  administrative
  expenses..............          307,414           2,232,760          162,180
                               ----------          ----------         --------
Income from operations..        1,193,562           3,288,714          257,481
Interest income.........               --              12,449            1,248
                               ----------          ----------         --------
Net income..............       $1,193,562          $3,301,163         $258,729
                               ==========          ==========         ========



   The accompanying notes are an integral part of these financial statements.

                                 T1 DESIGN LLC
                         Statements of Members' Equity
                 For the Eight Months Ended December 31, 1998,
                    for the Year Ended December 31, 1999 and
                    for the One Month Ended January 31, 2000

Balance at April 30, 1998.......................................... $   801,914
 Distributions to members..........................................    (307,790)
 Net income........................................................   1,193,562
                                                                    -----------
Balance at December 31, 1998.......................................   1,687,686
 Distributions to members..........................................  (1,234,964)
 Net income........................................................   3,301,163
                                                                    -----------
Balance at December 31, 1999.......................................   3,753,885
 Distributions to members..........................................    (156,564)
 Net income........................................................     258,729
                                                                    -----------
Balance at January 31, 2000........................................ $ 3,856,050
                                                                    ===========



   The accompanying notes are an integral part of these financial statements.

                                 T1 DESIGN LLC
                            Statements of Cash Flows

                        For the Eight Months    For the Year    For the One Month
                         Ended December 31,  Ended December 31, Ended January 31,
                                1998                1999              2000
                        -------------------- ------------------ -----------------
Cash flows from
  operating
  activities:
 Net income...........       $1,193,562         $ 3,301,163        $  258,729
 Adjustments to
   reconcile net
   income to net cash
   provided by
   operating
   activities:
  Depreciation........           22,288              94,682            13,955
  Changes in operating
    assets and
    liabilities:
   Accounts
     receivable.......         (264,118)         (1,491,137)          (58,259)
   Prepaids and
     other............           (5,229)            (38,446)             (448)
   Accounts payable...            4,165             135,989             9,650
   Accrued expenses...           44,532             153,254            34,368
                             ----------         -----------        ----------
     Net cash provided
       by operating
       activities.....          995,200           2,155,505           257,995
                             ----------         -----------        ----------
Cash flows from
  investing
  activities:
 Purchase of property
   and equipment......         (214,123)           (476,498)          (71,276)
                             ----------         -----------        ----------
Cash flows from
  financing
  activities:
 Distribution to
   members............         (307,790)         (1,234,964)         (156,564)
                             ----------         -----------        ----------
Net increase in cash
  and cash
  equivalents.........          473,287             444,043            30,155
Cash and cash
  equivalents,
  beginning of
  period..............          233,133             706,420         1,150,463
                             ----------         -----------        ----------
Cash and cash
  equivalents, end of
  period..............       $  706,420         $ 1,150,463        $1,180,618
                             ==========         ===========        ==========


   The accompanying notes are an integral part of these financial statements.

                                 T1 DESIGN LLC

                         NOTES TO FINANCIAL STATEMENTS
   For the Eight Months Ended December 31, 1998, for the Year Ended 1999, and
                    for the One Month Ended January 31, 2000


1.Background

   T1 Design LLC (the "Company") is a digital marketing limited liability company that provides customers with a multitude of web based services.

   The Company employs a diverse work force specializing in graphic design, e-commerce application development, and digital photography. The Company also markets a service that allows customers to create and maintain their own web based business.

   Effective January 31, 2000, the Company was sold to Modis Professional Services, Inc.

2.Summary of Significant Accounting Policies

Basis of Presentation

   The financial statements reflect the historical position of the Company prior to the sale to Modis Professional Services, Inc.

Cash and Cash Equivalents

   Cash and cash equivalents include deposits in banks and short-term investments with original maturities of 90 days or less when purchased.

Property and Equipment

   Property and equipment are recorded at cost less accumulated depreciation and amortization utilizing the straight-line method over the estimated useful lives of the related assets, which range from 3 to 10 years.

Income Taxes

   The Company is a limited liability company and will be treated as a partnership for federal income tax purposes; accordingly, taxable income is included in the tax returns of the members. No provision for federal income tax is made in the accounts of the Company.

Revenue Recognition

   The Company recognizes revenue at the time the consultation services are provided to clients. In all such cases, the consultant is the Company's employee, and all costs of employing the worker are the responsibility of the Company and are included in the cost of services.

Pervasiveness of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Although management believes these estimates and assumptions are adequate, actual results may differ from the estimates and assumptions used.

                                 T1 DESIGN LLC

   For the Eight Months Ended December 31, 1998, for the Year Ended 1999, and
                    for the One Month Ended January 31, 2000


3.Property and Equipment

   Property and equipment consisted of the following at December 31, 1998, December 31, 1999 and January 31, 2000.

                                                   1998      1999       2000
                                                 --------  ---------  ---------
   Software..................................... $ 23,573  $  67,980  $  75,882
   Computers....................................  160,863    443,816    479,921
   Equipment....................................   77,921    182,936    206,356
   Furniture and fixtures.......................   29,895     74,018     77,867
   Improvements.................................    6,932      6,932      6,932
                                                 --------  ---------  ---------
                                                  299,184    775,682    846,958
   Less accumulated depreciation................  (43,200)  (137,882)  (151,837)
                                                 --------  ---------  ---------
   Property and equipment, net.................. $255,984  $ 637,800  $ 695,121
                                                 ========  =========  =========

4.Accrued Expenses

   Accrued expenses consisted of the following at December 31, 1998, December 31, 1999 and January 31, 2000.

                                                        1998     1999     2000
                                                       ------- -------- --------
   Accrued payroll.................................... $41,014 $129,012 $160,503
   Accrued vacation...................................  30,450   66,079   65,432
   Sales tax payable..................................  10,459   32,963   14,869
   Other..............................................   4,620   11,743   33,361
                                                       ------- -------- --------
                                                       $86,543 $239,797 $274,165
                                                       ======= ======== ========

5.Commitments and Contingencies

Leases

   The Company leases its office space under a non-cancelable operating lease. Total rent expense for the operating lease was approximately $62,000, $116,000, and $12,000 for the eight months ended December 31, 1998, for the year ended December 31, 1999, and for the one month ended January 31, 2000, respectively. The following is a schedule of future minimum lease payments under such lease:

      Year ended December 31:
       2000............................................................ $117,000
       2001............................................................  133,000
       2002............................................................  138,000
       2003............................................................   69,000
                                                                        --------
                                                                        $457,000
                                                                        ========

6.Employee Benefit Plan

   Effective October 25, 1999, the Company created a profit sharing plan with a 401(k) feature included in the plan. The Plan covers full-time employees of the Company over age eighteen with at least six months of service. The plan allows eligible employees to contribute up to 20% of compensation with the Company

                                 T1 DESIGN LLC

                         NOTES TO FINANCIAL STATEMENTS
   For the Eight Months Ended December 31, 1998, for the Year Ended 1999, and
                    for the One Month Ended January 31, 2000

providing a discretionary match of employee contributions. For the year ended December 31, 1999 and the month ended January 31, 2000, the Company made matching contributions of approximately $5,000 and $3,000, respectively.

7.Concentration of Credit Risk

   The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and trade accounts receivable. The Company places its cash with what it believes to be high credit quality institutions. At times such investments may be in excess of the FDIC insurance limit. The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its trade accounts receivable credit risk exposure is limited.

   One customer accounted for approximately 95% of the Company's total revenues for the eight months ended December 31, 1998, for the year ended December 31, 1999, and for the one month ended January 31, 2000, and approximately 95% of the Company's total accounts receivable at December 31, 1998 and 1999, and January 31, 2000.

8.Fair Value of Financial Instruments

   Carrying amounts of certain of the Company's financial instruments including cash, accounts receivable, accounts payable and other accrued liabilities approximate fair value due to their short maturities.

                           RED EYE DIGITAL MEDIA, LLC

                         Report on Financial Statements

            As of December 31, 1999 and the Eight Months Then Ended and as of January 31, 2000 and for the One Month Then Ended

                         INDEX TO FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
Report of Independent Certified Public Accountants ....................... F-88

Financial Statements:

 Balance Sheets as of December 31, 1999 and January 31, 2000.............. F-89

 Statements of Operations for the Eight Months Ended December 31, 1999 and
   for the One Month Ended January 31, 2000............................... F-90

 Statements of Members' Equity for the Eight Months Ended December 31,
   1999 and for the One Month Ended January 31, 2000...................... F-91

 Statements of Cash Flows for the Eight Months Ended December 31, 1999 and
   for the One Month Ended January 31, 2000............................... F-92

Notes to Financial Statements............................................. F-93

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholder of Idea Integration Corp.

   In our opinion, the accompanying balance sheets and the related statements of operations, members' equity and cash flows present fairly, in all material respects, the financial position of Red Eye Digital Media, LLC at December 31, 1999 and January 31, 2000, and the results of its operations and its cash flows for the eight months ended December 31, 1999 and for the one month ended January 31, 2000 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Jacksonville, Florida
March 13, 2000

                           RED EYE DIGITAL MEDIA, LLC
                                 Balance Sheets

                                                           As of        As of
                                                        December 31, January 31,
                                                            1999        2000
                                                        ------------ -----------
                        ASSETS
Current assets:
 Cash and cash equivalents............................   $  478,967   $197,770
 Accounts receivable (net of allowance of $42,430 in
   2000)..............................................      582,485    396,995
 Prepaids.............................................       10,201     10,124
 Other................................................        6,994      6,244
                                                         ----------   --------
  Total current assets................................    1,078,647    611,133
Furniture, equipment, and leasehold improvements,
  net.................................................      101,553    108,627
                                                         ----------   --------
  Total assets........................................   $1,180,200   $719,760
                                                         ==========   ========


           LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
 Accounts payable.....................................   $   27,011   $ 48,393
 Accrued expenses.....................................        7,862     18,375
 Capital lease obligation.............................       13,796     13,796
 Deferred revenue.....................................       17,600     50,000
                                                         ----------   --------
  Total current liabilities...........................       66,269    130,564


Capital lease obligation..............................       21,113     19,963
                                                         ----------   --------
  Total liabilities...................................       87,382    150,527
                                                         ----------   --------


Commitments and contingencies (Notes 4, 5, and 6)


Members' equity.......................................    1,092,818    569,233
                                                         ----------   --------
  Total liabilities and members' equity...............   $1,180,200   $719,760
                                                         ==========   ========


   The accompanying notes are an integral part of these financial statements.

                           RED EYE DIGITAL MEDIA, LLC
                            Statements of Operations

                                                          For the      For the
                                                        Eight Months  One Month
                                                           Ended        Ended
                                                        December 31, January 31,
                                                            1999        2000
                                                        ------------ -----------
Revenue................................................  $2,494,157   $308,133
Cost of revenue........................................   1,025,991    135,206
                                                         ----------   --------
 Gross profit..........................................   1,468,166    172,927
General and administrative expenses....................     362,531    122,214
                                                         ----------   --------
Income from operations.................................   1,105,635     50,713
Interest expense.......................................       1,873        290
                                                         ----------   --------
Net income.............................................  $1,103,762   $ 50,423
                                                         ==========   ========




   The accompanying notes are an integral part of these financial statements.

                           RED EYE DIGITAL MEDIA, LLC
                         Statements of Members' Equity
                For the Eight Months Ended December 31, 1999 and
                    for the One Month Ended January 31, 2000

Balance at April 30, 1999........................................... $  191,056
 Distributions to members...........................................   (202,000)
 Net income.........................................................  1,103,762
                                                                     ----------
Balance at December 31, 1999........................................  1,092,818
 Distributions to members...........................................   (574,008)
 Net income.........................................................     50,423
                                                                     ----------
Balance at January 31, 2000......................................... $  569,233
                                                                     ==========



   The accompanying notes are an integral part of these financial statements.

                           RED EYE DIGITAL MEDIA, LLC
                            Statements of Cash Flows

                                                          For the      For the
                                                        Eight Months  One Month
                                                           Ended        Ended
                                                        December 31, January 31,
                                                            1999        2000
                                                        ------------ -----------
Cash flows from operating activities:
 Net income...........................................   $1,103,762   $  50,423
 Adjustments to reconcile net income to net cash
   provided by operating activities:
  Depreciation and amortization.......................       19,132       3,387
  Changes in operating assets and liabilities:
   Accounts receivable................................     (428,127)    185,490
   Prepaids...........................................       (6,247)         77
   Other..............................................       (3,636)        750
   Accounts payable and accrued expenses..............       28,598      31,895
   Deferred revenue...................................      (25,800)     32,400
                                                         ----------   ---------
     Net cash provided by operating activities........      687,682     304,422
                                                         ----------   ---------
Cash flows from investing activities:
 Purchase of furniture, equipment, and leasehold
   improvements.......................................      (51,949)    (10,461)
Cash flows from financing activities:
 Principal payments under capital lease obligations...       (6,201)     (1,150)
 Distributions to members.............................     (202,000)   (574,008)
                                                         ----------   ---------
     Net cash used in financing activities............     (208,201)   (575,158)
                                                         ----------   ---------
Net increase (decrease) in cash and cash equivalents..      427,532    (281,197)
Cash and cash equivalents, beginning of period........       51,435     478,967
                                                         ----------   ---------
Cash and cash equivalents, end of period..............   $  478,967   $ 197,770
                                                         ==========   =========


   The accompanying notes are an integral part of these financial statements.

                           RED EYE DIGITAL MEDIA, LLC

                         NOTES TO FINANCIAL STATEMENTS
    For the Eight Months Ended December 31, 1999 and for the One Month Ended
                                January 31, 2000


1. Background

   Red Eye Digital Media, LLC (the "Company") is a web development limited liability company that provides technology, process, and Web innovation. The Company focuses on combining back-end technology with innovative design and process-driven production.

   Effective January 31, 2000, the Company was sold to Modis Professional Services, Inc.

2. Summary of Significant Accounting Policies

Basis of Presentation

   The financial statements reflect the historical position of the Company prior to the sale to Modis Professional Services, Inc.

Cash and Cash Equivalents

   Cash and cash equivalents include deposits in banks and short-term investments with original maturities of 90 days or less when purchased.

Furniture, Equipment and Leasehold Improvements

   Furniture, equipment and leasehold improvements are recorded at cost less accumulated depreciation and amortization. Depreciation of furniture and equipment is computed using the double-declining balance method over their estimated useful lives, ranging from 5 to 7 years. Amortization of leasehold improvements is computed using the straight-line method over the useful life of the asset ranging from 23 to 28 years or the term of the lease, whichever is shorter.

Income Taxes

   The Company is a limited liability company and will be treated as a partnership for federal income tax purposes; accordingly, taxable income is included in the tax returns of the members. No provision for federal or state income taxes is made in the accounts of the Company.

Revenue Recognition

   The Company recognizes revenue at the time the consultation services are provided to clients. In all such cases, the consultant is the Company's employee, and all costs of employing the worker are the responsibility of the Company and are included in the cost of revenue. The Company has recorded deferred revenue for billings made prior to the performance of services.

Pervasiveness of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial position. Although management believes these estimates and assumptions are adequate, actual results may differ from the estimates and assumptions used.

                           RED EYE DIGITAL MEDIA, LLC

    For the Eight Months Ended December 31, 1999 and for the One Month Ended
                                January 31, 2000

3.Furniture, Equipment, and Leasehold Improvements

   Furniture, equipment, and leasehold improvements consisted of the following at December 31, 1999 and January 31, 2000.

                                                              1999      2000
                                                            --------  --------
   Furniture............................................... $ 15,672  $ 15,672
   Equipment...............................................   72,688    83,149
   Leasehold improvements..................................   15,627    15,627
   Equipment under capital leases..........................   41,388    41,388
                                                            --------  --------
                                                             145,375   155,836
   Less accumulated depreciation and amortization..........  (43,822)  (47,209)
                                                            --------  --------
   Furniture, equipment, and leasehold improvements, net... $101,553  $108,627
                                                            ========  ========

   Accumulated amortization on capital leases at December 31, 1999 and January 31, 2000 was approximately $7,000 and $8,000, respectively.

4.Commitments and Contingencies

Operating Leases

   The Company leases its office space under a non-cancelable operating lease. Total rent expense for the operating lease was approximately $34,000 for the eight months ended December 31, 1999 and $6,000 for the one month ended January 31, 2000. The following is a schedule of future minimum lease payments under such lease:

      Year ended December 31:
       2000............................................................ $ 74,000
       2001............................................................   62,000
                                                                        --------
                                                                        $136,000
                                                                        ========

Capital Leases

   The Company leases computers under capital leases. The present value at the beginning of the lease terms of the minimum lease payments equals or exceeds 90% of the fair value of the computers at the inception of the leases. The following is a schedule of future minimum lease payments with terms in excess of one year:

      Year ended December 31:
       2000............................................................ $17,000
       2001............................................................  17,000
       2002............................................................   7,000
                                                                        -------
                                                                         41,000
       Lease amount representing interest..............................  (7,241)
                                                                        -------
                                                                        $33,759
                                                                        =======

5.Line of Credit

   During 1999 and 2000, the Company had a $40,000 bank operating line of credit. Payment of any outstanding balance on the line, plus interest was due when the loan matured. The line was collateralized by

                           RED EYE DIGITAL MEDIA, LLC

    For the Eight Months Ended December 31, 1999 and for the One Month Ended
                                January 31, 2000
substantially all assets of the company and was not guaranteed by any officers or shareholders of the Company. The line of credit was closed on January 28, 2000.

6.Concentration of Credit Risk

   The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and trade accounts receivable. The Company places its cash with what management believes to be high credit quality institutions. At times such investments may be in excess of the FDIC insurance limit. The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its trade accounts receivable credit risk exposure is limited.

   One customer accounted for approximately 41% of the Company's total revenue for the eight months ended December 31, 1999, while one customer accounted for approximately 51% of the Company's total accounts receivable at December 31, 1999. Two customers accounted for approximately 49% and 34% of the Company's total revenues for the one month ended January 31, 2000, while two customers accounted for approximately 34% and 24% of the Company's total accounts receivable at January 31, 2000.

7.Fair Value of Financial Instruments

   Carrying amounts of certain of the Company's financial instruments including cash, accounts receivable, accounts payable and other accrued liabilities approximate fair value due to their short maturities.

                             INTEGRAL RESULTS, INC.

                         Report on Financial Statements

         As of December 31, 1997, 1998, and 1999 and January 31, 2000,
               and for the Eight Months Ended December 31, 1997,
                for the Years Ended December 31, 1998 and 1999,
                  and for the One Month Ended January 31, 2000

                         INDEX TO FINANCIAL STATEMENTS

                                                                          Page
                                                                          -----
Report of Independent Certified Public Accountants.......................  F-97
Financial Statements:
 Balance Sheets as of December 31, 1997, 1998 and 1999, and January 31,
   2000..................................................................  F-98
 Statements of Operations for the Eight Months Ended December 31, 1997,
   for the Years Ended December 31, 1998 and 1999, and for the One Month
   Ended January 31, 2000 ...............................................  F-99
 Statements of Stockholders' Equity for the Eight Months Ended December
   31, 1997, for the Years Ended December 31, 1998 and 1999, and for the
   One Month Ended January 31, 2000...................................... F-100
 Statements of Cash Flows for the Eight Months Ended December 31, 1997,
   for the Years Ended December 31, 1998 and 1999, and for the One Month
   Ended January 31, 2000................................................ F-101
Notes to Financial Statements............................................ F-102

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholder of Idea Integration Corp.

   In our opinion, the accompanying balance sheets and the related statements of operations, stockholder's equity and of cash flows present fairly, in all material respects, the financial position of Integral Results, Inc. at December 31, 1997, 1998, and 1999 and January 31, 2000 and the results of its operations and its cash flows for the eight months ended December 31, 1997, for the years ended December 31, 1998 and 1999, and for the one month period ended January 31, 2000, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Jacksonville, Florida
July 19, 2000

                             INTEGRAL RESULTS, INC.
                                 Balance Sheets

                                              As of December 31,        As of
                                         ----------------------------  January
                                           1997     1998      1999     31, 2000
                                         -------- -------- ---------- ----------
                ASSETS
Current assets:
 Cash..................................  $ 59,273 $265,142 $  480,846 $  504,230
 Accounts receivable, net of allowance
   for doubtful accounts of $889, $889,
   $6,453 and $6,453...................   565,501  481,631  3,025,912    869,428
 Income taxes receivable...............        --   47,296    241,570    240,770
 Prepaids and other current assets.....     4,254      670         --         --
 Deferred tax asset....................       354   14,215     18,496     17,944
                                         -------- -------- ---------- ----------
  Total current assets.................   629,382  808,954  3,766,824  1,632,372
                                         -------- -------- ---------- ----------
Property and equipment, net............    69,723   69,198    117,064    113,990
Other assets...........................    29,786   35,668     32,643     32,643
                                         -------- -------- ---------- ----------
  Total assets.........................  $728,891 $913,820 $3,916,531 $1,779,005
                                         ======== ======== ========== ==========

 LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Current portion of notes payable......  $     -- $ 88,265 $   47,773 $       --
 Accounts payable......................    21,143   10,585  2,226,745    111,031
 Accrued expenses......................    93,018  132,708    735,213    761,994
 Accrued income taxes..................    27,491       --         --         --
                                         -------- -------- ---------- ----------
  Total current liabilities............   141,652  231,558  3,009,731    873,025
 Long-term portion of notes payable....    17,642   42,354         --         --
 Deferred tax liability................    15,211   19,393     22,953     22,432
                                         -------- -------- ---------- ----------
  Total liabilities....................   174,505  293,305  3,032,684    895,457
                                         -------- -------- ---------- ----------

Commitments and Contingencies (Notes 9
  and 10)

Stockholders' equity:
 Common stock, $0.011 par value;
   1,000,000 shares authorized; 20,132
   shares issued and outstanding for
   1997, 13,421 shares issued and
   outstanding for 1998, 1999 and
   2000................................       224      149        149        149
 Paid-in capital.......................     7,776    1,140      1,140      1,140
 Retained earnings.....................   546,386  619,226    882,558    882,259
                                         -------- -------- ---------- ----------
  Total stockholders' equity...........   554,386  620,515    883,847    883,548
                                         -------- -------- ---------- ----------
  Total liabilities and stockholders'
    equity.............................  $728,891 $913,820 $3,916,531 $1,779,005
                                         ======== ======== ========== ==========

   The accompanying notes are an integral part of these financial statements.

                             INTEGRAL RESULTS, INC.
                            Statements of Operations

                                For the
                              Eight Months For the Year For the Year For the One
                                 Ended        Ended        Ended     Month Ended
                              December 31, December 31, December 31, January 31,
                                  1997         1998         1999        2000
                              ------------ ------------ ------------ -----------
Revenues....................   $1,234,767   $2,188,229   $3,353,747   $236,749
Cost of revenue.............      474,314      725,132    1,322,482     78,813
                               ----------   ----------   ----------   --------
 Gross profit...............      760,453    1,463,097    2,031,265    157,936
General and administrative
  expenses..................      600,841    1,095,877    1,587,975    157,404
                               ----------   ----------   ----------   --------
 Income before provision for
   income taxes.............      159,612      367,220      443,290        532
Provision for income taxes..       66,806      138,542      179,958        831
                               ----------   ----------   ----------   --------
Net income (loss)...........   $   92,806   $  228,678   $  263,332   $   (299)
                               ==========   ==========   ==========   ========



   The accompanying notes are an integral part of these financial statements.

                             INTEGRAL RESULTS, INC.
                       Statements of Stockholders' Equity
 For the Eight Months Ended December 31, 1997, for the Years Ended December 31,
                                 1998 and 1999,
                  and for the One Month Ended January 31, 2000

                                  Common Stock
                                  -------------- Paid-in  Retained
                                  Shares  Amount Capital  Earnings     Total
                                  ------  ------ -------  ---------  ---------
Beginning balance, April 30,
  1997........................... 20,132   $224  $ 7,776  $ 453,580  $ 461,580
 Net income......................     --     --       --     92,806     92,806
                                  ------   ----  -------  ---------  ---------
Balance at December 31, 1997..... 20,132    224    7,776    546,386    554,386
 Net income......................     --     --       --    228,678    228,678
 Purchase and retirement of
   common stock.................. (6,711)   (75)  (6,636)  (155,838)  (162,549)
                                  ------   ----  -------  ---------  ---------
Balance at December 31, 1998..... 13,421    149    1,140    619,226    620,515
 Net income......................     --     --       --    263,332    263,332
                                  ------   ----  -------  ---------  ---------
Balance at December 31, 1999..... 13,421    149    1,140    882,558    883,847
 Net loss........................     --     --       --       (299)      (299)
                                  ------   ----  -------  ---------  ---------
Balance at January 31, 2000...... 13,421   $149  $ 1,140  $ 882,259  $ 883,548
                                  ======   ====  =======  =========  =========



   The accompanying notes are an integral part of these financial statements.

                             INTEGRAL RESULTS, INC.
                            Statements of Cash Flows

                               For the
                             Eight Months For the Year For the Year For the One
                                Ended        Ended        Ended     Month Ended
                             December 31, December 31, December 31, January 31,
                                 1997         1998         1999        2000
                             ------------ ------------ ------------ -----------
Cash flows from operating
  activities:
 Net income (loss).........    $ 92,806     $228,678    $  263,332  $     (299)
 Adjustments to reconcile
   net income (loss) to net
   cash provided by (used
   in) operating
   activities:
  Depreciation.............      14,414       22,951        46,431       3,074
  Loss (gain) on disposal
    of fixed assets........       2,155       (2,031)      (17,031)         --
  Changes in operating
    assets and liabilities:
   Accounts receivable.....    (270,948)      83,870    (2,549,845)  2,156,484
   Allowance for doubtful
     accounts receivable...          --           --         5,564          --
   Income taxes
     receivable............          --      (47,296)     (194,274)        800
   Deferred tax assets.....          --      (13,861)       (4,281)        552
   Prepaids and other......      (1,915)       3,584           670          --
   Other assets............     (16,920)      (5,882)        3,025          --
   Accounts payable........      (8,306)     (10,558)    2,216,160  (2,115,714)
   Accrued expenses........      33,296       39,690       602,505      26,781
   Accrued income taxes....      27,491      (27,491)           --          --
   Deferred tax liability..       3,351        4,182         3,560        (521)
                               --------     --------    ----------  ----------
     Net cash provided by
       (used in) operating
       activities..........    (124,576)     275,836       375,816      71,157
                               --------     --------    ----------  ----------
Cash flows from investing
  activities:
 Purchase of property and
   equipment...............     (31,908)     (20,395)      (77,267)         --
                               --------     --------    ----------  ----------
Cash flows from financing
  activities:
 Borrowings under notes
   payable.................      17,642      132,549            --          --
 Repayment of note
   payable.................          --      (19,572)      (82,845)    (47,773)
 Purchase and retirement of
   company stock...........          --     (162,549)           --          --
                               --------     --------    ----------  ----------
     Net cash provided by
       (used in) financing
       activities..........      17,642      (49,572)      (82,845)    (47,773)
                               --------     --------    ----------  ----------
Net (decrease) increase in
  cash and cash
  equivalents..............    (138,842)     205,869       215,704      23,384
Cash and cash equivalents,
  beginning of period......     198,115       59,273       265,142     480,846
                               --------     --------    ----------  ----------
Cash and cash equivalents,
  end of period............    $ 59,273     $265,142    $  480,846  $  504,230
                               ========     ========    ==========  ==========
Supplemental Disclosures of
  Cash Flow Information
 Cash paid during the year
   for:
  Interest.................    $     --     $  1,428    $    5,419  $      604
                               ========     ========    ==========  ==========
  Income taxes.............    $ 39,315     $206,301    $  381,260  $       --
                               ========     ========    ==========  ==========

   The accompanying notes are an integral part of these financial statements.

                             INTEGRAL RESULTS, INC.

                         NOTES TO FINANCIAL STATEMENTS
 For the Eight Months Ended December 31, 1997, for the Years Ended December 31,
                                 1998 and 1999,
                  and for the One Month Ended January 31, 2000
1.Background

   Integral Results, Inc. (the "Company") is an e-business solutions corporation that specializes in providing complete business and Web/business intelligence system solutions for its clients.

   The Company's staff includes experts in systems analysis, project management, GUI and database design, data warehouse implementation and training. The Company focuses on designing and developing dynamic business intelligence and web applications that access corporate databases and provide tangible business benefits to its clients. The Company uses a structured methodology using a phased deliverable approach to ensure early user buy-in and to produce a high quality product in a short timeframe.

   Effective February 1, 2000, the Company was sold to Modis Professional Services, Inc.

2.Summary of Significant Accounting Policies

Basis of Presentation

   The financial statements reflect the historical position of the Company prior to the sale to Modis Professional Services, Inc.

Cash and Cash Equivalents

   Cash and cash equivalents include deposits in banks and short-term investments with original maturities of 90 days or less when purchased.

Property and Equipment

   Property and equipment are recorded at cost less accumulated depreciation and amortization utilizing the straight-line method over their estimated useful lives. Estimated useful lives range from 5 to 7 years.

Income Taxes

   The Company uses Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequence of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Revenue Recognition

   The Company recognizes revenue at the time the consultation services are provided to clients. In all such cases, the consultant is the Company's employee, and all costs of employing the worker are the responsibility of the Company and are included in the cost of revenue. In addition, when the Company acts as an agent for software sales between the Company's client and third party software distributors, the Company recognizes revenue at the time the software is accepted by the clients.

Pervasiveness of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Although management believes these estimates and assumptions are adequate, actual results may differ from the estimates and assumptions used.

                             INTEGRAL RESULTS, INC.

 For the Eight Months Ended December 31, 1997, for the Years Ended December 31,
                                 1998 and 1999,
                  and for the One Month Ended January 31, 2000


3.Related Party Transactions

   In July 1998, the Company loaned $5,000 to one of its principal shareholders. The balance of this note receivable was $5,000 at December 31, 1998, $0 at December 31, 1999, and $0 at January 31, 2000. No interest was imputed on this note receivable.

   In October 1998, the Company entered into an agreement to repurchase all of the outstanding shares of stock (the "Stock Repurchase Agreement") held by a shareholder for $170,000. Upon approval of this agreement by both parties, the shareholder received $30,000 in cash and a note payable to receive twenty monthly payments of $7,000. The balance of this note payable was $130,619 at December 31, 1998 and $47,773 at December 31, 1999. Interest was imputed at an interest rate of 7 percent.

   In addition to the Stock Repurchase Agreement, the Company also agreed to pay this former shareholder a bonus of $17,642 in annual installment payments of $4,265 starting March 1999 and concluding in March 2002. The balance of this note payable was $17,642 at December 31, 1997, $17,642 at December 31, 1998, $13,377 at December 31, 1999. In January 2000, the Company repaid the outstanding balance due on this note payable.

4.Property and Equipment

   Property and equipment consisted of the following:

                                         1997      1998      1999       2000
                                       --------  --------  ---------  ---------
   Computer equipment................. $122,717  $137,402  $ 205,745  $ 205,745
   Furniture and fixtures.............   15,980    16,102     25,024     25,025
                                       --------  --------  ---------  ---------
                                        138,697   153,504    230,769    230,770
   Less accumulated depreciation......  (68,974)  (84,306)  (113,705)  (116,780)
                                       --------  --------  ---------  ---------
   Net property and equipment......... $ 69,723  $ 69,198  $ 117,064  $ 113,990
                                       ========  ========  =========  =========

5.Other Assets

   Other assets consisted of the following:

                                                1997    1998    1999    2000
                                               ------- ------- ------- -------
   Certificate of deposit..................... $17,000 $17,885 $18,679 $18,679
   Notes receivable...........................   1,956   6,972   1,972   1,972
   Security deposits..........................  10,830  10,811  11,992  11,992
                                               ------- ------- ------- -------
                                               $29,786 $35,668 $32,643 $32,643
                                               ======= ======= ======= =======

6.Accrued Expenses

   Accrued expenses consisted of the following:

                                              1997     1998     1999     2000
                                             ------- -------- -------- --------
   Payroll and payroll taxes................ $33,636 $ 48,803 $159,889 $185,260
   Bonuses..................................      --       --  461,600  461,600
   Commissions..............................      --   21,100   18,528    5,791
   Vacation pay.............................  37,238   31,750   39,531   42,499
   Charitable contributions.................  18,000   29,540   46,000   46,000
   Other accrued expenses...................   4,144    1,515    9,665   20,844
                                             ------- -------- -------- --------
                                             $93,018 $132,708 $735,213 $761,994
                                             ======= ======== ======== ========

                             INTEGRAL RESULTS, INC.

For the Eight Months Ended December 31, 1997, for the Years Ended December 1998
                                   and 1999,
                  and for the One Month Ended January 31, 2000



7.Income Taxes

   The provision for income taxes was as follows:

                                                1997     1998      1999    2000
                                               ------- --------  --------  ----
   Current:
   Federal.................................... $49,345 $114,955  $139,108  $ --
   State......................................  14,110   33,266    41,571   800
                                               ------- --------  --------  ----
                                                63,455  148,221   180,679   800
   Deferred:
   Federal....................................   2,862   (8,269)     (616)   37
   State......................................     489   (1,410)     (105)   (6)
                                               ------- --------  --------  ----
                                                 3,351   (9,679)     (721)   31
                                               ------- --------  --------  ----
                                               $66,806 $138,542  $179,958  $831
                                               ======= ========  ========  ====

   The difference between the actual tax provision and the tax provision computed by applying the statutory federal income tax rate to income from continuing operations before provision for income taxes is attributable to the following:

                             1997          1998             1999           2000
                         ------------  --------------   -------------  ------------
                         Amount   %     Amount    %      Amount   %    Amount   %
                         ------- ----  --------  ----   -------- ----  ------ -----
Tax computed using the
  federal statutory
  rate.................. $54,268 34.0% $124,855  34.0 % $150,718 34.0%  $181   34.0%
State income taxes, net
  of federal income tax
  effect................   9,313  5.8%   21,955   6.0 %   27,438  6.2%   528   99.2%
Permanent differences
  and other.............   3,225  2.0%   (8,268) (2.3)%    1,802  0.4%   122   22.9%
                         ------- ----  --------  ----   -------- ----   ----  -----
                         $66,806 41.9% $138,542  37.7 % $179,958 40.6%  $831  156.1%
                         ======= ====  ========  ====   ======== ====   ====  =====

   The components of the deferred tax assets and liabilities recorded in the accompanying balance sheets are as follows:

                                           1997      1998      1999      2000
                                         --------  --------  --------  --------
   Gross deferred tax assets:
    Allowance for doubtful accounts
      receivable.......................  $    354  $    354  $  2,568  $  2,568
    Net operating losses...............        --        --        --    15,057
    State taxes........................        --    13,861    15,928       319
                                         --------  --------  --------  --------
     Total gross deferred tax assets...       354    14,215    18,496    17,944

   Gross deferred tax liabilities:
    Depreciation of fixed assets.......   (15,211)  (19,393)  (22,953)  (22,432)
                                         --------  --------  --------  --------
     Net deferred tax liability........  $(14,857) $ (5,178) $ (4,457) $ (4,488)
                                         ========  ========  ========  ========

   Management has determined, based on the history of prior taxable earnings and its expectations for the future, taxable income will more likely than not be sufficient to fully realize deferred tax assets and, accordingly, has not reduced deferred tax liabilities by a valuation allowance.

                             INTEGRAL RESULTS, INC.

 For the Eight Months Ended December 31, 1997, for the Years Ended December 31,
                                 1998 and 1999,
                  and for the One Month Ended January 31, 2000


8.Long-Term Debt

   Long-term debt consists of the following:

                                                1997     1998      1999    2000
                                               ------- --------  --------  ----
   Note payable to shareholder, payable in
     monthly installments of $7,000,
     including interest at 7%, repaid in
     2000....................................  $    -- $112,977  $ 34,396  $--

   Note payable to shareholder, payable in
     annual installments of $4,265, repaid in
     2000....................................  $17,642 $ 17,642  $ 13,377  $--
                                               ------- --------  --------  ---
                                                17,642  130,619    47,773   --
   Less: Current Portion.....................           (88,265)  (47,773)  --
                                               ------- --------  --------  ---
                                               $17,642 $ 42,354  $     --  $--
                                               ======= ========  ========  ===

9.Commitments and Contingencies

Leases

   The Company leases its office space and certain office equipment under non-cancelable operating leases. Total rent expense for these operating leases was approximately $37,000 for the eight month period ended December 31, 1997, $55,000 for the year ended December 31, 1998, $74,000 for the year ended December 31, 1999 and $8,221 for the one month period ended January 31, 2000. The following is a schedule of future minimum lease payments under such lease:

      Year ended December 31:
       2000............................................................ $128,120
       2001............................................................  156,413
       2002............................................................   92,797
                                                                        --------
                                                                        $377,330
                                                                        ========

10.Concentration of Credit Risk

   The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and trade accounts receivable. The Company places its cash with what management believes to be high credit quality institutions. At times such investments may be in excess of the FDIC insurance limit. The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its trade accounts receivable credit risk exposure is limited. The Company's customers are primarily located in the State of California.

   Three customers accounted for approximately 33%, 27% and 16% of the Company's total revenues for the eight month period ended December 31, 1997 while four customers accounted for approximately 32%, 25%, 17% and 15% of the Company's total accounts receivable at December 31, 1997. Five customers accounted for approximately 23%, 18%, 13%, 11% and 11% of the Company's total revenues for the year ended December 31, 1998 while four customers accounted for approximately 31%, 20%, 16% and 14% of the Company total accounts receivable at December 31, 1998. Three customers accounted for approximately 50%, 14% and 10% of the Company's total revenues for the year ended December 31, 1999 while one customer accounted for approximately 77% of the Company's total accounts receivable at December 31, 1999. Finally, three customers accounted for approximately 34%, 25% and 12% of the Company's total revenues for the one month period ended January 31, 2000 while four customers accounted for approximately 17%, 16%, 14% and 10% of the Company's total accounts receivable at January 31, 2000.

                             INTEGRAL RESULTS, INC.

 For the Eight Months Ended December 31, 1997, for the Years Ended December 31,
                                 1998 and 1999,
                  and for the One Month Ended January 31, 2000


11.Employee Benefit Plan

   The Company has a profit sharing plan with a 401(k) feature included in the plan, which covers full-time employees of the Company over age twenty-one with at least 90 days of employment. The plan allows eligible employees to contribute up to 10% of compensation with the Company providing a discretionary match of employee contributions. As of December 31, 1997, 1998, 1999 and January 31, 2000, the Company had not made any matching contributions toward the profit sharing plan.

12.Fair Value of Financial Instruments

   The fair value of debt instruments is based on rates available to the Company for debt with similar terms and maturities and approximates their carrying amounts. The carrying amounts of certain of the Company's financial instruments including cash, accounts receivable, accounts payable and other accrued liabilities approximate fair value due to their short maturities.

                                 RAMWORKS, INC.

                         Report on Financial Statements

 As of December 31, 1997 and for the Five Months Then Ended and as of December
                                    31, 1998
 and for the Year Then Ended and as of December 31, 1999 and for the Year Then
                                     Ended
 and as of May 12, 2000 and for the Period from January 1, 2000 to May 12, 2000

                         INDEX TO FINANCIAL STATEMENTS

                                                                          Page
                                                                          -----
Report of Independent Certified Public Accountants....................... F-108
Financial Statements:
 Balance Sheets as of December 31, 1997, 1998, and 1999, and May 12,
   2000.................................................................. F-109
 Statements of Operations for the Five Months Ended December 31, 1997,
   for the Years Ended December 31, 1998 and 1999, and for the Period
   from January 1, 2000 to May 12, 2000.................................. F-110
 Statements of Stockholders' Equity for the Five Months Ended December
   31, 1997, for the Years Ended December 31, 1998 and 1999, and for the
   Period From January 1, 2000 to May 12, 2000........................... F-111
 Statements of Cash Flows for the Five Months Ended December 31, 1997,
   for the Years Ended December 31, 1998 and 1999 and for the Period from
   January 1, 2000 to May 12, 2000....................................... F-112
Notes to Financial Statements............................................ F-113

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholder of Idea Integration Corp.

   In our opinion, the accompanying balance sheets and the related statements of operations, stockholder's equity and cash flows present fairly, in all material respects, the financial position of Ramworks, Inc. (the "Company") at December 31, 1997, 1998, and 1999 and May 12, 2000 and the results of its operations and its cash flows for the five months ended December 31, 1997 and for the years ended December 31, 1998 and 1999, and for the period from January 1, 2000 to May 12, 2000 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Jacksonville, Florida
July 28, 2000

                                 RAMWORKS, INC.
                                 Balance Sheets

                                 December 31, December 31, December 31, May 12,
                                     1997         1998         1999       2000
                                 ------------ ------------ ------------ --------
             ASSETS
 Current assets:
  Cash and cash equivalents....    $ 73,996     $ 65,860    $  25,751   $134,375
  Accounts receivable (net of
    allowance of $2,000 in
    2000)......................      79,580      103,230      254,617    305,741
  Prepaid expenses and other...       3,385        4,933        5,211      9,795
                                   --------     --------    ---------   --------
   Total current assets........     156,961      174,023      285,579    449,911
 Furniture, equipment, and
   leasehold improvements,
   net.........................     107,749      108,004      109,793    105,985
                                   --------     --------    ---------   --------
   Total assets................    $264,710     $282,027    $ 395,372   $555,896
                                   ========     ========    =========   ========


 LIABILITIES AND STOCKHOLDERS'
              EQUITY
 Current liabilities:
  Accounts payable and accrued
    expenses...................    $    989     $ 39,792    $   6,737   $     --
  Accrued payroll and related
    taxes......................     129,877       57,773       15,893         --
  Notes payable--current
    portion....................          --       90,256      131,933     68,000
  Note payable to related
    party......................      10,040       19,188           --         --
  Deferred revenue.............          --       53,602        7,719      4,269
  Profit sharing payable.......      81,210           --           --         --
                                   --------     --------    ---------   --------
   Total current liabilities...     222,116      260,611      162,282     72,269
 Note payable to related party,
   long-term...................       9,976           --           --         --
 Notes payable, long-term......          --           --      519,750    488,500
                                   --------     --------    ---------   --------
   Total liabilities...........     232,092      260,611      682,032    560,769
                                   --------     --------    ---------   --------

 Stockholders' equity
   (deficit):
  Common stock, no par value...      25,204       25,204           --         --
  Retained earnings
    (accumulated deficit)......       7,414       (3,788)    (286,660)    (4,873)
                                   --------     --------    ---------   --------
   Total stockholders' equity
     (deficit).................      32,618       21,416     (286,660)    (4,873)
                                   --------     --------    ---------   --------
   Total liabilities and
     stockholders' equity
     (deficit).................    $264,710     $282,027    $ 395,372   $555,896
                                   ========     ========    =========   ========

 Commitment and contingencies
   (Notes 4, 5 and 6)



   The accompanying notes are an integral part of these financial statements.

                                 RAMWORKS, INC.
                            Statements of Operations

                            For the
                          Five Months  For the Year For the Year For the Period
                             Ended        Ended        Ended          from
                          December 31, December 31, December 31, January 1, 2000
                              1997         1998         1999     to May 12, 2000
                          ------------ ------------ ------------ ---------------
Revenue.................   $ 663,361    $1,009,298   $1,514,164    $1,000,525
Cost of revenue.........     208,041       398,959      439,605       252,625
                           ---------    ----------   ----------    ----------
 Gross profit...........     455,320       610,339    1,074,559       747,900
General and
  administrative
  expenses..............     663,640       598,497      710,012       348,915
                           ---------    ----------   ----------    ----------
Income (loss) from
  operations............    (208,320)       11,842      364,547       398,985
                           ---------    ----------   ----------    ----------
Other income (expense)
 Interest expense.......      (2,048)       (4,583)     (42,924)      (18,851)
 Loss on disposal of
   assets...............          --       (13,616)          --            --
 Other..................       2,535        (4,845)         301         1,653
                           ---------    ----------   ----------    ----------
  Total other income
    (expense)...........         487       (23,044)     (42,623)      (17,198)
                           ---------    ----------   ----------    ----------
Net income (loss).......   $(207,833)   $  (11,202)  $  321,924    $  381,787
                           =========    ==========   ==========    ==========


   The accompanying notes are an integral part of these financial statements.

                                 RAMWORKS, INC.
                       Statements of Stockholders' Equity
 For the Five Months Ended December 31, 1997, for the Years Ended December 31,
                                 1998 and 1999
            and for the Period from January 1, 2000 to May 12, 2000

                          Common Stock Shares
                         ---------------------- Common   Retained
                         Authorized Outstanding  Stock   Earnings     Total
                         ---------- ----------- -------  ---------  ---------
Balance at July 31,
  1997..................      250         250   $25,204  $ 215,247  $ 240,451
 Net loss...............       --          --        --   (207,833)  (207,833)
                          -------     -------   -------  ---------  ---------
Balance at December 31,
  1997..................      250         250    25,204      7,414     32,618
400 for 1 stock split...  100,000     100,000        --         --         --
 Net loss...............       --          --        --    (11,202)   (11,202)
                          -------     -------   -------  ---------  ---------
Balance at December 31,
  1998..................  100,000     100,000    25,204     (3,788)    21,416
 Repurchase of common
   stock................       --     (63,000)  (25,204)  (604,796)  (630,000)
 Net income.............       --          --        --    321,924    321,924
                          -------     -------   -------  ---------  ---------
Balance at December 31,
  1999..................  100,000      37,000        --   (286,660)  (286,660)
 Distributions..........       --          --        --   (100,000)  (100,000)
 Net income.............       --          --        --    381,787    381,787
                          -------     -------   -------  ---------  ---------
Balance at May 12,
  2000..................  100,000      37,000   $    --  $  (4,873) $  (4,873)
                          =======     =======   =======  =========  =========


   The accompanying notes are an integral part of these financial statements.

                                 RAMWORKS, INC.
                            Statements of Cash Flows

                             For the
                           Five Months  For the Year For the Year For the Period
                              Ended        Ended        Ended          from
                           December 31, December 31, December 31, January 1, 2000
                               1997         1998         1999     to May 12, 2000
                           ------------ ------------ ------------ ---------------
Cash flows from operating
  activities:
 Net income (loss).......   $(207,833)    $(11,202)   $ 321,924      $ 381,787
 Adjustments to reconcile
   net income (loss) to
   net cash provided by
   (used in) operating
   activities:
  Depreciation and
    amortization.........       9,002       29,621       35,134         13,983
  Loss on disposal of
    assets...............          --       13,616           --             --
  Provision for doubtful
    accounts.............          --           --           --          2,000
  Changes in operating
    assets and
    liabilities:
   Accounts receivable...      65,203      (23,650)    (151,387)       (53,124)
   Prepaid expenses and
     other...............      19,676       (1,548)        (278)        (4,584)
   Accounts payable and
     accrued expenses....      (6,000)      38,803      (33,055)        (6,737)
   Accrued payroll and
     related taxes.......     109,908      (72,104)     (41,880)       (15,893)
   Deferred revenue......          --       53,602      (45,883)        (3,450)
   Profit sharing
     payable.............      81,210      (81,210)          --             --
                            ---------     --------    ---------      ---------
    Net cash provided by
      (used in) operating
      activities.........      71,166      (54,072)      84,575        313,982
                            ---------     --------    ---------      ---------
Cash flows from investing
  activities:
 Purchase of furniture,
   equipment, and
   leasehold
   improvements..........     (38,290)     (43,492)     (36,923)       (10,175)
                            ---------     --------    ---------      ---------
Cash flows from financing
  activities:
 Principal payments on
   notes payable.........     (52,340)     (10,040)     (87,761)       (95,183)
 Borrowings on notes
   payable...............          --       99,468           --             --
 Distributions to
   owners................          --           --           --       (100,000)
                            ---------     --------    ---------      ---------
   Net cash provided by
     (used in) financing
     activities..........     (52,340)      89,428      (87,761)      (195,183)
                            ---------     --------    ---------      ---------
Net increase (decrease)
  in cash and cash
  equivalents............     (19,464)      (8,136)     (40,109)       108,624
Cash and cash
  equivalents, beginning
  of period..............      93,460       73,996       65,860         25,751
                            ---------     --------    ---------      ---------
Cash and cash
  equivalents, end of
  period.................   $  73,996     $ 65,860    $  25,751      $ 134,375
                            =========     ========    =========      =========
Supplemental disclosures
  of cash information:
   Cash paid for
     interest............   $   2,048     $  4,583    $  42,924      $  18,851
                            =========     ========    =========      =========

Supplemental schedule of noncash financing activities:

In 1999, the Company reacquired the shares of a former shareholder through the issuance of a note payable in the amount of $630,000.

   The accompanying notes are an integral part of these financial statements.

                                 RAMWORKS, INC.

                         NOTES TO FINANCIAL STATEMENTS
 For the Five Months Ended December 31, 1997, for the Years Ended December 31,
     1998 and 1999 and for the Period from January 1, 2000 to May 12, 2000

1. Background

   Ramworks, Inc. (the "Company") is a web design company established in 1989. The Company was founded as a graphic design studio and has evolved into a leading web developing enterprise. The Company has a national client base that ranges from Fortune 500 companies to small businesses. The Company creates web-based applications for its clients to stimulate internet traffic and generate transactions. In addition, the Company partners with clients and agencies to build brands on the web and to aid clients in the B2B and B2C migration.

   Effective May 13, 2000, the Company was sold to Modis Professional Services, Inc.

2. Summary of Significant Accounting Policies

Basis of Presentation

   The financial statements reflect the historical position of the Company prior to the sale to Modis Professional Services, Inc.

Cash and Cash Equivalents

   Cash and cash equivalents include deposits in banks and short-term investments with original maturities of 90 days or less when purchased.

Furniture, Equipment and Leasehold Improvements

   Furniture, equipment and leasehold improvements are recorded at cost less accumulated depreciation and amortization. Depreciation of furniture and equipment is computed using the straight-line method over their estimated useful lives, ranging from 5 to 10 years. Amortization of leasehold improvements is computed using the straight-line method over the useful life of the asset ranging from 5 to 39 years or the term of the lease, whichever is shorter.

Income Taxes

   The Company operates under the Treasury Department regulations for a Subchapter S Corporation. The Company's federal income tax liability and certain state income tax liabilities are passed through to the individual shareholders and, accordingly, no provision for these income taxes has been recorded in the accompanying financial statements.

Revenue Recognition

   The Company recognizes revenue at the time services are provided to clients. The Company has recorded deferred revenue for billings made prior to the performance of services.

Pervasiveness of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Although management believes these estimates and assumptions are adequate, actual results may differ from the estimates and assumptions used.

                                 RAMWORKS, INC.

                         NOTES TO FINANCIAL STATEMENTS
 For the Five Months Ended December 31, 1997, for the Years Ended December 31,
   1998 and 1999 and for the Period from January 1, 2000 to May 12, 2000 2000


3. Furniture, Equipment, and Leasehold Improvements

   Furniture, equipment, and leasehold improvements consisted of the following at December 31, 1997, 1998, 1999 and May 12, 2000.

                                        1997      1998      1999      2000
                                      --------  --------  --------  ---------
   Computer equipment................ $103,934  $111,374  $139,856  $ 150,032
   Software..........................   15,019    11,835    18,327     18,327
   Office equipment..................   17,841    18,852    19,597     19,597
   Office furniture..................   25,693    14,497    15,701     15,701
   Leasehold improvements............   13,467    13,467    13,467     13,467
                                      --------  --------  --------  ---------
                                       175,954   170,025   206,948    217,124
   Less accumulated depreciation and
     amoritization...................  (68,205)  (62,021)  (97,155)  (111,139)
                                      --------  --------  --------  ---------
   Furniture, equipment, and
     leasehold improvements, net..... $107,749  $108,004  $109,793  $ 105,985
                                      ========  ========  ========  =========

4.Commitments and Contingencies

Operating Leases

   The Company leases office equipment and office space under non-cancelable operating leases. Total rent expense for the operating leases was approximately $16,000 for the five months ended December 31, 1997 and $39,000 for the year ended December 31, 1998 and $44,000 for the year ended December 31, 1999 and $20,000 for the period from January 1, 2000 to May 12, 2000. The following is a schedule of future minimum lease payments under such leases:

      Year ended December 31:
       2000............................................................. $ 2,000
       2001.............................................................   2,000
       2002.............................................................   2,000
       2003.............................................................   2,000
       2004.............................................................   2,000
                                                                         -------
                                                                         $10,000
                                                                         =======

5. Notes Payable

   Notes payable at December 31, 1998, December 31, 1999 and May 12, 2000:

                                                   1998      1999       2000
                                                 --------  ---------  --------
   Note payable under lines of credit due on
     demand with interest due monthly at 1.5%
     over prime rate............................ $ 90,256  $  68,933  $     --
   Note payable to former shareholder with
     escalating principal payments beginning at
     $5,250 plus interest due monthly at 7%.....       --    582,750   556,500
                                                 --------  ---------  --------
                                                   90,256    651,683   556,500
   Current portion of notes payable.............  (90,256)  (131,933)  (68,000)
                                                 --------  ---------  --------
   Long-term portion of notes payable........... $     --  $ 519,750  $488,500
                                                 ========  =========  ========

                                 RAMWORKS, INC.

 For the Five Months Ended December 31, 1997, for the Years Ended December 31,
     1998 and 1999 and for the Period from January 1, 2000 to May 12, 2000

   The Company had two individual bank operating lines of credit in the amounts of $100,000 and $25,000. Payment of any outstanding balance on the line, plus interest at 1.5% over the prime rate, was due on demand. The line was collateralized by the accounts receivable of the Company. The lines of credit were closed on February 25, 2000.

   On April 4, 1999, a stockholder sold 63,000 shares in the Company in exchange for a promissory note in the amount of $630,000.

   Future maturities of the notes payable are as follows:

      Year ended May 12:
       2001............................................................ $ 68,000
       2002............................................................   93,000
       2003............................................................  104,000
       2004............................................................  159,000
       2005............................................................  132,500
                                                                        --------
                                                                        $556,500
                                                                        ========

   The Company had an uncollateralized note payable to a related party with principal plus interest due monthly at 8%. The final installment of the note was repaid in 1999.

6.Concentration of Credit Risk

   The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and trade accounts receivable. The Company places its cash with what management believes to be high credit quality institutions. At times such investments may be in excess of the FDIC insurance limit. The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its trade accounts receivable credit risk exposure is limited.

   Two customers accounted for approximately 56% and 37% of the Company's total revenues for the five months ended December 31, 1997 and approximately 53% and 27% of the Company's total accounts receivable at December 31, 1997. Four customers accounted for approximately 22%, 14%, 14% and 10% of the Company's total revenues for the year ended December 31, 1998, while three customers accounted for approximately 32%, 30% and 16% of the Company's total accounts receivable at December 31, 1998. Four customers accounted for approximately 25%, 14%, 13% and 11% of the Company's total revenues for the year ended December 31, 1999, while three customers accounted for approximately 32%, 29% and 19% of the Company's total accounts receivable at December 31, 1999. Two customers accounted for approximately 41% and 18% of the Company's total revenues for the period from January 1, 2000 to May 12, 2000, while four customers accounted for approximately 35%, 16%, 13% and 12% of the Company's total accounts receivable at May 12, 2000.

7.Employee Benefit Plan

Profit Sharing Plan

   The Company has a profit sharing plan with a 401(k) feature included in the plan, which covers employees of the Company over age twenty-one with at least twelve consecutive months of employment and 1,000 hours of service. The plan allows eligible employees to contribute a percentage of their compensation with the

                                 RAMWORKS, INC.

 For the Five Months Ended December 31, 1997, for the Years Ended December 31,
     1998 and 1999 and for the Period from January 1, 2000 to May 12, 2000

Company providing a match of 50% of contributions up to 8% of eligible compensation. The Company contributed approximately $3,000 for 1997, $89,000 for 1998, $10,000 for 1999 and $6,000 for the period from January 1, 2000 to May 12, 2000.

8.Fair Value of Financial Instruments

   Carrying amounts of certain of the Company's financial statements including cash, accounts receivable, accounts payable and other accrued liabilities approximate fair value due to their short maturities.

                            INSIDE BACK COVER PAGE

   The upper left corner contains the phrase "Top Clients" in large underlined lettering. Beneath this phrase is the following list of names separated by bullets: Compaq, Lucent, AT&T, Motorola, JC Penney, and KPN Qwest.

   Centered in the middle of the page in large lettering is the phrase "Great e-Business Ideas Demand Great Execution." Centered at the bottom of the page is the logo "idea.com/TM/."

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                       , 2000

                            [IDEA INTEGRATION LOGO]

                               Shares of Common Stock

                             ---------------------

                                   PROSPECTUS

                               ----------------

                               Robertson Stephens
                         Banc of America Securities LLC
                                    SG Cowen
                             Legg Mason Wood Walker
                                  Incorporated
                         The Robinson-Humphrey Company

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution.

   The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Idea Integration in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fees.

SEC Registration fee...................................................  $27,324
NASD fee...............................................................        *
Nasdaq National Market.................................................        *
Printing and engraving.................................................        *
Legal fees and expenses................................................        *
Accounting fees and expenses...........................................        *
Transfer agent and Registrar fees and expenses.........................        *
Miscellaneous expenses.................................................        *
                                                                         -------
                                                                               *
  Total................................................................        *

--------
*To be provided by amendment.

ITEM 14. Indemnification of Directors and Officers.

   Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

   Idea Integration's certificate of incorporation and bylaws provide that indemnification shall be to the fullest extent permitted by the DGCL for all current or former directors or officers of Idea Integration.

   As permitted by the DGCL, the certificate of incorporation provides that directors of Idea Integration shall have no personal liability to Idea Integration or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director's duty of loyalty to Idea Integration or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which a director derived an improper personal benefit.

   Prior to the consummation of this offering, Idea Integration will enter into indemnification agreements with each of its directors and executive officers. The form of indemnity agreement will provide that Idea Integration will indemnify its directors and executive officers for expenses incurred because of their status as a director or executive officer, to the fullest extent permitted by Delaware law.

ITEM 15. Recent Sales of Unregistered Securities.

   Idea Integration has not sold any securities, registered or otherwise, within the past three years, except as set forth below.

   As of      , 2000, Idea Integration has granted to employees options to purchase shares of common stock under the Idea Integration Omnibus Incentive Plan. The grants were exempt from the registration requirement of the Securities Act by virtue of Rule 701 thereunder and Section 4(2) thereof.

ITEM 16. Exhibits and Financial Statement Schedules

   (a) Exhibits

 Exhibit
 Number                               Description
 -------                              -----------
  1.1    Form of Underwriting Agreement

  2.1    Form of Agreement and Plan of Reorganization

  3.1    Form of Amended and Restated Certificate of Incorporation

  3.2    Form of Restated Bylaws

  4.1    Form of Common Stock Certificate

  5.1    Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.

 10.1    Employment Agreement between Idea Integration Corp. and Timothy D.
         Payne

 10.2    Employment Agreement between Idea Integration Corp. and Alan Synder

 10.3    Employment Agreement between Idea Integration Corp. and Robert P.
         Crouch

 10.4    Employment Agreement between Idea Integration Corp. and Pamela R.
         Krulitz

 10.5    Employment Agreement between Idea Integration Corp. and John L.
         Marshall III

 10.6    Form of Services Agreement

 10.8    Registrant's Omnibus Incentive Plan

 10.9    Form of Employee Benefits Agreement

 10.10   Form of Strategic Marketing and Referral Agreement

 10.11   Form of Tax Disaffiliation Agreement

 10.12   Form of Real Estate Matters Agreement

 10.13 Form of Indemnification Agreement between Registrant and each of its Executive Officers and Directors

 21.1    Subsidiaries of Registrant

 Exhibit
 Number                                Description
 -------                               -----------
 23.1    Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included in Exhibit
         5.1)

 23.2    Consent of Pricewaterhouse Coopers LLP

 23.3    Consent of Arthur Andersen LLP

 24.1    Power of Attorney (included in signature page)

 27.1    Financial Data Schedule

 99.1    Consent of Nominee for Director dated August 7, 2000 (Michael L.
         Huyghue)

 99.2    Consent of Nominee for Director dated August 5, 2000 (George J.
         Mitchell)

 99.3    Consent of Nominee for Director dated August 6, 2000 (Jon E. Elias)

   (b) Financial Statement Schedule

   All schedules have been omitted since they are not required or are not applicable or the required information is shown in the financial statements or related notes.

ITEM 17. Undertakings

   The registrant hereby undertakes:

   (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   (b) To provide to the underwriter(s) at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter(s) to permit prompt delivery to each purchaser.

   (c) For purpose of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

   (d) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on this 11th day of August 2000.

                                          Idea Integration Corp.

                                                  /s/  Timothy D. Payne
                                          By: _________________________________
                                                      Timothy D. Payne
                                                Chairman and Chief Executive
                                                          Officer

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Robert P. Crouch and John
L. Marshall III, severally, such person's true and lawful attorneys-in-fact, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this registration statement and to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        /s/ Timothy D. Payne           Chairman and Chief           August 11, 2000
______________________________________  Executive Officer
           Timothy D. Payne             (Principal Executive
                                        Officer)

         /s/ Derek E. Dewan            Vice Chairman of the Board   August 11, 2000
______________________________________
            Derek E. Dewan

        /s/ Robert P. Crouch           Senior Vice President,       August 11, 2000
______________________________________  Chief Financial Officer,
           Robert P. Crouch             and Treasurer (Principal
                                        Financial Officer)

        /s/ Peter J. Tanous            Director                     August 11, 2000
______________________________________
           Peter J. Tanous

        /s/ John R. Kennedy            Director                     August 11, 2000
______________________________________
           John R. Kennedy

         /s/ Dean J. Curtis            Vice President and           August 11, 2000
______________________________________  Corporate Controller
            Dean J. Curtis              (Principal Accounting
                                        Officer)

                               INDEX TO EXHIBITS

 Exhibit
 Number                                Description
 -------                               -----------
  1.1    Form of Underwriting Agreement*

  2.1    Form of Agreement and Plan of Reorganization*

  3.1    Form of Amended and Restated Certificate of Incorporation*

  3.2    Form of Restated Bylaws*

  4.1    Form of Common Stock Certificate*

  5.1    Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.*

 10.1    Employment Agreement between Idea Integration Corp. and Timothy D.
         Payne*

 10.2    Employment Agreement between Idea Integration Corp. and Alan Synder*

 10.3    Employment Agreement between Idea Integration Corp. and Robert P.
         Crouch*

 10.4    Employment Agreement between Idea Integration Corp. and Pamela R.
         Krulitz*

 10.5    Employment Agreement between Idea Integration Corp. and John L.
         Marshall III*

 10.6    Form of Services Agreement*

 10.8    Registrant's Omnibus Incentive Plan*

 10.9    Form of Employee Benefits Agreement*

 10.10   Form of Strategic Marketing and Referral Agreement*

 10.11   Form of Tax Disaffiliation Agreement*

 10.12   Form of Real Estate Matters Agreement*

 10.13 Form of Indemnification Agreement between Registrant and each of its Executive Officers and Directors*

 21.1    Subsidiaries of Registrant*

 23.1    Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included in Exhibit
         5.1)

 23.2    Consent of Pricewaterhouse Coopers LLP

 23.3    Consent of Arthur Andersen LLP

 24.1    Power of Attorney (included in signature page)

 27.1    Financial Data Schedule

 99.1    Consent of Nominee for Director dated August 7, 2000 (Michael L.
         Huyghue)

 99.2    Consent of Nominee for Director dated August 5, 2000 (George J
         Mitchell)

 99.3    Consent of Nominee for Director dated August 6, 2000 (Jon E. Elias)

--------
*To be filed by amendment